UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Materials Pursuant to §240.14a-12

Scientific-Atlanta, Inc.

(Exact Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common stock, par value $0.50, of Scientific-Atlanta, Inc.

(2)	Aggregate number of securities to which transaction applies:

153,935,174 shares of Scientific-Atlanta common stock (as of November 30, 2005) and 21,289,573 shares of Scientific-Atlanta common stock underlying outstanding options to purchase Scientific-Atlanta common stock, of which 13,813,158 shares underlie options with an exercise price of less than $43.00 (as of November 30, 2005).

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee of $771,810.08 was calculated pursuant to Exchange Act Rule 0-11(c) and is equal to $107.00 per million of the aggregate merger consideration of $7,213,178,276. The aggregate merger consideration is calculated as the sum of (a) the product of 153,935,174 shares of Scientific-Atlanta common stock and the merger consideration of $43.00 per share in cash and (b) the product of the 13,813,158 options to purchase shares of Scientific-Atlanta common stock that have an exercise price of less than $43.00 per share and the merger consideration of $43.00 in cash.

(4)	Proposed maximum aggregate value of transaction:

$7,213,178,276

(5)	Total fee paid:

$771,810.08

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Preliminary Copy – Subject to Completion

[DATE]

Dear Scientific-Atlanta Shareholder:

You are cordially invited to attend a special meeting of shareholders of Scientific-Atlanta, Inc. to be held on [DATE] at [TIME] a.m., local time, at The Ritz-Carlton Buckhead, 3434 Peachtree Road, Atlanta, Georgia 30326.

At the special meeting, you will be asked to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of November 18, 2005, by and among Cisco Systems, Inc., Columbus Acquisition Corp., a wholly owned subsidiary of Cisco, and Scientific-Atlanta, Inc. Pursuant to the merger agreement, Columbus Acquisition Corp. will merge with and into Scientific-Atlanta and Scientific-Atlanta will become a wholly owned subsidiary of Cisco. We are also asking that you grant the authority to vote your shares to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of approval of the merger agreement at the time of the special meeting.

If the merger is completed, Scientific-Atlanta shareholders will receive $43.00 in cash, without interest and less any applicable withholding tax, for each share of Scientific-Atlanta common stock owned by them as of the date of the merger.

After careful consideration, our board of directors unanimously determined that the merger agreement and the merger are in the best interests of Scientific-Atlanta and its shareholders. Our board of directors has unanimously adopted the merger agreement. Our board of directors unanimously recommends that you vote “FOR” the approval of the merger agreement at the special meeting.

Our board of directors considered a number of factors in evaluating the transaction and consulted with its legal and financial advisors. Included in the attached proxy statement is the opinion of each of our financial advisors, Credit Suisse First Boston LLC, Evercore Group Inc. and Lehman Brothers Inc., relating to the fairness, from a financial point of view, to the holders of our common stock of the consideration provided for in the merger. The enclosed proxy statement also provides detailed information about the merger agreement and the merger. We encourage you to read this proxy statement carefully, including its annexes.

Your vote is very important, regardless of the number of shares you own. The merger must be approved by the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting. Therefore, if you do not return your proxy card, vote via the Internet or telephone or attend the special meeting and vote in person, it will have the same effect as if you voted “AGAINST” approval of the merger agreement. Only shareholders who owned shares of Scientific-Atlanta common stock at the close of business on [DATE], the record date for the special meeting, will be entitled to vote at the special meeting. To vote your shares, you may use the enclosed proxy card, vote via the Internet or telephone or attend the special meeting and vote in person. On behalf of the board of directors, I urge you to complete, sign, date and return the enclosed proxy card, or vote via the Internet or telephone as soon as possible, even if you currently plan to attend the special meeting.

Thank you for your support of our company. I look forward to seeing you at the special meeting.

Sincerely,

James F. McDonald Chairman of the Board, President and Chief Executive Officer

This proxy statement is dated [DATE], 2006 and is being mailed to shareholders of Scientific-Atlanta on or about [DATE], 2006.

SCIENTIFIC-ATLANTA, INC.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

Date and Time:	[TIME] a.m., [DAY], [DATE]

Place:	The Ritz-Carlton Buckhead
3434 Peachtree Road
Atlanta, Georgia 30326

Items of Business:

1.      Consider and vote upon the approval of the Agreement and Plan of Merger, dated as of November 18, 2005, by and among Cisco Systems, Inc., a California corporation, Columbus Acquisition Corp., a Georgia corporation and wholly owned subsidiary of Cisco, and Scientific-Atlanta, a Georgia corporation, as more fully described in the enclosed proxy statement;

2.      Adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of approval of the merger agreement at the time of the special meeting; and

3. Transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Who May Vote:

You can vote if you were a shareholder of record as of the close of business on [DATE]. Your vote is important. The affirmative vote of the holders of a majority of Scientific-Atlanta’s outstanding common stock entitled to vote at the special meeting is required to approve the merger agreement.

Proxy Voting:

All shareholders are cordially invited to attend the special meeting in person. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy or vote via the Internet or telephone and thus ensure that your shares will be represented at the special meeting if you are unable to attend. If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of approval of the merger agreement and in favor of adjournment or postponement of the special meeting, if necessary or appropriate, to permit solicitations of additional proxies. If you fail to return your proxy card, do not vote via the Internet or by telephone, and do not attend the meeting and vote in person, your shares will effectively be counted as a vote against approval of the merger agreement and will not be counted for purposes of determining whether a quorum is present at the special meeting or for purposes of the vote to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies. If you do attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

Recommendations:

The board of directors unanimously recommends that you vote “FOR” the approval of the merger agreement at the special meeting. The board of directors also recommends that you vote “FOR” the approval of any proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of approval of the merger agreement at the time of the special meeting.

Dissenters’ Rights:

Scientific-Atlanta shareholders who do not vote in favor of approval of the merger agreement and who perfect their dissenters’ rights by complying with all the required procedures under Georgia law will have the right to seek payment for the fair value of their shares if the merger is completed. See “The Merger—Dissenters’ Rights” beginning on page 44 and Annex E to the accompanying proxy statement.

By Order of the Board of Directors, Michael C. Veysey, Corporate Secretary, [DATE].

SCIENTIFIC-ATLANTA, INC.

SPECIAL MEETING OF SHAREHOLDERS

i

Annexes

Annex A — Agreement and Plan of Merger
Annex B — Opinion of Credit Suisse First Boston LLC
Annex C — Opinion of Evercore Group Inc.
Annex D — Opinion of Lehman Brothers Inc.
Annex E — Article 13 of the Georgia Business Corporation Code

QUESTIONS AND ANSWERS ABOUT THE MERGER

The following Q&A is intended to address some commonly asked questions regarding the merger. These questions and answers may not address all questions that may be important to you as a Scientific-Atlanta shareholder. We urge you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement.

Except as otherwise specifically noted in this proxy statement, “we,” “our,” “us” and similar words in this proxy statement refer to Scientific-Atlanta, Inc. In addition, we refer to Scientific-Atlanta, Inc. as “Scientific-Atlanta” and to Cisco Systems, Inc. as “Cisco.”

Q:	Why am I receiving this proxy statement?

A:	Our board of directors is furnishing this proxy statement in connection with the solicitation of proxies to be voted at a special meeting of shareholders, or at any adjournments, postponements or continuations of the special meeting.

Q:	What am I being asked to vote on?

A:	You are being asked to vote to approve a merger agreement that provides for the acquisition of Scientific-Atlanta by Cisco. The proposed acquisition would be accomplished through a merger of Columbus Acquisition Corp., a wholly owned subsidiary of Cisco (which we refer to as “merger sub”), with and into Scientific-Atlanta. As a result of the merger, Scientific-Atlanta will become a wholly-owned subsidiary of Cisco, and Scientific-Atlanta common stock will cease to be listed on the New York Stock Exchange, will not be publicly traded and will be deregistered under the Securities Exchange Act of 1934, as amended.

In addition, you are being asked to grant Scientific-Atlanta management discretionary authority to adjourn or postpone the special meeting. If, for example, we do not receive proxies from shareholders holding a sufficient number of shares to approve the proposed transaction, we could use the additional time to solicit additional proxies in favor of approval of the merger agreement.

Q:	What will I receive in the merger?

A:	As a result of the merger, our shareholders will receive $43.00 in cash, without interest and less any applicable withholding tax, for each share of Scientific-Atlanta common stock they own as of the date of the merger. For example, if you own 100 shares of Scientific-Atlanta common stock, you will receive $4,300.00 in cash, less any applicable withholding tax, in exchange for your 100 shares.

Q:	What do I need to do now?

A:	We urge you to read this proxy statement carefully and consider how the merger affects you. Then mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible, or vote via the Internet or telephone, so that your shares can be voted at the special meeting of our shareholders. Please do not send your stock certificates with your proxy card.

Q:	How does Scientific-Atlanta’s board recommend that I vote?

A:	At a meeting held on November 17, 2005, Scientific-Atlanta’s board of directors unanimously adopted the merger agreement and determined that the merger agreement and the merger are in the best interests of Scientific-Atlanta and its shareholders. Our board of directors unanimously recommends that you vote “FOR” the approval of the merger agreement and “FOR” the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of the approval of the merger agreement at the time of the special meeting.

Q:	Do any of Scientific-Atlanta’s directors or officers have interests in the merger that may differ from those of Scientific-Atlanta shareholders?

A:	Yes. Cisco has entered into employment agreements with each of Scientific-Atlanta’s executive officers, effective upon completion of the merger, which provide that each executive officer will be employed by Cisco for a period of at least one or two years following completion of the merger. The employment agreements provide for a grant of options to purchase Cisco stock, restricted common shares of Cisco and certain other payments and benefits. See “The Merger—Interests of Scientific-Atlanta Executive Officers and Directors in the Merger” beginning on page 34 for a description of these agreements as well as a description of other rights of our directors and executive officers that come into effect in connection with the merger.

Q:	What factors did the Scientific-Atlanta board of directors consider in making its recommendation?

A:	In making its recommendation, our board of directors took into account, among other things, the $43.00 per share cash consideration to be received by holders of our common stock in the merger not only in relation to the current market price of our common stock but also in relation to the current value of Scientific-Atlanta and our board of directors’ estimate of the future value of Scientific-Atlanta as an independent entity, the social and economic effects on employees, customers, suppliers, and other constituencies and the communities in which we operate, the desirability of maintaining Scientific-Atlanta’s independence from its competitors, the timing of the proposed merger, the business, competitive position, strategy and prospects of Scientific-Atlanta, the written opinions of our financial advisors, and the terms and conditions of the merger agreement, including our ability to furnish information to, and conduct negotiations with, a third party should we receive a superior offer.

Q:	What vote is required to approve the merger agreement?

A:	Approval of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting.

As of [DATE], the record date for determining who is entitled to vote at the special meeting, there were [•] shares of Scientific-Atlanta common stock issued and outstanding. In connection with the execution of the merger agreement, each of the members of our board of directors and sixteen of our senior officers, including each of our executive officers, has agreed to vote the shares of Scientific-Atlanta’s common stock over which he or she exercises voting control for the approval of the merger agreement.

Q:	Where and when is the special meeting of shareholders?

A:	The Scientific-Atlanta special meeting will be held on [DATE] at [TIME] a.m., local time, at The Ritz-Carlton Buckhead, 3434 Peachtree Road, Atlanta, Georgia 30326.

Q:	Who is entitled to vote at the special meeting?

A:	Only shareholders of record as of the close of business on [DATE] are entitled to receive notice of the special meeting and to vote the shares of our common stock that they held at that time at the special meeting, or at any adjournments or postponements of the special meeting.

Q:	May I vote in person?

A:

Yes. If your shares are not held in “street name” through a broker or bank you may attend the special meeting and vote your shares in person, rather than signing and returning your proxy card or voting via the Internet or telephone. If your shares are held in “street name,” you must get a proxy from your broker or bank in order to attend the special meeting and vote in person. Even if you plan to attend the special meeting in person, we urge you to complete, sign, date and return the enclosed proxy or vote via the Internet or telephone to ensure that your shares will be represented at the special meeting.

Q:	May I vote via the Internet or telephone?

A:	If your shares are registered in your name, you may vote by returning a signed proxy card or voting in person at the special meeting. Additionally, you may submit a proxy authorizing the voting of your shares over the Internet at [WEBSITE] or telephonically by calling [PHONE NUMBER]. Proxies submitted over the Internet or by telephone must be received by 11:59 p.m. on [DATE]. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy over the Internet or telephone.

If your shares are held in “street name” through a broker or bank, you may vote by completing and returning the voting form provided by your broker or bank, or by the Internet or telephone through your broker or bank if such a service is provided. To vote via the Internet or telephone through your broker or bank, you should follow the instructions on the voting form provided by your broker or bank.

Q:	What happens if I do not return my proxy card, vote via the Internet or telephone or attend the special meeting and vote in person?

A:	The approval of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting. Therefore, if you do not return your proxy card, vote via the Internet or telephone or attend the special meeting and vote in person, it will have the same effect as if you voted “AGAINST” approval of the merger agreement. For the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies, abstentions will have no effect on the outcome.

Q:	May I change my vote after I have mailed my signed proxy card?

A:	Yes. You may change your vote at any time before your proxy card is voted at the special meeting. You can do this in one of three ways.

•	First, you can deliver to the Secretary of Scientific-Atlanta a written notice bearing a date later than the proxy you delivered to Scientific-Atlanta stating that you would like to revoke your proxy, provided the notice is received by 11:59 p.m. on [DATE].

•	Second, you can complete, execute and deliver to the Secretary of Scientific-Atlanta a new, later-dated proxy card for the same shares. If you submitted the proxy you are seeking to revoke via the Internet or telephone, you may submit this later-dated new proxy using the same method of transmission (Internet or telephone) as the proxy being revoked, provided the new proxy is received by 11:59 p.m. on [DATE].

•	Third, you can attend the meeting and vote in person. Your attendance at the special meeting alone will not revoke your proxy.

Any written notice of revocation or subsequent proxy should be delivered to Scientific-Atlanta at 5030 Sugarloaf Parkway, Lawrenceville, Georgia, 30044, Attention: Secretary, or hand-delivered to our Secretary at or before the taking of the vote at the special meeting.

If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:	Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares following the procedure provided by your broker. Without instructions, your shares will not be voted, which will have the same effect as if you voted against approval of the merger agreement.

v

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return (or vote via the Internet or telephone with respect to) each proxy card and voting instruction card that you receive.

Q:	What happens if I sell my shares of Scientific-Atlanta common stock before the special meeting?

A:	The record date for the special meeting is earlier than the date of the special meeting and the date the merger is expected to be completed. If you transfer your shares of Scientific-Atlanta common stock after the record date but before the special meeting, you will retain your right to vote at the special meeting, but will transfer the right to receive the merger consideration.

Q:	Will the merger be taxable to me?

A:	Yes. The receipt of cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. Generally, for U.S. federal income tax purposes, a shareholder will recognize gain or loss equal to the difference between the amount of cash received by the shareholder in the merger and the shareholder’s adjusted tax basis in the shares of Scientific-Atlanta common stock converted into cash in the merger. Because individual circumstances may differ, we recommend that you consult your own tax advisor to determine the particular tax effects to you. See “The Merger—Material United States Federal Income Tax Consequences of the Merger” beginning on page 47.

Q:	What will the holders of Scientific-Atlanta stock options receive in the merger?

A:	Upon shareholder approval of the merger agreement, the vesting of stock options outstanding as of the date of the merger agreement will automatically accelerate (other than certain outstanding options held by directors and executive officers, whose vesting will accelerate upon the closing of the merger) so that each such stock option will become fully exercisable. All stock options not exercised prior to the effective time of the merger (whether or not then vested), will be assumed by Cisco, and will be converted into options to purchase shares of Cisco common stock pursuant to a formula more fully described in this proxy statement at “The Merger—Effect on Awards Outstanding Under Scientific-Atlanta’s Stock Plans” beginning on page 47.

Q:	What regulatory approvals and filings are needed to complete the merger?

A:	In addition to compliance with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the HSR Act, the merger is subject to the approval of certain foreign regulatory agencies under applicable antitrust and competition laws. See “The Merger—Regulatory Matters” beginning on page 49.

Q:	When do you expect the merger to be completed?

A:	We are working toward completing the merger as quickly as possible and currently expect to consummate the merger in the first quarter of calendar 2006. In addition to obtaining shareholder approval, we must satisfy all other closing conditions, including the receipt of regulatory approvals.

Q:	What rights do I have if I oppose the merger?

A:	Scientific-Atlanta’s shareholders are entitled to exercise dissenters’ rights in connection with the merger. If you do not vote in favor of the merger and it is completed, you may dissent and seek payment of the fair value of your shares under Georgia law. To do so, however, you must comply with all of the required procedures under Georgia law. See “The Merger—Dissenters’ Rights” beginning on page 44.

Q:	Should I send in my stock certificates now?

A:	No. After the merger is completed, you will receive written instructions for exchanging your shares of our common stock for the merger consideration of $43.00 in cash, without interest and less any applicable withholding tax, for each share of our common stock you hold.

Q:	Who can help answer my questions?

A:	If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger, including the procedures for voting your shares, you should contact:

Scientific-Atlanta, Inc.

Attn: Investor Relations

5030 Sugarloaf Parkway

Lawrenceville, Georgia 30044

Telephone: (770) 236-5000

or

Morrow & Co., Inc.

470 West Avenue, 3rd Floor

Stamford, CT 06902

Banks and Brokers Please Call: (203) 658-9400

Shareholders Please Call: (800) 607-0088

Neither the Securities and Exchange Commission, or the SEC, nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosures in this proxy statement. Any representation to the contrary is a criminal offense.

SUMMARY TERM SHEET

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement. See “Where You Can Find More Information” on page 64. The merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement, the legal document that governs the merger.

The Companies (page 15)

Scientific-Atlanta, Inc.

5030 Sugarloaf Parkway

Lawrenceville, Georgia, 30044

Telephone: (770) 236-5000

Established as a Georgia corporation in 1951, Scientific-Atlanta, Inc. has evolved from a manufacturer of electronic test equipment for antennas and electronics to one of the leading providers of end-to-end networks used by content originators and broadband service providers. We are a leading supplier of digital content distribution systems, transmission networks for broadband access to the home, digital interactive set-tops and subscriber systems designed for video, high-speed Internet and voice over IP (VoIP) networks, and worldwide customer service and support.

Cisco Systems, Inc.

170 West Tasman Drive

San Jose, California 95134

Telephone: (408) 526-4000

Incorporated in California in 1984, Cisco Systems, Inc. manufactures and sells networking and communications products and provides services associated with that equipment and its use. Cisco’s products are installed at corporations, public institutions, telecommunication companies, and commercial businesses and are also found in personal residences. It provides a broad line of products for transporting data, voice, and video within buildings, across campuses, and around the world.

Columbus Acquisition Corp.

170 West Tasman Drive

San Jose, California 95134

Telephone: (408) 526-4000

Incorporated on November 10, 2005, Columbus Acquisition Corp., a Georgia corporation and a wholly owned subsidiary of Cisco, was organized solely for the purpose of entering into the merger agreement with Scientific-Atlanta and completing the merger. Columbus Acquisition Corp. has not conducted any business operations.

Merger Consideration (page 46)

If the merger is completed, you will receive $43.00 in cash, without interest and less any applicable withholding tax, in exchange for each share of Scientific-Atlanta common stock that you own and for which you have not properly exercised dissenters’ rights.

After the merger is completed, you will have the right to receive the merger consideration, but you will no longer have any rights as a Scientific-Atlanta shareholder and will have no rights as a Cisco shareholder as a result of the merger. Scientific-Atlanta shareholders will receive the merger consideration after exchanging their

Scientific-Atlanta certificates in accordance with the instructions contained in the letter of transmittal to be sent to our shareholders shortly after closing of the merger.

Treatment of Options Outstanding Under Our Stock Plans (page 51)

Upon shareholder approval of the merger agreement, the vesting of stock options outstanding as of the date of the merger agreement will automatically accelerate (other than certain outstanding options held by directors and executive officers, whose vesting will accelerate upon the closing of the merger) so that each such stock option will become fully exercisable. At the effective time of the merger, each option that is unexpired, unexercised and outstanding immediately prior to the effective time, whether vested or unvested, will be assumed by Cisco and converted into an option to purchase Cisco common stock. Each such assumed option will be exercisable for that whole number of shares of Cisco common stock equal to the number of shares of Scientific-Atlanta common stock subject to such option immediately prior to the merger multiplied by the option exchange ratio (which is $43.00 divided by an average of certain sales prices for a share of Cisco common stock on the Nasdaq Stock Market over a ten-day trading period prior to the closing), and the per share exercise price of the assumed option will be determined by dividing the per share exercise price applicable to the Scientific-Atlanta option immediately prior to the merger by the option exchange ratio.

Market Prices and Dividend Data (page 11)

Our common stock is quoted on The New York Stock Exchange under the symbol “SFA.” On October 27, 2005, the last full trading day before rumors of a potential sale of Scientific-Atlanta first appeared in an Atlanta business journal, the closing price for our common stock was $33.62 per share. On November 17, 2005, the last full trading day before the public announcement of the merger, the closing price for our common stock was $41.45 per share and on [DATE], the latest practicable trading day before the printing of this proxy statement, the closing price for our common stock was $[•] per share.

Material United States Federal Income Tax Consequences of the Merger (page 47)

The exchange of shares of our common stock for the $43.00 per share cash merger consideration will be a taxable transaction to our shareholders for United States federal income tax purposes.

Tax matters can be complicated, and the tax consequences of the merger to you will depend on the facts of your own situation. We strongly recommend that you consult your own tax advisor to fully understand the tax consequences of the merger to you.

Reasons for the Merger and Recommendation of Scientific-Atlanta’s Board of Directors (page 20)

Our board of directors unanimously recommends that you vote “FOR” approval of the merger agreement and “FOR” the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies. At a special meeting of our board of directors on November 17, 2005, after careful consideration, including consultation with financial and legal advisors, our board of directors unanimously determined that the merger agreement and the merger are in the best interests of Scientific-Atlanta and its shareholders and unanimously adopted the merger agreement. In the course of reaching its decision, our board of directors consulted with our senior management, financial advisors and legal counsel, reviewed a significant amount of information and considered a number of factors, including, among others, the following:

•	the business, competitive position, strategy and prospects of Scientific-Atlanta, the competitive position of current and likely competitors in the industry in which we compete, and current industry, economic and market conditions;

•	the timing of the merger and the risk that if we do not accept Cisco’s offer now, we may not have another opportunity to do so;

•	the $43.00 per share in cash to be paid as merger consideration in relation to the current market price of Scientific-Atlanta shares and also in relation to the current value of Scientific-Atlanta and our board of directors’ estimate of the future value of Scientific-Atlanta as an independent entity and, specifically, the fact that the $43.00 per share in cash to be paid as merger consideration represents approximately (1) a 28% premium over the closing price of our common stock on October 27, 2005, before rumors of a sale began to appear in a number of publications, and (2) a 40% premium to our enterprise value (market capitalization minus cash) on October 27, 2005;

•	the respective financial analyses presented by representatives of each of Credit Suisse First Boston LLC, Evercore Group Inc., and Lehman Brothers Inc., as well as the respective opinion of each of Credit Suisse First Boston, Evercore and Lehman Brothers to the effect that, as of November 17, 2005, and based upon and subject to the respective factors, assumptions and limitations set forth in each respective opinion, the $43.00 per share in cash consideration to be received by the holders of our common stock pursuant to the merger agreement is fair, from a financial point of view, to such shareholders;

•	the value of the consideration to be received by Scientific-Atlanta shareholders and the fact that the consideration would be paid in cash, which provides certainty and immediate value to our shareholders;

•	the fact that the merger is not subject to any financing condition;

•	the possible alternatives to the merger (including the possibility of continuing to operate Scientific-Atlanta as an independent entity and the desirability and perceived risks of that alternative), the range of potential benefits to our shareholders of the possible alternatives and the timing and the likelihood of accomplishing the goals of such alternatives, and our board of directors’ assessment that none of such alternatives were reasonably likely to present superior opportunities for Scientific-Atlanta or to create greater value for our shareholders, taking into account risks of execution as well as business, competitive, industry and market risks, than the merger;

•	the social and economic effects of the merger on employees, customers, suppliers and other constituencies of Scientific-Atlanta and its subsidiaries and on the communities in which we operate or are located;

•	the desirability of maintaining independence from any other entity which is a competitor of Scientific-Atlanta;

•	the fact that under the terms of the merger agreement, we can furnish information to and negotiate with a third party in response to an unsolicited bona fide acquisition proposal reasonably likely to lead to a superior offer and accept a superior offer should one be made and not matched by Cisco; and

•	the likelihood that the proposed acquisition would be completed, in light of the financial capabilities and reputation of Cisco.

In the course of its deliberations, our board of directors also considered a variety of risks and other potentially negative factors, including the following:

•	the fact that we will no longer exist as an independent public company and our shareholders will forgo any future increase in our value that might result from our earnings or possible growth as an independent company;

•	the risks and contingencies related to the announcement and pendency of the merger, including the impact of the merger on our employees, customers and our relationships with third parties;

•	the conditions to Cisco’s obligation to complete the merger and the right of Cisco to terminate the merger agreement in certain circumstances;

•	the risk that the merger might not receive necessary regulatory approvals and clearances necessary to complete the merger;

•	the fact that under the terms of the merger agreement, we cannot solicit other acquisition proposals and must pay to Cisco a termination fee of $170 million if the merger agreement is terminated under certain circumstances;

•	the fact that the income realized by shareholders as a result of the merger generally will be taxable to our shareholders;

•	the interests that our directors and executive officers may have with respect to the merger, in addition to their interests as shareholders of Scientific-Atlanta generally, as described in “The Merger—Interests of Scientific-Atlanta’s Executive Officers and Directors in the Merger;” and

•	the fact that, pursuant to the merger agreement, we must generally conduct our business in the ordinary course and we are subject to a variety of other restrictions on the conduct of our business prior to closing of the merger or termination of the merger agreement, any of which may delay or prevent us from pursuing business opportunities that may arise or delay or preclude us from taking actions that would be advisable if we were to remain an independent public company.

Our board of directors did not assign any particular weight or rank to any of the positive or potentially negative factors or risks discussed in this section, and our board of directors carefully considered all of these factors as a whole in reaching its determination and recommendation.

Opinions of Our Financial Advisors (page 23)

In connection with the merger, each of Credit Suisse First Boston, Evercore and Lehman Brothers delivered a written opinion to Scientific-Atlanta’s board of directors to the effect that, as of November 17, 2005, and based upon and subject to the respective factors, assumptions and limitations set forth in each respective opinion, the merger consideration to be received by the holders of the outstanding shares of Scientific-Atlanta common stock pursuant to the merger agreement is fair, from a financial point of view, to those holders.

The full text of the written opinions of each of Credit Suisse First Boston, Evercore and Lehman Brothers, each of which is dated November 17, 2005 and sets forth the respective assumptions made, procedures followed, matters considered, and limitations on the review undertaken in connection with such opinion, are attached as Annexes B, C and D, respectively. We encourage you to read each of these opinions carefully in their entirety. Each of Credit Suisse First Boston, Evercore and Lehman Brothers provided its opinion for the information and assistance of Scientific-Atlanta’s board of directors in connection with its consideration of the merger. Each of Credit Suisse First Boston’s, Evercore’s and Lehman Brothers’ opinion is directed to the Scientific-Atlanta board of directors and does not constitute a recommendation as to how any holder of Scientific-Atlanta common stock should vote with respect to the merger.

The Special Meeting of Scientific-Atlanta’s Shareholders (page 12)

Date, Time and Place. A special meeting of our shareholders will be held on [DAY], [DATE], at The Ritz-Carlton Buckhead, 3434 Peachtree Road, Atlanta, Georgia 30326, at [TIME] a.m., local time, to:

•	consider and vote upon the approval of the merger agreement,

•	adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of approval of the merger agreement at the time of the special meeting, and

•	transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Record Date and Voting Power. You are entitled to vote at the special meeting if you owned shares of our common stock at the close of business on [DATE], the record date for the special meeting. You will have one vote at the special meeting for each share of our common stock you owned at the close of business on the record date. There are [•] shares of our common stock entitled to be voted at the special meeting.

Required Vote. The approval of the merger agreement requires the affirmative vote of a majority of the shares of our common stock outstanding at the close of business on the record date. Approval of any proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of at least a majority of the votes cast by holders of our common stock present, in person or represented by proxy, at the special meeting, provided a quorum is present, in person or represented by proxy, at the special meeting.

Interests of Scientific-Atlanta’s Executive Officers and Directors in the Merger (page 34)

When considering the recommendation of Scientific-Atlanta’s board of directors, you should be aware that the members of Scientific-Atlanta’s board of directors and Scientific-Atlanta’s executive officers have interests in the merger other than their interests as Scientific-Atlanta shareholders generally, including those described below. These interests may be different from, or in conflict with, your interests as Scientific-Atlanta shareholders. The members of our board of directors were aware of these additional interests, and considered them, when they adopted the merger agreement.

•	Pursuant to employment agreements between Cisco and each of our executive officers, each of our executive officers will become an employee of Cisco following the effective time of the merger. Each employment agreement generally requires the executive officer to remain employed for a period of at least two years (at least one year in the case of three executive officers). Each executive officer initially will receive the same annual base salary he was receiving from us prior to the merger. Upon completion of the merger, each executive officer will receive his annual target bonus under his annual incentive plan with us and will receive any cash payments due to him under his Long Term Incentive Plan Award Agreements with us.

•	Under the terms of their existing award agreements, all outstanding stock options to purchase our common stock held by executive officers shall become fully vested and exercisable upon shareholder approval of the merger agreement. Under the terms of the new employment agreements, each executive officer has agreed that accelerated vesting and exercisability will instead occur only upon completion of the merger, rather than upon shareholder approval of the merger.

•	Upon a termination of employment for any reason under the employment agreements, each executive officer will be entitled to receive his annual base salary earned through the date of termination and the value of any unused paid time off earned through that date. The employment agreements also provide for certain payments and benefits if the executive officer’s employment is terminated by Cisco without “cause” or if the executive officer’s employment is terminated by the executive officer with “good reason” within a certain period following the closing of the merger.

•	Following completion of the merger, each executive officer will be granted a stock option to purchase 75,000 shares of Cisco common stock at a purchase price equal to the fair market value of the underlying shares on the date of the grant. Following completion of the merger, each executive officer (except one) will be awarded a certain number of shares of restricted Cisco common stock having an aggregate value equal to two times the sum of that executive officer’s expected annual salary and target bonus.

•

Each of our executive officers has also executed a Non-Competition Agreement which provides that for a period of two years following completion of the merger, each executive officer will be subject to a restrictive covenant that generally prohibits him from engaging in any business related to broadband distribution or video distribution anywhere in the world.

Voting Agreements (page 60)

In connection with the merger agreement, each of the members of our board of directors and sixteen of our senior officers has agreed to vote the shares of Scientific-Atlanta’s common stock over which he or she exercises voting control for the approval of the merger agreement. See “The Voting Agreements.”

Conditions to the Closing of the Merger (page 55)

Each party’s obligation to effect the merger is subject to the satisfaction or waiver of various conditions, which include the following:

Cisco and we are obligated to effect the merger only if the following conditions are satisfied or waived:

•	the merger agreement is approved by our shareholders at the special meeting;

•	no court or other governmental order is issued preventing the closing of the merger and no order is in effect which makes the closing of the merger illegal; and

•	the waiting periods required under the HSR Act and the antitrust laws of the European Commission have terminated or expired.

Cisco will not be obligated to effect the merger unless the following conditions are satisfied or waived:

•	our representations and warranties made pursuant to the merger agreement are true and correct as of signing and closing, except in certain cases where the failure of such representations and warranties to be true and correct do not have, and would not reasonably be expected to have, a material adverse effect on Scientific-Atlanta;

•	we have performed in all material respects all obligations required to be performed by us under the merger agreement at or prior to the closing of the merger;

•	there is no pending action challenging the transaction or seeking to limit or prohibit Cisco’s ownership of us or that would have a material adverse effect on us or Cisco, no injunction, order or judgment having any such effect is in place and no governmental entity has notified us or Cisco of its intent to challenge the merger;

•	any other governmental approval, waiver or consent necessary for the closing of the merger, including under applicable foreign antitrust laws, has been obtained or terminated or has expired in any jurisdiction where failure to obtain such approval, waiver or consent would, in Cisco’s judgment, impair our or Cisco’s business;

•	we have not suffered a material adverse effect since the date of the merger agreement; and

•	our principal executive officer and principal financial officer shall not have failed to provide the certifications required under Sections 302 and 906 of the Sarbanes-Oxley Act.

We will not be obligated to effect the merger unless the following conditions are satisfied or waived:

•	Cisco’s representations and warranties made pursuant to the merger agreement are true and correct as of signing and closing, except in certain cases where the failure of such representations and warranties to be true and correct does not have, and would not reasonably be expected to have, a material adverse effect on Cisco; and

•	each of Cisco and merger sub has performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing date of the merger.

Limitation on Considering Other Acquisition Proposals (page 54)

We have agreed that we will not, and will not permit any of our subsidiaries to, nor will we authorize any person or permit any of our or our subsidiaries’ directors, officers or employees or any of our or their investment bankers, attorneys, accountants or other advisors or representatives to, directly or indirectly:

•	solicit, initiate, encourage or induce any acquisition proposal or the making of any inquiry or proposal that could reasonably be expected to lead to an acquisition proposal;

•	enter into, continue or otherwise participate in any communications or negotiations regarding, or furnish to any person any information with respect to any acquisition proposal;

•	agree to accept, approve or recommend any acquisition proposal;

•	enter into any letter of intent or any other contract relating to any acquisition proposal;

•	submit any acquisition proposal to the vote of our shareholders;

•	withhold or modify, in a manner adverse to Cisco, the approval of our board of directors of the merger agreement; or

•	grant any waiver or release under any agreement with respect to us or our subsidiaries or any class of our equity securities, or redeem any rights under our rights agreement in a manner that facilitates an acquisition proposal or that would interfere with the consummation of the merger.

At any time prior to obtaining the shareholder approval, our board of directors may nevertheless in response to an unsolicited bona fide written acquisition proposal following the date of the merger agreement that is not otherwise obtained in violation of the restrictions set forth in the immediately preceding bullet points and that our board of directors determines in good faith is or is reasonably likely to become an offer that is superior to the merger:

•	enter into discussions with the person making the acquisition proposal; and

•	furnish to the person making the acquisition proposal information with respect to us and our subsidiaries pursuant to a confidentiality agreement.

Subject to the satisfaction of certain conditions, our board may withdraw or modify its recommendation to our shareholders for approval of the merger agreement. In the event that our board withdraws or modifies its recommendation in a manner adverse to Cisco and the merger agreement is terminated, we may be required to pay a termination fee of $170 million to Cisco.

Termination of the Merger Agreement (page 56)

Cisco and we can terminate the merger agreement under certain circumstances, including:

•	by mutual written consent;

•	by either Cisco or us, if the merger has not been completed by May 30, 2006, with such date to be extended to October 31, 2006, if certain required regulatory approvals are not received or other certain orders are in effect or governmental actions pending, but all other conditions have been satisfied;

•	by either Cisco or us, if any governmental restraint prohibiting the merger is in effect and has become final and nonappealable;

•	by either Cisco or us, if our shareholders do not approve the merger agreement at the special meeting and, in our case, the failure to obtain shareholder approval is not the result of our violation of the merger agreement;

•	by either Cisco or us, if the other party is in uncured material breach of the merger agreement, or by Cisco, if there has been a material adverse effect on us;

•	by us if, prior to the receipt of our shareholder approval, our board of directors authorizes us to accept a definitive agreement providing for a bona fide superior offer and Cisco does not respond with a matching offer within four business days, and we pay to Cisco a termination fee of $170 million; or

•	by Cisco if, prior to the receipt of our shareholder approval, our board of directors:

•	withdraws or modifies in a manner adverse to Cisco its recommendation in favor of the approval of the merger agreement to our shareholders;

•	fails to include such recommendation in this proxy statement;

•	fails to publicly reaffirm such recommendation within ten business days of a request from Cisco to do so;

•	approves or recommends any other acquisition proposal to our shareholders;

•	enters into a letter of intent or other agreement accepting any other acquisition proposal; or

•	fails to make a statement recommending the rejection of a tender or exchange offer for our common stock.

Termination Fees and Expenses (page 57)

The merger agreement provides that regardless of whether the merger is consummated, all fees and expenses incurred by the parties in connection with the merger will be borne by the party incurring such fees and expenses.

The merger agreement requires, however, that we pay Cisco a termination fee of $170 million if:

•	Cisco terminates the merger agreement prior to obtaining our shareholder approval of the merger agreement after our board of directors:

•	changes its recommendation to shareholders to approve the merger agreement;

•	fails to include such recommendation in this proxy statement;

•	fails to reaffirm publicly such recommendation within ten business days of a request from Cisco for such a reaffirmation;

•	approves or recommends any other acquisition proposal to our shareholders;

•	enters into a letter of intent or other agreement with respect to any other acquisition proposal; or

•	fails to make a statement recommending the rejection of a tender or exchange offer for our common stock;

•	We terminate the merger agreement after our board of directors authorizes us to accept a definitive agreement providing for a bona fide superior offer and Cisco does not respond with a matching offer within four business days; or

•	Cisco or we terminate the merger agreement due to our shareholders not approving the merger, and an alternative acquisition proposal was made and not withdrawn by a person prior to such termination, and we enter into an alternative acquisition transaction within twelve months of the termination.

Regulatory Matters (page 49)

The HSR Act prohibits us from completing the merger until we have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and the required waiting period has expired or been terminated. The merger is also subject to review by the governmental authorities of various other jurisdictions under the antitrust laws of those jurisdictions. We have filed or will file the appropriate notifications in each such jurisdiction and are pursuing the approval of the transaction.

Dissenters’ Rights (page 44)

Under Georgia law, you are entitled to dissenters’ rights in connection with the merger.

If you do not vote in favor of the merger agreement and instead follow the appropriate procedures for demanding and perfecting dissenters’ rights, you will receive a cash payment for the “fair value” of your shares of our common stock instead of the $43.00 per share merger consideration to be received by our shareholders in connection with the merger. This value could be more than, less than or the same as the merger consideration for our common stock.

Generally, in order to exercise dissenters’ rights, among other things, you must:

•	send a written notice of your intent to dissent in compliance with Georgia law before the vote on the merger; and

•	not vote in favor of the merger.

Merely voting against the merger will not preserve your dissenters’ rights. In order to preserve your dissenters’ rights, you must take all the steps provided under Georgia law within the appropriate time periods. Failure to take all of the steps required under Georgia law within the appropriate time periods may result in the loss of your dissenters’ rights. The relevant section of Georgia law regarding dissenters’ rights is reproduced and attached as Annex E to this proxy statement. We encourage you to read these provisions carefully and in their entirety.

IF YOU VOTE FOR THE MERGER, YOU WILL WAIVE YOUR DISSENTERS’ RIGHTS UNDER GEORGIA LAW.

Legal Proceedings Regarding the Merger

On November 22, 2005, we were named a defendant in a purported shareholder class action complaint, captioned Fadem v. Scientific-Atlanta, Inc. et al., filed in the Superior Court of Fulton County of the State of Georgia. On December 1, 2005, the Fadem complaint was amended to add the Plumbers and Pipefitters Local 572 Pension Fund as a plaintiff. On November 23, 2005, we were named a defendant in a second purported shareholder class action complaint, captioned Barone v. Scientific-Atlanta, Inc. et al., filed in the Superior Court of Fulton County of the State of Georgia. Each of the complaints generally alleges that our directors and officers breached fiduciary duties owed to our shareholders in connection with the merger. We believe that the claims are without merit.

FORWARD-LOOKING INFORMATION

This proxy statement contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on our current expectations, assumptions, beliefs, estimates and projections about our company and our industry. The forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “should” and similar expressions. Factors that may affect those forward-looking statements include, among other things:

•	the risk that the merger may not be consummated in a timely manner if at all,

•	the risk that the merger agreement may be terminated in circumstances which require us to pay Cisco a termination fee of $170 million,

•	risks regarding a loss of or substantial decrease in purchases by our major customers,

•	risks related to diverting management’s attention from ongoing business operations,

•	risks regarding employee retention, and

•	other risks detailed in our current filings with the Securities and Exchange Commission, including our most recent filings on Form 10-K or Form 10-Q, which discuss these and other important risk factors concerning our operations.

We caution you that reliance on any forward-looking statement involves risks and uncertainties, and that although we believe that the assumptions on which our forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and, as a result, the forward-looking statements based on those assumptions could be incorrect. In light of these and other uncertainties, you should not conclude that we will necessarily achieve any plans and objectives or projected financial results referred to in any of the forward-looking statements. We do not undertake to release the results of any revisions of these forward-looking statements to reflect future events or circumstances.

MARKET PRICES AND DIVIDEND DATA

Our common stock is included on the New York Stock Exchange under the symbol “SFA.” This table shows, for the periods indicated, the range of intraday high and low per share sales prices for our common stock as reported on the New York Stock Exchange.

	Fiscal Quarters
	First	Second	Third	Fourth
Fiscal Year 2006 (through December 2, 2005)
High	$39.87	$42.53	N/A	N/A
Low	$33.10	$32.90	N/A	N/A

Fiscal Year 2005
High	$32.63	$33.42	$33.50	$35.59
Low	$24.61	$26.07	$27.33	$26.73

Fiscal Year 2004
High	$37.14	$37.45	$38.50	$36.50
Low	$23.05	$25.85	$28.60	$30.50

The following table sets forth the closing price per share of our common stock, as reported on the New York Stock Exchange on October 27, 2005, the last full trading day before rumors of a potential sale of Scientific-Atlanta first appeared in an Atlanta business journal, on November 17, 2005, the last full trading day before the public announcement of the merger, and on [DATE], the latest practicable trading day before the printing of this proxy statement:

	Common Stock Closing Price
October 27, 2005		$33.62
November 17, 2005		$41.45
[•]	$	[	•]

Following the merger there will be no further market for our common stock and our stock will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act.

In 1976, Scientific-Atlanta commenced payment of quarterly cash dividends. To date during fiscal year 2006, and during fiscal years 2005 and 2004, Scientific-Atlanta paid a quarterly cash dividend on its common stock of $0.01 per share. On November 3, 2005, our board of directors declared a quarterly cash dividend on our common stock of $0.01 for each share, payable December 14, 2005, to shareholders of record at the close of business on November 28, 2005.

THE SPECIAL MEETING

The enclosed proxy is solicited on behalf of the board of directors of Scientific-Atlanta for use at the special meeting of shareholders or at any adjournment or postponement thereof.

Date, Time and Place

We will hold the special meeting at The Ritz-Carlton Buckhead, 3434 Peachtree Road, Atlanta Georgia 30326, at [TIME] a.m., local time, on [DAY], [DATE].

Purpose of the Special Meeting

At the special meeting, we will ask the shareholders of our common stock to approve the merger agreement, and, if there are not sufficient votes in favor of the approval of the merger agreement, to adjourn or postpone the special meeting to a later date to solicit additional proxies.

Record Date; Shares Entitled to Vote; Quorum

Only holders of record of our common stock at the close of business on [DATE], the record date, are entitled to notice of, and to vote at, the special meeting. On the record date, [•] shares of our common stock were issued and outstanding and held by approximately [•] holders of record. Holders of record of our common stock on the record date are entitled to one vote per share at the special meeting on the proposal to approve the merger agreement and the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

A quorum of shareholders is necessary to hold a valid special meeting. Under our by-laws, a quorum is present at the special meeting if a majority of the shares of our common stock entitled to vote on the record date are present, in person or represented by proxy. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. For purposes of determining the presence or absence of a quorum, votes withheld, abstentions and “broker non-votes” (where a broker or nominee does not exercise discretionary authority to vote on a matter) will be counted as present.

Vote Required

The approval of the merger agreement requires the affirmative vote of the holders of at least a majority of the shares of our common stock entitled to vote at the special meeting. Approval of the merger agreement is a condition to the closing of the merger. If a Scientific-Atlanta shareholder abstains from voting or does not vote, either in person or represented by proxy, it will count as a vote against the approval of the merger agreement. Each “broker non-vote” will also count as a vote against the approval of the merger agreement.

Approval of any proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of at least a majority of the votes cast by holders of our common stock present, in person or represented by proxy, at the special meeting provided a quorum is present, in person or represented by proxy, at the special meeting.

Voting by Scientific-Atlanta Directors and Executive Officers

In connection with the merger agreement, each of our directors and sixteen senior officers, including each of our executive officers, has agreed to vote the shares over which he or she exercises voting control for the approval of the merger agreement.

Voting of Proxies

If your shares are registered in your name, you may vote by returning a signed proxy card or voting in person at the meeting. Additionally, you may submit a proxy authorizing the voting of your shares via the Internet at [WEBSITE] or by telephone by calling [PHONE NUMBER]. Authorizations for voting submitted via the Internet or telephone must be received by 11:59 p.m. on [DATE]. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy via the Internet or telephone.

If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the meeting. If your shares are registered in your name, you are encouraged to vote by proxy even if you plan to attend the special meeting in person.

Voting instructions are included on your proxy card. All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in accordance with the instructions of the shareholder. Properly executed proxies that do not contain voting instructions will be voted “FOR” the approval of the merger agreement and “FOR” the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies.

If your shares are held in “street name” through a broker or bank, you may vote by completing and returning the voting form provided by your broker or bank or via the Internet or by telephone through your broker or bank if such a service is provided. To vote via the Internet or telephone, you should follow the instructions on the voting form provided by your broker or bank. If you plan to attend the special meeting, you will need a proxy from your broker or bank in order to be given a ballot to vote the shares. If you do not return your bank’s or broker’s voting form, vote via the Internet or telephone through your broker or bank, if possible, or attend the special meeting and vote in person with a proxy from your broker or bank, it will have the same effect as if you voted “AGAINST” approval of the merger agreement.

Revocability of Proxies

Any proxy you give pursuant to this solicitation may be revoked by you at any time before it is voted. Proxies may be revoked by one of three ways:

First, you can deliver to the Secretary of Scientific-Atlanta a written notice bearing a date later than the proxy stating that you would like to revoke your proxy, provided the notice is received by 11:59 p.m. on [DATE].

Second, you can complete, execute and deliver to the Secretary of Scientific-Atlanta a new, later-dated proxy card for the same shares. If you submitted the proxy you are seeking to revoke via the Internet or telephone, you may submit this later-dated new proxy using the same method of transmission (Internet or telephone) as the proxy being revoked, provided the new proxy is received by 11:59 p.m. on [DATE].

Third, you can attend the special meeting and vote in person. Your attendance at the special meeting alone will not revoke your proxy.

Any written notice of revocation or subsequent proxy should be delivered to Scientific-Atlanta, 5030 Sugarloaf Parkway, Lawrenceville, Georgia 30044, Attention: Secretary, or hand-delivered to our Secretary at or before the taking of the vote at the special meeting.

If you have instructed a broker or bank to vote your shares, you must follow directions received from your broker or bank to change those instructions.

Board of Directors’ Recommendations

After careful consideration, our board of directors has unanimously adopted the merger agreement and determined that the merger agreement and the merger are in the best interests of Scientific-Atlanta and its shareholders. Our board of directors unanimously recommends that Scientific-Atlanta shareholders vote “FOR” the proposal to approve the merger agreement and also unanimously recommends that shareholders vote “FOR” the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to permit the solicitation of additional proxies.

Abstentions and Broker Non-Votes

Shareholders that abstain from voting on a particular matter and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter will not be counted as votes in favor of such matter, but will be counted to determine whether a quorum is present at the special meeting and will be counted as voting power present at the meeting. Abstentions and broker non-votes will have the effect of a negative vote with respect to the proposal to approve the merger agreement because approval of this proposal requires the affirmative vote of a majority of all outstanding shares of our common stock. For the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies, abstentions and broker non-votes will have no effect on the outcome.

Solicitation of Proxies

The expense of soliciting proxies in the enclosed form will be borne by Scientific-Atlanta. We have retained Morrow & Co., Inc., a proxy solicitation firm, to solicit proxies in connection with the special meeting at a cost of approximately $8,000 plus expenses. In addition, we may reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and employees, personally or by telephone, facsimile or other means of communication. No additional compensation will be paid for such services.

Householding of Special Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement may have been sent to multiple shareholders in each household. We will promptly deliver a separate copy of either document to any shareholder upon written or oral request to our Secretary, Michael C. Veysey, Scientific-Atlanta, Inc., 5030 Sugarloaf Parkway, Lawrenceville, Georgia 30044, (770) 236-5000.

Shareholder List

A list of our shareholders entitled to vote at the special meeting will be available for examination by any Scientific-Atlanta shareholder at the special meeting. For ten days prior to the special meeting, this shareholder list will be available for inspection during ordinary business hours at our corporate offices located at 5030 Sugarloaf Parkway, Lawrenceville, Georgia 30044.

THE COMPANIES

Scientific-Atlanta, Inc.

Established as a Georgia corporation in 1951, Scientific-Atlanta, Inc. has evolved from a manufacturer of electronic test equipment for antennas and electronics to one of the leading providers of end-to-end networks used by content originators and broadband service providers. We are a leading supplier of digital content distribution systems, transmission networks for broadband access to the home, digital interactive set-tops and subscriber systems designed for video, high-speed Internet and voice over IP (VoIP) networks, and worldwide customer service and support.

We were incorporated in Georgia in 1951, and our principal executive offices are located at 5030 Sugarloaf Parkway, Lawrenceville, Georgia, 30044. Our telephone number is (770) 236-5000. Our website is located at http://www.scientificatlanta.com. Additional information regarding Scientific-Atlanta is contained in our filings with the Securities and Exchange Commission. See “Where You Can Find More Information” beginning on page 64.

Cisco Systems, Inc.

Cisco Systems, Inc. manufactures and sells networking and communications products and provides services associated with that equipment and its use. Cisco’s products are installed at corporations, public institutions, telecommunication companies, and commercial businesses and are also found in personal residences. It provides a broad line of products for transporting data, voice, and video within buildings, across campuses, and around the world.

Cisco was incorporated in California in December 1984, and its principal executive offices are located at 170 West Tasman Drive, San Jose, California 95134-1706. Its telephone number is (408) 526-4000. Cisco’s website is located at http://www.cisco.com. Additional information regarding Cisco is contained in Cisco’s filings with the Securities and Exchange Commission. See “Where You Can Find More Information” beginning on page 64.

Columbus Acquisition Corp.

Columbus Acquisition Corp., a Georgia corporation and a wholly owned subsidiary of Cisco, was organized solely for the purpose of entering into the merger agreement with Scientific-Atlanta and completing the merger. Columbus Acquisition Corp. was incorporated on November 10, 2005 and has not conducted any business operations. Its principal executive offices are located at 170 West Tasman Drive, San Jose, California 95134-1706. Its telephone number is (408) 526-4000.

THE MERGER

The following discussion summarizes the material terms of the merger. We urge you to read carefully the merger agreement, which is attached as Annex A to this proxy statement.

Background to the Merger

As part of the ongoing evaluation of our business, we regularly consider a variety of strategic alternatives for the Scientific-Atlanta business. As part of this process and in light of the ongoing consolidations and changes in the telecommunications and cable industries, we have evaluated, independently and with investment bankers, various alternatives for expanding our business, improving our competitive position and enhancing shareholder value, including the advisability of entering into a strategic combination.

In late October 2004, in a meeting between representatives of Evercore and representatives of Cisco in San Jose, California, the possibility of a strategic transaction between us and Cisco was discussed. After the meeting, we were contacted by Evercore regarding Cisco’s potential interest in exploring a transaction. In the several months that followed that contact, no specific discussions between us and Cisco ensued.

On February 18 through February 20, 2005, our board of directors held a meeting, attended by our management, to evaluate a variety of strategic transactions and business opportunities. At this meeting, representatives of Credit Suisse First Boston LLC and Evercore presented their perspectives on our industry and business alternatives.

In March 2005, we formally retained Credit Suisse First Boston and Evercore as financial advisors in connection with exploring possible strategic alternatives, including the potential sale of Scientific-Atlanta to a third party.

In early April 2005, members of our management team met with representatives of Cisco management in San Jose, California to discuss the parties’ potential interest in pursuing a transaction. No specific terms of a transaction were discussed at this meeting.

In April and May 2005, our board of directors and members of our senior management, along with representatives of Credit Suisse First Boston, Evercore and Skadden, Arps, Slate, Meagher & Flom LLP, our outside legal advisors, held meetings at which representatives of Credit Suisse First Boston, Evercore and management presented analyses of our industry, including Scientific-Atlanta’s competitive position. At these meetings, management and our financial advisors also discussed with our board of directors the potential for pursuing a variety of strategic relationships, including a possible acquisition of Scientific-Atlanta by certain industry participants, financial buyers or by a potential new entrant into the industry. Throughout May, June and July 2005, representatives of Credit Suisse First Boston, Evercore and management made contact with numerous such parties, including a meeting on May 2, 2005 between James McDonald, our President and Chief Executive Officer, and the chief executive officer of a potential strategic partner. Certain parties expressed preliminary interest but each ultimately informed us that they were not interested in pursuing a strategic transaction at this time.

On May 18, 2005, Mr. McDonald met with Charles Giancarlo, Senior Vice President and Chief Development Officer of Cisco, in San Jose, California to discuss preliminarily a possible transaction between the two companies.

At the June 2005 meeting of our board of directors, representatives of Credit Suisse First Boston, Evercore and management updated the board on discussions with potential strategic and financial partners and informed the board that such parties stated they were not interested in pursuing a transaction at this time. At this meeting, our board of directors also discussed strategic business alternatives other than a combination with a third party.

On July 8, 2005, Mr. McDonald met with John Chambers, President and Chief Executive Officer of Cisco, and Mr. Giancarlo for additional preliminary discussions regarding a possible strategic transaction. In late

July 2005, representatives of Cisco contacted Mr. McDonald and our financial advisors and expressed a desire to engage in a process, commencing with due diligence, towards a possible acquisition and provided certain parameters for such a transaction.

On August 3, 2005, we entered into a non-exclusive confidentiality agreement with Cisco.

On August 11, 2005, we and Cisco held a joint management meeting in Boulder, Colorado to discuss the strategic business opportunities of a transaction, in particular certain business synergies, and Cisco began a preliminary diligence review of our business.

At the August 17, 2005 meeting of our board of directors, attended by representatives of Credit Suisse First Boston and Evercore, management updated the board on the status of discussions with Cisco.

From August 24 through August 27, 2005, members of our and Cisco’s management teams met in San Jose, California to conduct certain financial due diligence.

From August through October 2005, representatives of Credit Suisse First Boston, Evercore and management were contacted by certain financial buyers regarding a possible strategic transaction. None of these parties pursued a potential transaction beyond such initial contact.

On September 21, 2005, Mr. Giancarlo, on behalf of Mr. Chambers, contacted Mr. McDonald and expressed Cisco’s interest in continuing to pursue a transaction. On September 29 and 30, 2005, members of our and Cisco’s management teams met in our manufacturing facility in Juarez, Mexico, to discuss manufacturing and procurement processes. On October 6 and 7, 2005, our and Cisco’s management teams engaged in additional due diligence meetings in San Jose, California.

On October 10, 2005, a representative of Cisco contacted representatives of Credit Suisse First Boston and stated that Cisco would not engage in discussions on the financial terms of a transaction until after we released our earnings for the first quarter of fiscal year 2006.

On October 20, 2005, we released our earnings for the first quarter of fiscal year 2006. Later that day, representatives of Credit Suisse First Boston and Evercore discussed Cisco’s interest in making a proposal regarding a strategic acquisition of Scientific-Atlanta with representatives of Cisco.

On October 28, 2005, rumors of a potential sale of Scientific-Atlanta first appeared in an Atlanta business journal. On that day, the closing price of our common stock was $34.51 per share. The previous day, the closing price of our common stock was $33.62 per share.

On October 28, 2005, Cisco requested from Mr. McDonald detailed information regarding executive retention and executive benefit plans. Mr. McDonald responded to Cisco with a summary of the requested information on October 31, 2005.

On October 31, 2005, we received a written non-binding term sheet from Cisco and its outside legal advisors, Fenwick & West LLP, with an offer to purchase all of our outstanding shares of common stock for $39.00 per share in cash. The term sheet also contained other key proposed terms of a potential transaction, including conditions to closing, termination fees and the requirement of senior management continuity through the execution of employment agreements between Cisco and key Scientific-Atlanta executives. We also received from Cisco on the same date a draft exclusivity agreement between the parties and a priority diligence request list.

On November 1, 2005, representatives of Scientific-Atlanta, Cisco, Skadden, Fenwick and our financial advisors reviewed and discussed generally the proposed terms of a transaction contained in the term sheet provided by Cisco. Mr. McDonald and Mr. Chambers also separately discussed the term sheet, including the financial and other key terms.

At the November 2, 2005 meeting of our board of directors, representatives of Credit Suisse First Boston, Evercore and management updated the board on the status of conversations with Cisco, including a discussion of the financial and other key terms set forth in the term sheet provided by Cisco and conversations between Mr. McDonald and Mr. Chambers subsequent to our receipt of the term sheet. Our financial advisors and management also reported to the board of directors on discussions with other parties in the preceding months regarding pursuing a strategic combination and that such parties stated they were not interested in pursuing a transaction at this time. Representatives of Skadden, Arps reviewed with the board of directors its legal duties generally and specifically in the context of evaluating and pursuing a strategic transaction involving a sale of Scientific-Atlanta. At the meeting, our board of directors authorized management and our financial advisors to continue negotiations with Cisco, including negotiations of financial and other key terms.

On November 3, 2005, several publications reported that Scientific-Atlanta had hired two investment banking firms to explore a potential sale of the company. On that day, the closing price of our common stock was $38.13 per share. The previous day, the closing price of our common stock was $36.40 per share.

On November 3, 2005, Mr. McDonald spoke with Mr. Chambers regarding Cisco’s offer, particularly the financial terms of such offer. Mr. McDonald and Mr. Chambers agreed during their call on a price of up to $44.00 per share of our common stock, subject to the results of Cisco’s due diligence review. That same day, representatives of Credit Suisse First Boston and Evercore spoke with representatives of Cisco regarding Cisco’s due diligence requirements, but did not discuss the financial terms of the offer.

On November 5, 2005, our board of directors met to discuss Cisco’s offer to purchase all of our outstanding shares of common stock. During the meeting, Mr. McDonald updated the board on his discussions with Mr. Chambers regarding the terms of the offer, including the financial terms. Representatives of Skadden, Arps again reviewed the legal duties and responsibilities of the board of directors in pursuing a sale of Scientific-Atlanta. After extensive discussion, the board of directors authorized two members of the board, Mr. Sam Nunn, our lead director, and Mr. David Dorman, to meet with Mr. Chambers on Monday, November 7, 2005, in San Jose, California to further negotiate the terms of the offer and to seek the best price possible for our shareholders.

On November 7, 2005, Messrs. Nunn and Dorman met with Mr. Chambers in his office in San Jose, California to discuss Cisco’s outstanding offer, including the financial terms of the offer and Cisco’s desire for management continuity at Scientific-Atlanta after the merger. Mr. Chambers expressed to Messrs. Nunn and Dorman that Cisco was willing to pay $44.00 per share, subject to the results of Cisco’s due diligence review. At this meeting, no agreement was reached on these matters.

At the November 8, 2005 meeting of our board of directors, attended by our financial and outside legal advisors, Messrs. Nunn and Dorman reported to the board on the meeting with Mr. Chambers. After discussion, the board of directors authorized management to enter into a twenty-one (21) day exclusivity agreement with Cisco that contained a “fiduciary out” provision, allowing us to accept an unsolicited superior offer from a third party during the exclusivity period. We and Cisco executed the exclusivity agreement later that day. Also on November 8, 2005, we and Skadden, Arps received a draft merger agreement and draft voting agreements to be entered into by Cisco and each of our directors and executive officers.

Beginning on November 9, 2005 and continuing through the execution of the merger agreement, numerous representatives of Cisco and its advisors conducted extensive due diligence on our business, legal and financial records.

On November 10, 2005, Skadden, Arps sent our response to Cisco’s initial merger agreement draft to Fenwick.

On November 12, 2005, the non-management members of our board of directors engaged Lehman Brothers Inc. to conduct an analysis of the proposed transaction with Cisco and provide us with a fairness opinion on the transaction, in addition to the opinions to be provided by Credit Suisse First Boston and Evercore.

On November 12, 2005, representatives of Scientific-Atlanta, Cisco, Skadden and Fenwick negotiated terms of the merger agreement. On November 13 and continuing through November 15, the parties and their respective legal advisors conducted further negotiations with regards to the terms and conditions of the merger agreement in Mountain View, California. These negotiations focused on the representations, warranties, covenants and closing conditions to be included in the merger agreement, as well as the limitations to be included in the agreement on our ability to contact or engage in discussions with other potential acquirors. The negotiations also addressed the circumstances under which the parties could terminate the merger agreement and the circumstances under which a termination fee would be payable by Scientific-Atlanta to Cisco.

On November 13, 2005, in a series of discussions between members of our management and Cisco management, Cisco indicated that it was reducing its offer to $43.00 per share. On November 14, 2005, Mr. Chambers contacted Mr. McDonald and stated that Cisco was only willing to pay $43.00 per share based on the results of Cisco’s due diligence review. Mr. Chambers and Mr. McDonald also discussed executive retention and Cisco’s desire to enter into employment agreements with our executive officers.

At the November 14, 2005 meeting of our board of directors, attended by our financial and outside legal advisors, the board reviewed the status of the merger agreement negotiations with Cisco, including discussions with respect to the new financial terms of the offer, executive officer retention, and updates with respect to Cisco’s diligence efforts. After discussion, the board of directors authorized management to continue negotiations with Cisco and authorized Messrs. Nunn, Dorman and McDonald to hold further negotiations with Mr. Chambers regarding the financial terms of the offer. Later that day, Cisco sent to certain of our executive officers a draft employment agreement to be signed in conjunction with the execution of the merger agreement.

On November 14, 2005, Messrs. Nunn, Dorman and McDonald contacted Mr. Chambers to discuss the financial terms of the offer, at which time Mr. Chambers stated that $43.00 per share was Cisco’s final offer.

On November 15, 2005, Cisco held a meeting of its board of directors at which the proposed merger was discussed.

At the November 15, 2005 meeting of our board of directors, attended by our financial and outside legal advisors, the board reviewed the status of the negotiations with Cisco. Messrs. Nunn and Dorman reported on their call with Mr. Chambers. Mr. McDonald also updated the board of directors regarding the status of the negotiations relating to the retention of key executives, including the terms included in the draft employment agreements received on November 14, 2005. At this meeting, the board authorized Messrs. Nunn and Dorman to continue discussions with Mr. Chambers on the financial and other key terms of the offer.

On November 16 and November 17, 2005, negotiations continued between the parties and their respective legal advisors with regards to the terms and conditions of the merger agreement.

At the direction of the board of directors, on November 17, 2005, Mr. Dorman discussed with Mr. Chambers the financial and other key terms of Cisco’s offer. At this meeting, Mr. Chambers reiterated that Cisco would not increase its offer above $43.00 per share, its best and final offer.

On November 17, 2005, the board of directors of Cisco formally approved the offer to Scientific-Atlanta of $43.00 per share.

In the afternoon of November 17, 2005, the board of directors of Scientific-Atlanta met to consider the proposed acquisition of Scientific-Atlanta by Cisco at a price of $43.00 per share in cash. During this meeting, Mr. Dorman updated the board of directors on developments since its November 15 meeting, including the call earlier in the day with Mr. Chambers and the results and status of the final issues in the negotiations with Cisco. The board of directors noted that each of the executive officers of Scientific-Atlanta had agreed to sign an employment agreement with Cisco, as required by the merger agreement, and that each board member and executive officer had agreed to sign a voting agreement with respect to his or her shares of our common stock. See “The Merger—Interests of Scientific-Atlanta Executive Officers and Directors in the Merger” beginning on page 34.

Representatives of Skadden, Arps outlined the key terms and conditions of the merger agreement, the voting agreements and the amendment to our rights agreement to render the agreement inapplicable to the merger with Cisco, and the legal duties and responsibilities of the board of directors. Representatives from each of Credit Suisse First Boston, Evercore and Lehman Brothers reviewed their respective financial analyses of the proposed transaction with Cisco and delivered their respective oral opinion, later confirmed by their respective written opinion, that, as of that date and subject to the respective factors, assumptions and limitations set forth in the opinion, the $43.00 per share in cash consideration to be received by holders of our common stock pursuant to the merger agreement is fair, from a financial point of view, to the holders of our common stock. See “The Merger—Opinions of our Financial Advisors” beginning on page 23.

After extensive discussion and deliberation on the proposed transaction, our board of directors unanimously determined that the merger agreement and the merger are in the best interests of Scientific-Atlanta and its shareholders, adopted the merger agreement and approved its execution, and resolved to recommend that our shareholders approve the merger agreement. After the board of directors meeting, Scientific-Atlanta and its outside legal advisors finalized the documentation of the transaction with Cisco and its outside legal advisors.

On November 18, 2005, Scientific-Atlanta and Cisco executed the merger agreement, and the applicable parties executed the voting agreements and the employment agreements. Scientific-Atlanta and Cisco publicly announced the transaction through the issuance of a joint press release prior to the open of the U.S. financial markets on November 18, 2005.

Reasons for the Merger and Recommendation of the Scientific-Atlanta Board of Directors

The markets we serve have been changing rapidly, and we believe the rate of change will accelerate. We expect a variety of interrelated changes: technology advances will make new products available; our customers’ markets will consolidate; and the bundling of many services, including video, will become increasingly important to our customers.

Over the past twelve years, there has been a tremendous amount of consolidation among cable operators. During this period of consolidation, technology has changed rapidly, allowing our customers to offer new services. Our cable customers are now moving to network architectures that allow the delivery of video, high speed data and voice services over one converged network. At the same time, telephone companies are entering the entertainment market by offering a bundle of video, data and voice services. These customers want more complete and integrated solutions from fewer vendors.

This rapid change in technology can be seen in our newest products: we offer hard drives and modems in set-tops, and cable modems now can support both data and voice services. This dynamic environment generates a tremendous amount of potential for us. However, we need greater scope and resources to capture the opportunities in these expanding markets. As a result, we evaluated a variety of opportunities to identify a combination that:

•	would provide the most value to our shareholders,

•	would enable us to provide a broader set of products to meet customers’ expanding needs, and

•	would leverage complementary technologies.

At a special meeting of our board of directors on November 17, 2005, after careful consideration, including consultation with financial and legal advisors, our board of directors unanimously determined that the merger agreement and the merger are in the best interests of Scientific-Atlanta and its shareholders. Our board of directors unanimously adopted the merger agreement. Our board of directors unanimously recommends that you vote “FOR” the approval of the merger agreement and “FOR” the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies.

In the course of reaching its decision to approve the merger agreement and to recommend that Scientific-Atlanta shareholders vote to approve the merger agreement, our board of directors consulted with our senior management, financial advisors and legal counsel, reviewed a significant amount of information and considered a number of factors, including, among others, the following:

•	the business, competitive position, strategy and prospects of Scientific-Atlanta, the position of current and likely competitors, and current industry, economic and market conditions;

•	the timing of the merger and the risk that if we do not accept Cisco’s offer now, we may not have another opportunity to do so;

•	the $43.00 per share in cash to be paid as merger consideration in relation to the current market price of Scientific-Atlanta shares and also in relation to the current value of Scientific-Atlanta and our board of directors’ estimate of the future value of Scientific-Atlanta as an independent entity and, specifically, the fact that the $43.00 per share in cash to be paid as merger consideration represents approximately (1) a 28% premium over the closing price of our common stock on October 27, 2005, before rumors of a sale began to appear in a number of publications, and (2) a 40% premium to our enterprise value (market capitalization minus cash) on October 27, 2005;

•	the respective financial analyses presented by representatives of each of Credit Suisse First Boston, Evercore and Lehman Brothers, as well as the opinion of each of Credit Suisse First Boston, Evercore and Lehman Brothers to the effect that, as of November 17, 2005, and based upon and subject to the factors, assumptions and limitations set forth in each respective opinion, the $43.00 per share in cash consideration to be received by the holders of our common stock pursuant to the merger agreement is fair, from a financial point of view, to such shareholders;

•	the value of the consideration to be received by Scientific-Atlanta shareholders and the fact that the consideration would be paid in cash, which provides certainty and immediate value to our shareholders;

•	the fact that the merger is not subject to any financing condition;

•	the possible alternatives to the merger (including the possibility of continuing to operate Scientific-Atlanta as an independent entity and the desirability and perceived risks of that alternative), the range of potential benefits to our shareholders of the possible alternatives and the timing and the likelihood of accomplishing the goals of such alternatives, and our board of directors’ assessment that none of such alternatives were reasonably likely to present superior opportunities for Scientific-Atlanta or to create greater value for our shareholders, taking into account risks of execution as well as business, competitive, industry and market risks, than the merger;

•	the social and economic effects of the merger on employees, customers, suppliers and other constituencies of Scientific-Atlanta and its subsidiaries and on the communities in which we operate or are located;

•	the desirability of maintaining independence from any other entity which is a competitor of Scientific-Atlanta;

•	the fact that under the terms of the merger agreement, we can furnish information to and negotiate with a third party in response to an unsolicited bona fide acquisition proposal reasonably likely to lead to a superior offer and accept a superior offer should one be made and not matched by Cisco; and

•	the likelihood that the proposed acquisition would be completed, in light of the financial capabilities and reputation of Cisco.

In the course of its deliberations, our board of directors also considered a variety of risks and other potentially negative factors, including the following:

•	the fact that we will no longer exist as an independent public company and our shareholders will forgo any future increase in our value that might result from our possible growth;

•	the risks and contingencies related to the announcement and pendency of the merger, including the impact of the merger on our employees, customers and our relationships with third parties;

•	the conditions to Cisco’s obligation to complete the merger and the right of Cisco to terminate the merger agreement in certain circumstances;

•	the risk that we might not receive necessary regulatory approvals and clearances to complete the merger;

•	the fact that under the terms of the merger agreement, we cannot solicit other acquisition proposals and must pay to Cisco a termination fee of $170 million if the merger agreement is terminated under certain circumstances;

•	the fact that the income realized by shareholders as a result of the merger generally will be taxable to our shareholders;

•	the interests that certain directors and executive officers of Scientific-Atlanta may have with respect to the merger, in addition to their interests as shareholders of Scientific-Atlanta generally, as described in “The Merger—Interests of Scientific-Atlanta Executive Officers and Directors in the Merger” beginning on page 34; and

•	the fact that, pursuant to the merger agreement, we must generally conduct our business in the ordinary course and we are subject to a variety of other restrictions on the conduct of our business prior to closing of the merger or termination of the merger agreement, which may delay or prevent us from pursuing business opportunities that may arise or preclude actions that would be advisable if we were to remain an independent company.

Our board of directors did not assign any particular weight or rank to any of the positive or potentially negative factors or risks discussed in this section, and our board of directors carefully considered all of these factors as a whole in reaching its determination and recommendation.

Opinions of our Financial Advisors

In March 2005, we retained Credit Suisse First Boston and Evercore to act as our financial advisors in connection with the potential sale of Scientific-Atlanta. On November 12, 2005, the non-management members of our board of directors engaged Lehman Brothers to conduct an analysis of the proposed transaction with Cisco. At the November 17, 2005 meeting of our board of directors, each of Credit Suisse First Boston, Evercore and Lehman Brothers delivered its oral opinion, subsequently confirmed in its written opinion, dated as of November 17, 2005, to our board of directors to the effect that, as of the date of such opinion, based upon and subject to the assumptions made, matters considered and limits of the review undertaken by it, the $43.00 per share cash consideration to be received by the holders of shares of our common stock in the merger was fair, from a financial point of view, to our shareholders.

Credit Suisse First Boston LLC

Scientific-Atlanta retained Credit Suisse First Boston to act as its financial advisor in connection with the potential sale of Scientific-Atlanta. In connection with Credit Suisse First Boston’s engagement, Scientific-Atlanta requested that Credit Suisse First Boston evaluate the fairness, from a financial point of view, of the merger consideration to holders of Scientific-Atlanta common stock. On November 17, 2005, the Scientific-Atlanta board of directors met to review the proposed merger and the proposed terms of the merger agreement. During this meeting, Credit Suisse First Boston reviewed with the Scientific-Atlanta board of directors certain financial analyses, as described below, and rendered its oral opinion to Scientific-Atlanta’s board of directors, subsequently confirmed in writing, that as of November 17, 2005 and based on and subject to the assumptions made, matters considered and limitations of the scope of its review described in its opinion, the merger consideration was fair, from a financial point of view, to holders of Scientific-Atlanta common stock.

The full text of Credit Suisse First Boston’s written opinion, dated November 17, 2005, which sets forth the procedures followed, assumptions made, matters considered and limitations on the scope of the review undertaken by Credit Suisse First Boston, is attached as Annex B to this proxy statement and is incorporated into this proxy statement by reference. Holders of Scientific-Atlanta common stock are encouraged to read this opinion carefully in its entirety. Credit Suisse First Boston’s opinion was provided to Scientific-Atlanta’s board of directors in connection with its evaluation of the merger consideration and relates only to the fairness, from a financial point of view, of the merger consideration, does not address any other aspect of the proposed merger and does not constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to any matters relating to the merger. The summary of Credit Suisse First Boston’s opinion in this proxy statement is qualified in its entirety by reference to the full text of the opinion.

In arriving at its opinion, Credit Suisse First Boston, among other things:

•	reviewed drafts of the merger agreement dated November 16, 2005 and certain related documents;

•	reviewed certain publicly available business and financial information relating to Scientific-Atlanta;

•	reviewed certain other information relating to Scientific-Atlanta, including financial forecasts, provided to or discussed with Credit Suisse First Boston by Scientific-Atlanta and met with the management of Scientific-Atlanta to discuss the business and prospects of Scientific-Atlanta;

•	considered certain financial and stock market data of Scientific-Atlanta and compared that data with similar data for publicly held companies in businesses which Credit Suisse First Boston deemed similar to those of Scientific-Atlanta; and

•	considered such other information, financial studies, analyses and investigations and financial, economic and market criteria that it deemed relevant.

In connection with its review, Credit Suisse First Boston did not assume any responsibility for independent verification of any of the foregoing information and relied on such information being complete and accurate in all material respects. With respect to the financial forecasts of Scientific-Atlanta that Credit Suisse First Boston reviewed, the management of Scientific-Atlanta advised Credit Suisse First Boston, and Credit Suisse First Boston assumed, that such forecasts had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Scientific-Atlanta as to the future financial performance of Scientific-Atlanta. Credit Suisse First Boston also assumed, with the consent of Scientific-Atlanta, that, in the course of obtaining any necessary regulatory or third party consents, approvals or agreements for the merger, no modification, delay, limitation, restriction or condition would be imposed that would have an adverse effect on Scientific-Atlanta or the merger and that the merger would be consummated in accordance with the terms of the merger agreement without waiver, modification or amendment of any material term, condition or agreement. Representatives of Scientific-Atlanta advised Credit Suisse First Boston, and Credit Suisse First Boston assumed, that the merger agreement and related documents as executed would conform to the drafts dated November 16, 2005 in all respects material to Credit Suisse First Boston’s analyses. Credit Suisse First Boston was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Scientific-Atlanta, nor was Credit Suisse First Boston furnished with any such evaluations or appraisals. Credit Suisse First Boston’s opinion addresses only the fairness, from a financial point of view, to the holders of Scientific-Atlanta common stock of the merger consideration to be received in the merger and does not address any other aspect or implication of the merger or any other agreement, arrangement or understanding entered into in connection with the merger or otherwise. Credit Suisse First Boston’s opinion was necessarily based on information available to it as of the date of the opinion, and financial, economic, market and other conditions as they existed and could be evaluated on the date of the opinion. Credit Suisse First Boston’s opinion did not address the relative merits of the merger as compared to other business strategies or transactions that might be available to Scientific-Atlanta, nor did it address the underlying business decision of Scientific-Atlanta to proceed with the merger. Although Credit Suisse First Boston evaluated the merger consideration from a financial point of view, Credit Suisse First Boston was not requested to, and it did not, recommend the amount of consideration payable in the proposed merger, which amount of consideration was determined between Scientific-Atlanta and Cisco. Except as described above, Scientific-Atlanta imposed no other limitations on Credit Suisse First Boston with respect to the investigations made or procedures followed in rendering the opinion.

In preparing its opinion to the Scientific-Atlanta board of directors, Credit Suisse First Boston performed a variety of financial and comparative analyses. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Credit Suisse First Boston made qualitative judgments as to the significance and relevance of each analysis and factor that it considered. Credit Suisse First Boston arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis. Accordingly, Credit Suisse First Boston believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

Credit Suisse First Boston’s opinion and financial analyses were only one of many factors considered by the board of directors of Scientific-Atlanta in its evaluation of the proposed merger and should not be viewed as determinative of the views of the board of directors or management of Scientific-Atlanta with respect to the merger or the merger consideration.

Scientific-Atlanta selected Credit Suisse First Boston based on its experience and reputation, and its familiarity with Scientific-Atlanta and its business. Credit Suisse First Boston is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

Credit Suisse First Boston and its affiliates in the past have provided, and in the future may provide, investment banking and other financial services to Scientific-Atlanta and Cisco unrelated to the proposed merger, for which services Credit Suisse First Boston and its affiliates have received, and would expect to receive, compensation. Credit Suisse First Boston is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of Credit Suisse First Boston’s business, Credit Suisse First Boston and its affiliates may acquire, hold, or sell for its and its affiliates own accounts and for the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of Scientific-Atlanta and Cisco and, accordingly, may at any time hold a long or short position in those securities, as well as providing investment banking and other financial services to such companies.

Scientific-Atlanta has agreed to pay Credit Suisse First Boston a customary fee for its financial advisory services in connection with the merger, a significant portion of which is contingent upon consummation of the merger. Credit Suisse First Boston will also receive a fee for rendering its opinion. In addition, Scientific-Atlanta has agreed to reimburse Credit Suisse First Boston for all expenses, including the fees and expenses of its legal counsel and any other advisor retained by Credit Suisse First Boston, and to indemnify Credit Suisse First Boston and related parties for certain liabilities and other items arising out of its engagement.

Evercore Group Inc.

Evercore has acted as Scientific-Atlanta’s financial advisor in connection with the merger. In connection with Evercore’s engagement, the Scientific-Atlanta board of directors requested that Evercore render an opinion with respect to the fairness, from a financial point of view, to holders of shares of Scientific-Atlanta common stock, of the merger consideration to be received by such holders of shares of Scientific-Atlanta common stock. At the meeting of the Scientific-Atlanta board of directors on November 17, 2005, Evercore rendered its oral opinion, which was subsequently confirmed in writing dated as of the same date, that, based upon and subject to the matters described in its opinion, the merger consideration to be received by the holders of Scientific-Atlanta common stock pursuant to the merger was fair, from a financial point of view, to such holders of shares of Scientific-Atlanta common stock.

The full text of Evercore’s opinion, dated November 17, 2005, which sets forth, among other things, the procedures followed, matters considered and limitations of the review undertaken in connection with its opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference. The summary of Evercore’s fairness opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion. Shareholders should read the opinion carefully and in its entirety.

Evercore’s opinion is directed to the board of directors of Scientific-Atlanta, addresses only the fairness, from a financial point of view, to holders of Scientific-Atlanta common stock of the merger consideration to be received by such holders of Scientific-Atlanta common stock pursuant to the merger and does not address any other aspect or implication of the merger or any other agreement, arrangement or understanding entered into in connection with the merger or otherwise. Evercore’s opinion does not constitute a recommendation to any shareholder of Scientific-Atlanta as to how such shareholder should vote or act with respect to any matter relating to the merger.

In arriving at its opinion, Evercore, among other things:

•	analyzed certain publicly available business and financial statements, including publicly available financial projections, and other information relating to Scientific-Atlanta;

•	analyzed certain internal non-public financial statements and other financial and operating data concerning Scientific-Atlanta prepared by and furnished to Evercore by the management of Scientific-Atlanta;

•	analyzed certain financial projections concerning Scientific-Atlanta prepared by and furnished to Evercore by the management of Scientific-Atlanta;

•	discussed the past and current operations and financial condition and the prospects of Scientific-Atlanta with the management of Scientific-Atlanta;

•	reviewed the reported prices and trading activity of the common stock of Scientific-Atlanta;

•	compared the financial performance of Scientific-Atlanta and the prices and trading activity of its common stock with that of certain publicly-traded companies and their securities that Evercore deemed relevant;

•	reviewed the financial terms, to the extent publicly available, of certain business combinations and other transactions that Evercore deemed relevant;

•	participated in discussions and negotiations among representatives of Scientific-Atlanta, Cisco, and their advisers;

•	reviewed a draft of the merger agreement, dated November 16, 2005, which Evercore assumed was in substantially final form and from which Evercore assumed the final form would not vary in any respect material to its analysis; and

•	performed such other analyses and examinations and considered such other factors as Evercore in its sole judgment deemed appropriate.

For purposes of Evercore’s analysis and opinion, Evercore has not assumed any responsibility for independently verifying the accuracy and completeness of the financial and other information that was publicly available or was furnished to it by Scientific-Atlanta or otherwise discussed with or reviewed by or for it, and Evercore has not assumed any liability therefor. With respect to the financial projections of Scientific-Atlanta, Evercore has assumed, with Scientific-Atlanta’s consent, that such financial projections were reasonably prepared by Scientific-Atlanta, on bases reflecting the best currently available estimates and good faith judgments of the future competitive, operating and regulatory environments and related future financial performance of Scientific-Atlanta. Evercore expressed no view on such projections. Evercore did not make nor did it assume any responsibility for making any independent valuation or appraisal of the assets or liabilities of Scientific-Atlanta, nor was Evercore furnished with any such appraisals. In addition, Evercore assumed, with Scientific-Atlanta’s consent, that the merger will be consummated in accordance with the terms set forth in the merger agreement with no material waiver, delay or amendment of any material term, condition or agreement therein.

Evercore’s opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to Evercore as of, November 17, 2005. It should be understood that subsequent developments may affect Evercore’s opinion and that Evercore does not have any obligation to update, revise, or reaffirm its opinion. Evercore’s opinion does not constitute a recommendation to any Scientific-Atlanta shareholder or any other person as to how such person should respond to the merger. In connection with the merger, Evercore was not authorized by the board of directors of Scientific-Atlanta to solicit, nor has Evercore solicited, third party indications of interest for the acquisition of all or any part of the Company. Additionally, Evercore was not asked to pass upon, and expressed no opinion with respect to, any matter other than the fairness from a financial point of view as of the date of its opinion of the merger consideration to be received by the holders of Scientific-Atlanta common stock pursuant to the merger. Evercore is not a legal, regulatory, accounting or tax expert and assumed the accuracy and completeness of assessments by Scientific-Atlanta’s advisors with respect to such issues. Evercore’s opinion does not address the relative merits of the merger as compared to other business strategies that might be available to Scientific-Atlanta nor does it address the underlying business decision of Scientific-Atlanta to proceed with the merger.

Scientific-Atlanta engaged Evercore to act as a financial advisor to the board of directors of Scientific-Atlanta in connection with the potential sale of Scientific-Atlanta based on Evercore’s qualifications, experience and reputation and Evercore’s knowledge of the business of Scientific-Atlanta. Evercore is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses in connection with mergers and acquisitions, leveraged buyouts, competitive biddings, private placements and valuations for corporate and other purposes. Evercore will receive fees for Evercore’s services, the principal portion of which is contingent upon the consummation of the merger. Evercore also received a fee for rendering its opinion. In the past, Evercore and its affiliates have provided financial advisory services to Scientific-Atlanta and have received fees for the rendering of these services. Scientific-Atlanta has agreed to reimburse Evercore’s expenses and to indemnify Evercore against certain liabilities arising out of Evercore’s engagement.

Financial Analyses of Credit Suisse First Boston and Evercore Group Inc.

In their analyses, Credit Suisse First Boston and Evercore considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Scientific-Atlanta. No company, transaction or business used in Credit Suisse First Boston’s and Evercore’s analyses as a comparison is identical to Scientific-Atlanta or the proposed merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed. The estimates contained in Credit Suisse First Boston’s and Evercore’s analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Credit Suisse First Boston and Evercore’s analyses are inherently subject to substantial uncertainty.

The following is a summary of the material financial analyses presented to the Scientific-Atlanta board of directors in connection with Credit Suisse First Boston’s opinion dated November 17, 2005 and Evercore’s opinion dated November 17, 2005. The financial analyses summarized below include information presented in tabular format. In order to fully understand Credit Suisse First Boston’s and Evercore’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Credit Suisse First Boston’s and Evercore’s financial analyses.

Selected Companies Analysis.

Credit Suisse First Boston and Evercore reviewed the market values and trading multiples of Scientific-Atlanta and the following selected publicly held companies:

Cable Equipment Suppliers:	Telecom Equipment Suppliers:
• Arris Group, Inc.	• Cisco Systems, Inc.
• TANDBERG Television	• Nokia Corporation
• Harmonic Inc.	• Motorola, Inc.
• C-COR Incorporated	• Telefonaktiebolaget LM Ericsson
• SeaChange International, Inc.	• Alcatel
• Pace Micro Technology plc	• Juniper Networks, Inc.
• Terayon Communication Systems, Inc. • Teleste Corporation • Concurrent Computer Corporation	• Nortel Networks Corporation • Lucent Technologies, Inc. • Tellabs, Inc. • ADTRAN, Inc. • ADC Telecommunications, Inc.

Credit Suisse First Boston and Evercore compared enterprise values, calculated as equity value plus net debt, as multiples of calendar years 2005 and 2006 estimated revenues and earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA. Credit Suisse First Boston and Evercore also reviewed equity values per share as a multiple of calendar years 2005 and 2006 estimated earnings per share, commonly referred to as P/E. Estimated financial data for the selected companies were based on publicly available research analysts’ estimates and other publicly available information. All multiples were based on closing stock prices on November 15, 2005. Credit Suisse First Boston and Evercore then applied ranges of selected multiples described above for the selected companies to corresponding financial data of Scientific-Atlanta based on internal estimates of Scientific-Atlanta management, which excluded special charges. This analysis yielded the following implied per share equity reference range for Scientific-Atlanta, as compared to the merger consideration:

Implied Per Share Equity Reference Range For Scientific-Atlanta	Per Share Merger Consideration
$34.60 – $40.55	$43.00

Discounted Cash Flow Analysis.

Credit Suisse First Boston and Evercore calculated the estimated present value of the stand-alone, unlevered, after-tax free cash flows that Scientific-Atlanta could generate for fiscal years 2006 through 2010 based on internal estimates of Scientific-Atlanta management. Credit Suisse First Boston and Evercore calculated ranges of estimated terminal values for Scientific-Atlanta based on extrapolations, as agreed with management of Scientific-Atlanta, of the internal estimates of management for fiscal year 2010 to determine Scientific-Atlanta’s fiscal year 2011 estimated EBITDA, and then multiplying such 2011 estimated EBITDA by selected multiples ranging from 8.0x to 10.0x. The estimated after-tax free cash flows and terminal values were then discounted to present value using discount rates of 15.0% to 17.0%. This analysis yielded the following implied per share equity reference range for Scientific-Atlanta, as compared to the merger consideration:

Implied Per Share Equity Reference Range For Scientific-Atlanta	Per Share Merger Consideration
$38.69 – $46.54	$43.00

Other Factors.

In rendering their respective opinions, Credit Suisse First Boston and Evercore also reviewed other factors, including:

•	historical trading prices and trading volumes of Scientific-Atlanta common stock and the relationship between movements in Scientific-Atlanta common stock and movements in the NASDAQ composite index and the common stock of the selected companies described above under the caption “Selected Companies Analysis”;

•	the mean premiums paid in selected all-cash merger and acquisition transactions in the United States with transaction values between $3 billion and $10 billion announced from January 1, 2002 to November 7, 2005, as well as selected all-cash merger and acquisition transactions in the technology sector, announced from January 1, 2002 to November 7, 2005 with transaction values greater than $1 billion;

•	financial terms, to the extent publicly available, of selected business combinations and other transactions in the communications equipment industry; and

•	research analyst price targets for Scientific-Atlanta, as published between August 31, 2005 and November 9, 2005.

Lehman Brothers Inc.

On November 17, 2005, Lehman Brothers rendered its oral opinion (subsequently confirmed in writing) to the Scientific-Atlanta board of directors that as of that date, and based upon and subject to the matters stated in its opinion, the consideration to be offered to the shareholders of Scientific-Atlanta in the merger was fair, from a financial point of view, to Scientific-Atlanta’s shareholders.

The full text of Lehman Brothers’ written opinion, dated November 17, 2005, is attached as Annex D to this proxy statement. Shareholders are encouraged to read such opinion carefully in its entirety for a discussion of the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Lehman Brothers in rendering its opinion. The following is a summary of Lehman Brothers’ opinion and the methodology that Lehman Brothers used to render its fairness opinion. This summary is qualified in its entirety by reference to the full text of Lehman Brothers’ opinion.

Lehman Brothers’ opinion was provided for the information and assistance of the Scientific-Atlanta board of directors in connection with its consideration of the merger. Lehman Brothers’ opinion was not intended to be and did not constitute a recommendation to any shareholder of Scientific-Atlanta as to how such shareholder should vote with respect to the merger. Lehman Brothers was not requested to opine as to, and the Lehman Brothers opinion did not in any manner address, Scientific-Atlanta’s underlying business decision to proceed with or effect the merger.

In arriving at its opinion, Lehman Brothers reviewed and analyzed:

•	the merger agreement and the specific terms of the merger;

•	publicly available information concerning Scientific-Atlanta that Lehman Brothers believed to be relevant to its analysis, including Scientific-Atlanta’s Annual Report on Form 10-K for the fiscal year ended July 1, 2005 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2005;

•	financial and operating information with respect to the business, operations and prospects of Scientific-Atlanta furnished to Lehman Brothers by Scientific-Atlanta, including the management’s projections for the future financial performance of Scientific-Atlanta;

•	published estimates of independent equity research analysts in respect of Scientific-Atlanta, Cisco and other companies that Lehman Brothers deemed relevant;

•	a trading history of Scientific-Atlanta’s common stock including trading volume from November 15, 2003 to November 15, 2005 and the reported trading prices of stock of other companies (including Cisco) that Lehman Brothers deemed relevant;

•	a comparison of the historical financial results and present and future financial condition of Scientific-Atlanta with those of other companies (including Cisco) that Lehman Brothers deemed relevant; and

•	a comparison of the financial terms of the merger with the financial terms of certain other transactions that Lehman Brothers deemed relevant.

In addition, Lehman Brothers had discussions with the management of Scientific-Atlanta concerning its business, operations, assets, financial condition, prospects and Scientific-Atlanta’s strategy regarding its sale process and have undertook such other studies, analyses and investigations as Lehman Brothers deemed appropriate.

In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by it without assuming any responsibility for independent verification of such information. Lehman Brothers further relied upon the assurances of management of Scientific-Atlanta that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of Scientific-Atlanta, upon advice of Scientific-Atlanta, Lehman Brothers assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Scientific-Atlanta as to the future financial performance of Scientific-Atlanta and that Scientific-Atlanta will perform substantially in accordance with such projections. However, for the purpose of its analysis, Lehman Brothers also considered the published estimates of independent equity research analysts and upon advice of Scientific-Atlanta, Lehman Brothers assumed that such estimates of independent equity research analysts were a reasonable basis upon which to evaluate the future financial performance of Scientific-Atlanta and also relied on them in rendering its opinion. In arriving at its opinion, Lehman Brothers did not conduct a physical inspection of the properties and facilities of Scientific-Atlanta and have not made or obtained any evaluations or appraisals of the assets or liabilities of Scientific-Atlanta. In addition, Scientific-Atlanta did not authorize Lehman Brothers to solicit, and Lehman Brothers did not solicit, any indications of interest from any third party with respect to the purchase of all or a part of Scientific-Atlanta’s business. Lehman Brothers’ opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of such opinion.

In connection with rendering its opinion, Lehman Brothers performed certain financial, comparative and other analyses as summarized below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances. Therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Scientific-Atlanta. None of Scientific-Atlanta, Lehman Brothers or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses were not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

The following is a summary of the material financial analyses used by Lehman Brothers in connection with providing its opinion to the board of directors of Scientific-Atlanta. Certain of the summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Lehman Brothers, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Accordingly, the analyses listed in the tables and described below must be considered as a whole. Considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Lehman Brothers’ opinion.

Stock Trading History.

Lehman Brothers considered historical data with regard to the trading prices and trading volume of Scientific-Atlanta common stock for the period from November 15, 2003 through November 15, 2005. During the 52-week period between November 15, 2004 and November 15, 2005, the intraday stock price for Scientific-Atlanta ranged from $26.73 to $39.89 per share. Lehman Brothers also considered the closing stock price of Scientific-Atlanta common stock on October 27, 2005, which was the trading day immediately prior to when speculation began in the press concerning a possible transaction involving Scientific-Atlanta. The closing stock price of Scientific-Atlanta common stock on October 27, 2005 was $33.62 per share. Lehman Brothers noted that Scientific-Atlanta’s common stock traded below the merger consideration during this period.

Selected Companies Analysis.

In order to assess how the public market values shares of publicly traded companies similar to Scientific-Atlanta from an operating and business points of view, Lehman Brothers reviewed and compared specific financial and operating data relating to Scientific-Atlanta with selected companies that Lehman Brothers deemed comparable to Scientific-Atlanta. For Scientific-Atlanta financial and operating data, Lehman Brothers evaluated two sets of numbers defined as “Management Case,” which consisted of projections provided to Lehman

Brothers by the management of Scientific-Atlanta, and “Equity Research,” which consisted of projections from independent equity research analysts. Lehman Brothers included in its review of companies the following communications equipment companies:

• Alcatel S.A.	• Nokia Corp.
• Cisco	• Nortel Networks Corp.
• L.M. Ericsson Telephone Co.	• Tellabs Inc.
• Lucent Technologies Inc.

In addition, Lehman Brothers included in its review of comparable companies the following broadband equipment companies:

• ADTRAN Inc.	• Motorola Inc.
• Arris Group Inc.	• NETGEAR Inc.
• Harmonic Inc.	• Tandberg Television ASA
• Harris Corp.	• Thomson

Using publicly available information and independent equity research estimates for the comparable companies available as of November 15, 2005, Lehman Brothers calculated and analyzed (i) the multiples of each company’s enterprise value, which Lehman Brothers defined as equity market value plus net debt, which Lehman Brothers defined as outstanding debt minus cash and cash equivalents, to 2005 and 2006 calendar year expected revenues and earnings before interest, taxes, depreciation and amortization, or EBITDA, and (ii) the multiples of each company’s stock price to 2005 and 2006 calendar year expected earnings per share, or EPS. Lehman Brothers then compared the multiples of the comparable companies to those of Scientific-Atlanta on a current trading basis as well as an implied transaction basis. The analysis indicated the following multiples:

	Communications Equipment Companies				Broadband Equipment Companies				Scientific-Atlanta
									Management				Equity Research
	Mean		Median		Mean		Median		Current		Implied Transaction		Current		Implied Transaction
Enterprise Value to:
Projected CY2005 Revenue	1.91	x	1.51	x	1.71	x	1.26	x	2.35	x	2.65	x	2.33	x	2.62	x
Projected CY2006 Revenue	1.76	x	1.41	x	1.52	x	1.14	x	2.09	x	2.35	x	2.15	x	2.42	x
Projected CY2005 EBITDA	11.5	x	10.2	x	12.6	x	12.3	x	10.6	x	12.0	x	10.7	x	12.0	x
Projected CY2006 EBITDA	9.4	x	8.8	x	9.0	x	9.4	x	9.7	x	11.0	x	9.7	x	10.9	x

Stock Price to:
Projected CY2005 EPS	21.3	x	18.0	x	19.3	x	20.0	x	22.7	x	24.8	x	23.8	x	26.0	x
Projected CY2006 EPS	16.4	x	16.0	x	17.5	x	17.6	x	20.1	x	21.9	x	20.9	x	22.8	x

Given the inherent differences in the businesses, operations and prospects of Scientific-Atlanta and the selected comparable companies, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected comparable companies analysis, but also made qualitative judgments concerning differences in the financial and operating characteristics and prospects of Scientific-Atlanta and the selected comparable companies that could affect the public trading values of each. Accordingly, using the mean and median multiples as a general guide, Lehman Brothers calculated the following ranges of equity values per share for Scientific-Atlanta:

	Management			Equity Research
Projected CY2006 EBITDA	$37.30	To	$40.17	$37.51	To	$40.41
+ 20% Control Premium	$44.76	To	$48.21	$45.01	To	$48.49
Projected CY2006 EPS	$33.38	To	$37.31	$32.06	To	$35.84
+ 20% Control Premium	$40.06	To	$44.77	$38.48	To	$43.00

Lehman Brothers noted that the merger consideration is above the CY2006 EBITDA and CY2006 EPS calculated price ranges and assuming an illustrative 20% control premium, Lehman Brothers noted that it was below the CY2006 EBITDA calculated price range but within the CY2006 EPS price range. For our analysis, control premium is defined as the likely premium an acquiror would need to achieve a 100% equity ownership of a given company in an acquisition.

Comparable Transaction Analysis.

Using publicly available information, Lehman Brothers reviewed and compared the purchase prices and multiples paid in eight acquisitions of companies that Lehman Brothers deemed relevant to arriving at its opinion. Lehman Brothers chose the transactions used in the Comparable Transaction Analysis based on the general similarity of the target companies in the transactions to Scientific-Atlanta in the mix and characteristics of their businesses, growth and returns. Lehman Brothers included the following transactions:

•	Proposed acquisition of certain assets of Marconi Corp. plc by L.M. Ericsson Telephone Co.

•	Acquisition of Leitch Technology Corp. by Harris Corp.

•	Acquisition of Storage Technology Corp. by Sun Microsystems Inc.

•	Acquisition of Acterna Inc. by JDS Uniphase Corp.

•	Acquisition of Tenovis GmbH & Co. KG by Avaya Inc.

•	Acquisition of Advanced Fibre Communications Inc. by Tellabs Inc.

•	Acquisition of Linksys Inc. by Cisco

•	Acquisition of Allen Telecom Inc. by Andrew Corp.

•	Acquisition of Unisphere Networks Inc. by Juniper Networks Inc.

•	Acquisition of Compaq Computer Corp. by Hewlett–Packard Co.

•	Acquisition of General Instrument Corp. by Motorola Inc.

Lehman Brothers calculated and analyzed the multiples of each company’s enterprise value implied by the terms of the transaction, or transaction value, to the company’s last twelve months revenues, expected forward twelve months revenues, last twelve months EBITDA and expected forward twelve months EBITDA.

The analysis indicated the following multiples:

	Mean	Median
Transaction Value to:
LTM Revenue	1.95x	1.36x
FTM Revenue	1.92x	1.73x
LTM EBITDA	17.6x	15.9x
FTM EBITDA	13.1x	10.7x

Because the reasons for and the circumstances surrounding each of the transactions analyzed were so diverse and because of the inherent differences in the business, operations, financial condition and prospects of Scientific-Atlanta and the businesses, operations, financial conditions and prospects of the companies included in the comparable transaction analysis, Lehman Brothers believed that a pure quantitative precedent transaction analysis would not be particularly meaningful in the context of the merger. Lehman Brothers believed that the appropriate use of a comparable transaction analysis in this instance requires qualitative judgments concerning the differences between the characteristics of these transactions and the merger that would affect the acquisition values of the acquired companies and Scientific-Atlanta. Accordingly, Lehman Brothers selected certain multiples that it believed reflected the theoretical transaction multiples for Scientific-Atlanta. Based on those multiples, and using the mean and median multiples as a general guide, Lehman Brothers calculated a range of equity values per share. This analysis indicated a range of equity values per share for Scientific-Atlanta of $40.17 to $45.93 based on the Management Case and $40.41 to $46.21 based on the Equity Research Case. Lehman Brothers noted that the offer price falls within both of these ranges.

Discounted Cash Flow Analysis.

Lehman Brothers performed a discounted cash flow analysis to calculate the estimated present value of Scientific-Atlanta. The estimated present value of Scientific-Atlanta was calculated by adding the estimated free cash flow projections for Scientific-Atlanta based upon the Management Case for the fiscal years 2006 through 2009, and extrapolated from such estimates to provide projections for calendar year 2010. Lehman Brothers also performed such an analysis based on the Equity Research Case of the future financial performance of Scientific-Atlanta for fiscal years 2006 and 2007, and projections extrapolated from such estimates to provide projections for calendar year 2007 through 2010. The estimated present value of Scientific-Atlanta was calculated by adding the estimated free cash flow projections for the calendar years 2006 through 2010, and the present value of the terminal value of Scientific-Atlanta at the end of calendar year 2010. To estimate the terminal value, Lehman Brothers applied a range of EBITDA exit multiples of 9.0x to 11.0x to projected 2010 EBITDA. Lehman Brothers also applied a range of discount rates of 13.0% to 15.0%. Based on these discount rates and terminal values, this analysis indicated a range of equity values per share for Scientific-Atlanta of $41.63 to $49.83 based on the Management Case and $38.07 to $45.17 based on the Equity Research Case. Lehman Brothers noted that the offer price falls within both of these ranges.

Premiums Paid Analysis.

Lehman Brothers compared the premium proposed to be paid in the merger with the premiums paid in selected transactions for companies in the technology sector that were announced or completed since 2002 to November 2005 with transaction values greater than $1 billion. Lehman Brothers calculated the premium paid per share by the acquiror over the prevailing (i) one day, (ii) seven day average (iii) thirty day average and (iv) 90 day average share price of the target company prior to the announcement of the transaction.

This analysis indicated the following premiums paid:

	Premium offered over Average Price for
	1 Day	7 Days	30 Days	90 Days
Mean	20.9%	25.1%	30.0%	31.5%
Median	18.1%	20.2%	24.1%	24.5%
Third Quartile	26.2%	29.9%	39.0%	38.1%
First Quartile	14.0%	16.2%	17.6%	16.7%

These premiums were applied to the stock prices of Scientific-Atlanta of corresponding time periods, using October 27, 2005 (the trading day prior to when speculation began in the press concerning a possible transaction involving Scientific-Atlanta) as the announcement date of the merger. This analysis indicated a range of equity values per share for Scientific-Atlanta of $38.66 to $49.19. Lehman Brothers noted that the offer price falls within this range.

Lehman Brothers also noted that the premiums for Scientific-Atlanta based on the $43.00 per share merger consideration were 27.9% over Scientific-Atlanta’s one day share price and 22.4% over its thirty day average share price, using October 27, 2005 as the reference point.

Lehman Brothers also compared the premium proposed to be paid in the merger based on Scientific-Atlanta’s enterprise value with the premiums paid in selected transactions for companies in the technology sector with a significant cash balance that were announced or completed since 2002 to November 2005. Lehman Brothers calculated the premium offered by the acquiror over the prevailing (i) one day and (ii) thirty day average enterprise value of the target company prior to the announcement of the transaction.

This analysis indicated the following premiums paid:

	Premium offered over
	1 Day	30 Day Average
Mean	30.8%	35.8%
Median	30.0%	34.2%
Third Quartile	35.8%	38.1%
First Quartile	23.1%	29.0%

These premiums were applied to the corresponding enterprise value of Scientific-Atlanta as of October 27, 2005 (the trading day prior to when speculation began in the press concerning a possible transaction involving Scientific-Atlanta) as Scientific-Atlanta’s reference point. This analysis indicated range of equity values per share for Scientific-Atlanta of $39.17 to $44.63. Lehman Brothers noted that the offer price falls within this range.

Miscellaneous.

Lehman Brothers is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Scientific-Atlanta’s board of directors selected Lehman Brothers because of its expertise, reputation and familiarity with Scientific-Atlanta and the technology industry generally, and because its investment banking professionals have substantial experience in transactions comparable to the merger.

Lehman Brothers acted as financial advisor to Scientific-Atlanta’s board of directors in connection with the merger and received a fee upon delivery of its opinion. In addition, Scientific-Atlanta has agreed to reimburse Lehman Brothers for reasonable expenses incurred in connection with the merger, and to indemnify Lehman Brothers for certain liabilities that may arise out of its engagement by Scientific-Atlanta and the rendering of its opinion.

Lehman Brothers has previously provided and expects to provide in the future to Cisco investment banking services for which it has received or expects to receive customary compensation. In addition, in the ordinary course of its business, Lehman Brothers may actively trade in the debt or equity securities of Scientific-Atlanta and Cisco for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

Interests of Scientific-Atlanta Executive Officers and Directors in the Merger

When considering the recommendation of Scientific-Atlanta’s board of directors, you should be aware that the members of our board of directors and our executive officers have interests in the merger other than their interests as Scientific-Atlanta shareholders generally, pursuant to certain agreements between such directors and executive officers and us and, in the case of the executive officers, pursuant to employment agreements with Cisco. These interests may be different from, or in conflict with, your interests as a Scientific-Atlanta shareholder. The members of our board of directors were aware of these additional interests, and considered them, when they adopted the merger agreement.

Overview

Prior to entering into the merger agreement, our existing arrangements with our executive officers provided that each of our executive officers would be entitled to certain payments and benefits upon their termination without “cause” or resignation for “good reason” (as those terms are defined in the executive officer’s Severance Protection Agreement with Scientific-Atlanta), in each case within twenty-four months following shareholder approval of the merger (see below “—Severance Protection Agreement”). In consideration for Cisco’s offer of employment and interest in entering into and completing the merger, each of the executive officers has entered into an employment agreement with Cisco, which includes the payments and benefits described below, generally replacing their Severance Protection Agreements with Scientific-Atlanta. However, the Cisco employment agreements preserve certain benefits to which the executive officers would have been entitled under their pre-existing Scientific-Atlanta agreements (see below “—Preserved Protections”). The Cisco employment agreements also acknowledge and provide for payment of amounts accelerated upon a “change in control” under Scientific-Atlanta’s annual cash bonus plans and long-term incentive award agreements.

The executive officers may also be entitled to additional payments and benefits in connection with the merger, or upon certain terminations of their employment, as described below in “Other Compensation and Benefit Arrangements.” Similarly, our directors may also be entitled to additional payments and benefits in connection with the merger, as described below in “Other Compensation and Benefit Arrangements.”

Cisco Employment Agreements

Each of our executive officers, meaning each of Messrs. James F. McDonald, James L. Bradner, John A. Buckett, Dwight B. Duke, H. Allen Ecker, Julian W. Eidson, Wallace G. Haislip, Michael P. Harney, Brian C. Koenig, Robert McIntyre, Patrick M. Tylka and Michael C. Veysey, has executed an employment agreement with Cisco that will take effect upon completion of the merger and that will become void if the merger agreement is terminated. Upon completion of the merger and the effectiveness of these employment agreements, all prior employment agreements between Scientific-Atlanta and our executive officers will terminate other than as described below under “—Preserved Protections” and our executive officers will no longer be entitled to any payments or benefits under the Scientific-Atlanta agreements. Under their respective employment agreements with Cisco, our executive officers will be employed with Cisco as follows: Mr. McDonald will serve as a Senior Vice President of Cisco, and each other executive officer will serve as a Vice President of Cisco.

Period of Employment. Each employment agreement generally requires the executive officer to remain employed by Cisco for a period of at least two years, except that the employment agreements of three executive officers, Messrs. Ecker, Eidson and Haislip, generally require them to remain employed for a period of at least one year. After the two-year period, Mr. McDonald will transition from being a full-time employee, to being a part-time employee providing services at a minimum rate of 25% of a full-time employee. However, each executive officer’s employment by Cisco is “at will” and may be terminated at any time for any reason, subject to the obligations described below.

Termination Payments. Upon a termination of his employment for any reason under the employment agreements, each executive officer will be entitled to receive his annual base salary earned through the date of termination and the value of any unused paid time off earned during through that date. The employment agreements also provide for the payments and benefits described below if the executive officer’s employment is terminated by Cisco without “cause,” or by the executive officer with “good reason,” with each of those terms having the meaning in some circumstances as defined in the employment agreement and in other circumstances as defined in the executive officer’s Severance Protection Agreement with Scientific-Atlanta, each as described below.

With the exception of Mr. Ecker, each executive officer is entitled to payment of his annual base salary pursuant to his respective Cisco employment agreement and any applicable life insurance, disability or COBRA reimbursement benefits for a period of twelve months in the event that his employment is terminated by Cisco without “cause,” as defined in his employment agreement, at any time following completion of the merger, provided that the executive officer executes a release of claims substantially in the form attached to the employment agreement. Such payment and benefits generally are in lieu of any severance benefits that otherwise would be provided to the executive officer under our existing arrangements with that executive officer, including under the executive officer’s Severance Protection Agreement.

In addition, if the employment of an executive officer is terminated during the applicable one-year or two-year employment period (as the case may be) under his employment agreement by Cisco without “cause,” or by the executive officer with “good reason” (as those terms are defined in the executive officer’s Severance Protection Agreement), and the executive officer executes a release of claims substantially in the form attached to his employment agreement with Cisco, then the executive officer remains entitled to receive a lump sum cash payment equal to the excess of:

(i) the actuarial equivalent of the aggregate retirement benefits that the executive officer would have been entitled to receive under Scientific-Atlanta’s Supplemental Executive Retirement Plan and also its Retirement Plan and Trust had he achieved two additional years (one additional year in certain circumstances) of age and service credit for qualified and nonqualified pension purposes (one year of additional credit if the executive officer’s right to terminate with “good reason” is triggered by relocation) over

(ii) the actuarial equivalent of the aggregate retirement benefits the executive officer is actually entitled to receive under those pension plans.

In order to avoid duplication of benefits, the employment agreements provide that such payment shall not be made to the extent that additional age and service has been credited to the executive officer upon termination of the underlying pension plan (and vice versa).

Certain Employment Agreement Definitions. “Good reason” is defined in each employment agreement as (i) an adverse change in the executive officer’s title or grade below the level of a Cisco Vice President (Senior Vice President, in the case of Mr. McDonald), (ii) the executive officer’s relocation without written consent to a facility more than fifty miles from the executive officer’s current location, (iii) a material breach of the employment agreement by Cisco, or (iv) a reduction in the executive officer’s base salary to less than the median for a Cisco Vice President (Senior Vice President, in the case of Mr. McDonald), which, in each case, remains uncured by Cisco after thirty days following written notice from the executive officer. “Cause” is defined in each employment agreement as termination for (i) failure to take lawful actions directed by Cisco, (ii) acts of willful misconduct that have or will have a material adverse effect on Cisco’s reputation or business, (iii) conviction of or plea of no contest to a felony, (iv) acts of fraud against or misappropriation of property belonging to Cisco, (v) material breach of the employment agreement by the executive officer (which would include a termination by the executive officer without “good reason” before expiration of the applicable one-year or two-year employment period, as the case may be), (vi) a material breach of a related noncompetition agreement by the executive officer or Cisco’s standard conflict of interest agreement which remains uncured by the executive officer after thirty days following written notice from Cisco or (vii) material breach of Cisco’s proprietary information and inventions agreement.

Certain Severance Protection Agreement Definitions. “Good Reason” is defined in each Severance Protection Agreement as (i) an adverse change in existing status, title, position or responsibilities, the assignment of any duties or responsibilities reasonably inconsistent with such existing title, position or responsibilities, or any removal from or failure to reappoint the executive officer to any offices or positions, subject to permitted exceptions, (ii) a reduction in base salary or the failure to pay compensation or benefits when due, (iii) requiring the executive officer to be based more than 50 miles from his current work location, (iv) the failure to continue any material certain compensation or benefit plans in effect or the failure to provide compensation and benefits that are, in the aggregate, at least equal in terms of benefit levels, awards or award opportunities with existing compensation and benefit plans, unless certain substitutions or replacements are made, (v) insolvency of or the filing of a petition for bankruptcy, (vi) any material breach of the Severance Protection Agreement, (vii) any purported termination of the executive officer’s employment for “cause” (within the meaning of the Severance Protection Agreement) that does not comport with the termination for “cause” requirements of the Severance Protection Agreement, and (viii) the failure of Scientific-Atlanta to obtain an agreement, satisfactory to the executive officer, from any successor or assign of Scientific-Atlanta to assume and agree to perform the Severance Protection Agreement. “Cause” is defined in each Severance Protection Agreement as a termination evidenced by a resolution adopted in good faith by 2/3 of the board of directors that the executive officer (i) has been convicted of a felony, or (ii) has engaged in conduct which constitutes willful neglect in carrying out his duties or willful misconduct, in either case that is demonstrably and materially injurious, monetarily or otherwise.

Salary. Under the new employment agreements, each executive officer initially will receive the same annual base salary he was receiving from Scientific-Atlanta prior to the merger. Moreover, each executive officer’s employment agreement provides that his base salary may not be reduced during the one-year or two-year employment period (as the case may be) under the employment agreement. The base salaries for our executive officers would be as follows: Mr. McDonald—$1,038,800; Mr. Duke—$435,000; Mr. Ecker—$437,000; Mr. Haislip—$515,000; and Mr. Harney—$450,000; and for all other executive officers as a group - $2,485,000. After the two-year period, Mr. McDonald, as a part-time employee, will earn a minimum salary of 25% of his then current annual base salary.

Target Bonuses. Upon completion of the merger, each executive officer will receive his annual target bonus under his annual incentive plan (either the Senior Officer Annual Incentive Plan or the Annual Incentive Plan for Key Employees, as the case may be) for Scientific-Atlanta’s then current fiscal year. The expected amount of such annual target bonus payments would be approximately as follows: Mr. McDonald—$727,000; Mr. Duke—$217,500; Mr. Ecker—$218,500; Mr. Haislip—$309,000; Mr. Harney—$225,000; and all other executive officers as a group—$1,130,000. On a going forward basis, the employment agreements provide for target bonuses in Cisco’s fiscal years 2006, 2007 and 2008 at least equal to the target bonuses the executive officers would have been eligible to receive under Scientific-Atlanta’s current plans (prorated for Cisco’s fiscal year 2006), which are subject to the executive officer’s achievement of performance milestones determined by Cisco in its sole discretion. Mr. McDonald will earn a prorated bonus for Cisco’s fiscal year 2008 for the period he is a part-time employee. The approximate target bonuses for the executive officers in each of Cisco’s fiscal years 2006, 2007 and 2008 would be as follows (based on the base salaries expected as of the consummation of the merger): Mr. McDonald—$1,515,000; Mr. Duke—$507,500; Mr. Ecker—$510,000; Mr. Haislip—$721,000; Mr. Harney—$525,000; and all other executive officers as a group—$2,637,000.

Long-Term Incentive Plan Cash Bonus and Recapture. In addition, upon completion of the merger, each executive officer will receive any cash payment due to him under his Long Term Incentive Plan Award Agreements with Scientific-Atlanta. These cash payments may be deferred under Scientific-Atlanta’s Executive Deferred Compensation Plan, to the extent permitted by applicable United States tax laws. The expected amount of such Long Term Incentive Plan Award Agreement cash payments would be approximately as follows: Mr. McDonald—$1,231,500; Mr. Duke—$338,000; Mr. Ecker—$356,000; Mr. Haislip—$420,000; Mr. Harney—$332,000; and all other executive officers as a group—$1,704,500. Each executive other than Mr. Ecker has agreed to repay to Cisco the amount paid (or to forfeit any amount deferred, as the case may be) under his Long Term Incentive Plan Award Agreements, without reduction for taxes paid if the executive officer’s employment is terminated within two years of the closing of the merger (one year in the case of Messrs. Haislip and Eidson) for any reason other than (a) termination by Cisco without “cause” (as defined in the Cisco employment agreement), (b) termination by the executive for “good reason” (as defined in the Cisco employment agreement), or (c) termination by reason of the executive officer’s death or permanent disability.

Recapture of Accelerated Scientific Atlanta Option Gain. Under the terms of their existing award agreements, all outstanding stock options to purchase Scientific-Atlanta common stock held by executive officers would become fully vested and exercisable upon shareholder approval of the merger agreement. Under the terms of the new employment agreements, each executive officer has agreed that accelerated vesting and exercisability will occur instead only upon completion of the merger, rather than upon shareholder approval of the merger.

The employment agreement of each executive officer other than Mr. Ecker provides that, upon any termination of employment during the applicable two-year or one-year employment period following the closing, other than a termination described in clauses (a) through (c) of the paragraph titled “Long-Term Incentive Plan Cash Bonus and Recapture” above, (i) any unexercised options whose vesting was accelerated upon closing of the merger will immediately terminate, and (ii) the executive officer will repay to Cisco an amount equal to the gross amount of economic gain obtained by the executive officer (whether realized or unrealized), less applicable taxes. These conditions will cease to apply to any option as of the date that the option would have vested without regard to the accelerated vesting triggered by consummation of the merger.

Cisco Stock Option Grant. Following completion of the merger, each executive officer will be granted a stock option to purchase 75,000 shares of Cisco common stock at a purchase price equal to the fair market value of the underlying shares on the date of the grant. Subject to the executive officer’s continued employment, the option will vest and become exercisable over a five-year period, with 20% of the shares subject to the option becoming vested and exercisable upon completion of the first year of employment and the remainder of the shares subject to the option becoming vested and exercisable in equal monthly installments over the following 48 months. The option will expire nine years from the date of grant, subject to earlier expiration upon the termination of the executive officer’s employment. The option will not accelerate in connection with the merger or upon any termination of the executive officer’s employment with Cisco, except as provided under Cisco’s Option Acceleration Policy for Death and Terminal Illness, under which outstanding options for shares of Cisco common stock would be accelerated, subject to certain conditions and limitations, upon the death or terminal illness of such executive officer.

Cisco Restricted Stock Grant. Following completion of the merger, each executive officer other than Mr. Ecker will be awarded shares of restricted Cisco common stock. Each executive officer’s award will be for the number of shares equal to the quotient of (i) two times the sum of his annual base salary and target bonus divided by (ii) the fair market value of the underlying shares of Cisco common stock on the date of the grant. Subject to the executive officer’s continued employment, the share award will vest in equal annual installments over a five year period. The share award will not accelerate in connection with the merger or upon any termination of the executive officer’s employment with Cisco for any reason.

Waiver of Certain Protections. Each employment agreement provides that, for purposes of the executive officer’s Severance Protection Agreement with Scientific-Atlanta, and for purposes of Scientific-Atlanta’s Senior Officer Annual Incentive Plan, Annual Incentive Plan for Key Employees, Executive Deferred Compensation Plan, Supplemental Executive Retirement Plan, Restoration Retirement Plan, Benefits Protection Trust, 1992 and 1996 Employee Stock Option Plan and Long Term Incentive Plans, any provision under which a “change in control” (as defined in such plans or agreement) would occur upon shareholder approval of the merger shall be deemed amended to provide that such change in control will occur only upon closing of the merger rather than upon shareholder approval of the merger. In addition, except as described above (under “—Termination Payments”), each employment agreement provides that the executive officer acknowledges and agrees that neither the consummation of the merger nor any shareholder approval of the merger, nor the executive officer’s employment with Cisco pursuant to the terms of the employment agreement nor any termination of the executive officer’s employment in connection with or following the closing will constitute or provide grounds for a termination other than for “cause” or a termination for “good reason” (as those terms are defined in the executive officer’s Severance Protection Agreement with Scientific-Atlanta) and waives any right or entitlement to any and all benefits under the Severance Protection Agreement, except as described below under “Preserved Protections.”

Compensation Summary. The following table is a summary of the information provided above and sets forth what each of our executive officers who are identified as “named executive officers” in our most recent proxy statement, and each other executive officer as a group, will approximately receive in connection with the closing of the merger:

•	the expected annual base salary each executive officer will receive from Cisco;

•	the target bonus each executive officer will receive on the closing date;

•	the aggregate target bonus each executive officer is eligible to receive for Cisco’s fiscal years 2006, 2007 and 2008;

•	the aggregate Long-Term Incentive Award payments each executive will receive on the closing date;

•	the value of Cisco restricted stock each executive will receive within 30 days of the closing; and

•	the number of options to purchase Cisco common stock each executive will receive within 30 days of the closing.

Name of Executive Officer	Expected Annual Base Salary	Target Bonus payable at Closing	Aggregate Target Bonuses for Cisco Fiscal Years 2006, 2007 & 2008 (1)		Aggregate Long-Term Incentive Award Cash Awards payable at Closing	Value of Cisco Restricted Stock (1), (2)		Number of Options to Purchase Cisco Stock
Mr. James F. McDonald	$1,038,800	$727,000	$1,515,000	(3)	$1,231,500	$3,532,000		75,000
Mr. Dwight B. Duke	435,000	217,500	507,500		338,000	1,305,000		75,000
Mr. H. Allen Ecker	437,000	218,500	510,000		356,000	—	(4)	75,000
Mr. Wallace G. Haislip	515,000	309,000	721,000		420,000	1,648,000		75,000
Mr. Michael P. Harney	450,000	225,000	525,000		332,000	1,350,000		75,000
All other executive officers as a group	2,485,000	1,130,500	2,637,000		1,704,500	7,230,000		525,000

(1)	Based on the base salaries expected as of the consummation of the merger.
(2)	Value of Cisco restricted stock is equivalent to two times annual base salary and target bonus at the consummation of the merger.
(3)	Assumes 25% target bonus for Mr. McDonald for the remainder of Cisco’s fiscal year 2008 after the second anniversary of the closing of the merger.
(4)	Mr. Ecker’s employment agreement with Cisco does not provide for the award of shares of Cisco restricted stock.

Preserved Protections. Although the employment agreements with Cisco generally supersede and replace any earlier verbal or written agreements between the executive officers and Scientific-Atlanta, they do not supersede or replace the following four items:

•	Section 6 of the executive officer’s Severance Protection Agreement with Scientific-Atlanta, which provides that, if any of the payments or benefits to be provided to the executive officer would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the so-called “golden parachute” excise tax), then the executive officer shall be entitled to an additional “280G gross-up payment” such that, after imposition of all applicable taxes on the additional payment, the executive officer will retain an amount of payments and benefits equal to the amount he would have received if the excise tax had not applied, as amended by the employment agreement solely to provide that any such determinations are made by a nationally recognized accounting firm designated by Cisco;

•	Section 9 of the executive officer’s Severance Protection Agreement with Scientific-Atlanta, which generally provides for payment of the executive officer’s legal fees, but as amended by the employment agreement only insofar as it relates to enforcing his rights to the excise tax gross-up described in the prior bullet point;

•	Scientific-Atlanta’s stock option plans and awards thereunder (as modified by the executive officer’s employment agreement); and

•	Scientific-Atlanta’s retiree medical and life insurance benefits to the extent such plans remain in place after closing.

In addition, any indemnification agreement between Scientific-Atlanta and the executive officer will remain in effect pursuant to its terms and/or the terms of the merger agreement.

Section 409A of the Internal Revenue Code. Section 409A of the Internal Revenue Code of 1986, as amended, imposes an additional income tax on certain payments that are made within six months following the separation from service of certain specified employees (as defined in Section 409A). The employment agreements with Cisco provide that, to the extent such a tax otherwise would apply, payments otherwise required under the employment agreements will be delayed. During any period of delay, the affected executive officer would be entitled to interest at a per annum rate equal to the highest rate of interest applicable as of the date of termination of employment to six-month money market accounts offered by Citibank N.A., Wells Fargo Bank, N.A. or Bank of America. Upon the expiration of any applicable six-month delay period, the delayed payment would be made (together with interest) in a lump sum.

Non-Competition Agreement. In connection with the execution of the employment agreements, each of Scientific-Atlanta’s executive officers has also executed a related Non-Competition Agreement which provides that for a period of two years following completion of the merger, each executive officer will be subject to a restrictive covenant that generally prohibits him, in any capacity, directly or indirectly, from engaging in, or rendering services to, any business engaged in the design, development, manufacture, production, marketing or sales of products and services related to broadband distribution or video distribution anywhere in the United States, Canada and the entire world.

Other Compensation and Benefit Arrangements

Severance Protection Agreement. Each executive officer is a party to a Severance Protection Agreement with Scientific-Atlanta, which provides that upon an executive officer’s termination without “cause” or resignation for “good reason” (as such terms are defined in the executive officer’s Severance Protection Agreement), in each case within twenty-four months following shareholder approval of the merger, then that executive officer would be entitled to two times (one times in certain circumstances) the sum of (i) that executive officer’s annual base salary, (ii) that executive officer’s highest cash bonus over the previous three fiscal years (or, if greater, the then current target bonus) and (iii) that executive officer’s perquisite amounts (as defined in the Severance Protection Agreement). In addition, each executive officer would be entitled to two years (one year in certain circumstances) reimbursement of medical and other welfare benefits and a lump sum payment in cash in respect of additional age and service credit for qualified and unqualified pension purposes (described above under “—Cisco Employment Agreements”). Each Severance Protection Agreement also provides that each executive officer is entitled to a 280G gross-up payment and associated legal fees, if any (as described above under “—Preserved Protections”). Each executive officer has agreed, pursuant to the employment agreements between the executive officers and Cisco (as described above under “—Cisco Employment Agreements”), generally to waive all severance payments and benefits under the Severance Protection Agreement, other than as described above (under “—Cisco Employment Agreements”).

Stock Options and Other Stock-Based Awards. Under the terms and conditions of Scientific-Atlanta’s stock option plans as discussed above, all outstanding options to purchase our common stock issued under the option plans prior to the date of the merger agreement, including those held by executive officers and directors, will accelerate and become fully exercisable upon shareholder approval of the merger (with the exception of the Non-Employee Directors Stock Option Plan, under which such accelerated vesting will occur upon consummation of the merger). Under the terms of the employment agreements that our executive officers entered into with Cisco, as described above, the executive officers have agreed that such accelerated vesting and exercisability will occur only upon closing of the merger rather than upon shareholder approval of the merger.

Under the terms of the merger agreement, any options to purchase Scientific-Atlanta common stock issued after the date of the merger agreement to the executive officers will not accelerate in connection with the merger. Also, under the terms of the merger agreement, all outstanding options to purchase Scientific-Atlanta common stock existing at the time of the completion of the merger, including those held by our executive officers and directors, will be assumed by Cisco and will become options to purchase Cisco common stock having equivalent economic value. For a more complete description of the treatment of Scientific-Atlanta stock options in the merger, see “—Effect on Awards Outstanding Under Scientific-Atlanta’s Stock Plans.”

The following chart sets forth, for each of the directors of Scientific-Atlanta, for each of the named executive officers and for all of the other executive officers of Scientific-Atlanta as a group, the number of vested options held as of November 30, 2005, the number of unvested options held as of November 30, 2005 (which will accelerate upon completion of the merger) and the dollar value of the accelerated options, assuming for hypothetical purposes, that each director and executive officer exercises all in-the-money options and receives $43.00 per share:

Name	Total Number of Options whose Vesting would Accelerate at the Closing	Dollar Value of Accelerated Options (1)	Total Number of All Options at the Closing (2)	Dollar Value of All Stock Options (1)
Directors:
Mr. Marion H. Antonini	11,250	$114,588	15,000	$166,650
Dr. James I. Cash, Jr.	12,500	$152,488	65,000	$418,250
Mr. David W. Dorman	12,500	$152,488	70,000	$1,541,350
Mr. William E. Kassling	12,500	$152,488	70,000	$1,581,037
Ms. Mylle H. Mangum	12,500	$152,488	70,000	$1,581,037
Mr. Terence F. McGuirk	12,500	$152,488	65,000	$418,250
Mr. David J. McLaughlin	12,500	$152,488	40,000	$543,850
Mr. James V. Napier	12,500	$152,488	70,000	$1,581,037
Mr. Sam Nunn	12,500	$152,488	80,000	$1,908,537

Named Executive Officers:
Mr. James F. McDonald	1,180,000	$19,595,450	3,854,641	$40,968,975
Mr. Dwight B. Duke	170,250	$2,766,678	465,152	$5,088,473
Mr. H. Allen Ecker	154,000	$2,562,860	543,495	$6,597,718
Mr. Wallace G. Haislip	177,750	$2,850,828	548,533	$6,843,413
Mr. Michael P. Harney	170,250	$2,766,678	428,002	$5,645,070
All other executive officers as a group	842,625	$13,591,436	1,960,696	$24,091,375

(1)	The dollar value of options is calculated by subtracting the per share exercise price of the options (if less than $43.00 per share) from $43.00 per share and multiplying the amount of this difference by the total number of option shares. The amounts reflect hypothetical exercises at $43.00 per share. All such outstanding options existing at the time of the completion of the merger will be assumed by Cisco and will become options to purchase Cisco common stock having equivalent economic “spread” value (subject to certain rounding conventions). The amounts ultimately realized under the assumed options will vary with changes in the price of Cisco’s common stock. These ultimately realized amounts may include gains realized with respect to options that are not in-the-money at $43.00 per share.
(2)	The total number of options at the closing includes the total number of vested options prior to acceleration, and options whose vesting would accelerate at the closing.

In addition, under the Stock Plan for Non-Employee Directors, any restricted stock granted to a director of Scientific-Atlanta will become fully vested upon shareholder approval of the merger. As of the date hereof, the following directors hold the following number of restricted common shares of Scientific-Atlanta under that plan, whose vesting will accelerate upon shareholder approval of the merger:

Name	Number of Shares that would accelerate	Dollar Value of Accelerated Shares
Directors:
Mr. Marion H. Antonini	1,500	$64,500
Dr. James I. Cash, Jr.	3,000	$129,000
Mr. David W. Dorman	—	—
Mr. William E. Kassling	3,000	$129,000
Ms. Mylle H. Mangum	—	—
Mr. Terence F. McGuirk	3,000	$129,000
Mr. David J. McLaughlin	1,500	$64,500
Mr. James V. Napier	—	—
Mr. Sam Nunn	—	—

Annual Incentive Plan. The annual incentive plans for which the executive officers of Scientific-Atlanta are eligible by their terms provide that, upon a change in control, any awards for the fiscal year then in progress will become immediately payable at the target level and, for the two fiscal years following the fiscal year in which the change in control occurs, each plan may not be terminated, amended or modified in any way. Each executive officer has agreed, pursuant to the employment agreements between the executive officers and Cisco (as described above under “—Cisco Employment Agreements”) to receive their target bonus for the then current fiscal year upon the closing of the merger rather than upon shareholder approval of the merger. Furthermore, Cisco has agreed that each executive officer will be eligible to receive at least the same target bonus for each of Cisco’s fiscal years for 2006, 2007 and 2008 (prorated for 2006) (as described above under “—Salary” and “—Target Bonus”). The executive officers have also agreed that, for them, the two-year prohibition on amendments to or modification or termination of the annual bonus plan shall begin upon consummation of the merger rather than upon shareholder approval of the merger.

Deferred Compensation Plans. The Executive Deferred Compensation Plan provides Scientific-Atlanta’s executive officers the opportunity to defer cash compensation payable for services. Although the plan provides that it may be terminated by the Scientific-Atlanta board at any time, it also provides that the plan may not be modified, amended or terminated for two years following a change in control. Also, under such plan, if an executive officer’s employment is terminated either voluntarily or involuntarily within two years following a change in control, the executive officer will receive payment of his deferred benefits in the form and at such time as he has elected (even if he has not yet attained age 55). As of the date hereof, Messrs. Bradner, Duke and Harney have not attained the age of 55. Each executive officer has agreed, pursuant to the employment agreements between the executive officers and Cisco (as described above under “—Cisco Employment Agreements”), that, for purposes of the Executive Deferred Compensation Plan in respect of the executive officers, a change in control will occur upon closing of the merger rather than upon shareholder approval of the merger. Subject to the terms of the Executive Deferred Compensation Plan, for a period of two years following the merger, each executive officer would continue to be eligible for savings match and investment benefits under the plan.

Under the Deferred Compensation Plan for Non-Employee Directors, upon shareholder approval of the merger: (i) all directors shall be deemed to have satisfied the age and service requirements for “retirement” eligibility under the plan (in effect entitling the director to receive deferral of benefits as he has elected even if the director has not yet attained age 55 and completed three years of service as a director); (ii) existing benefits shall be payable in any available alternative form properly elected by the director (for instance, a lump sum in lieu of installments); (iii) any shares of Scientific-Atlanta common stock credited under the plan will be converted into a credit denominated in cash (based on the closing trading price of Scientific-Atlanta shares on the day preceding shareholder approval); and (iv) all amounts credited to the director’s split-dollar account under the plan (if any) shall earn interest at the plan interest rate (an annual rate of interest equal, for any plan year, to the Moody’s Long Term Industrial Bond Rate for the 90 day period ending on the preceding March 1 (rounded to the next highest  1/2 percentage point), plus 1%. This plan may be amended or terminated at any time except that it may not be amended for a period of two years following a change in control.

Supplemental Executive Retirement Plan. The Supplemental Executive Retirement Plan, or the SERP, which is designed to provide supplemental retirement benefits to executive officers, provides that, upon a change in control, (i) the executive officers will be fully vested in their benefit under the plan (including presently accrued benefits and any benefits that accrue under the plan in the future), and (ii) the plan shall not be amended or terminated in any way for a period of two years after the change in control. Except as provided in the preceding sentence, the SERP may generally be amended or terminated by the Scientific-Atlanta Human Resources and Compensation Committee at any time. Each executive officer has agreed, pursuant to the employment agreements between the executive officers and Cisco (as described above under “—Cisco Employment Agreements”) that under the SERP, a change in control will occur only upon closing of the merger rather than upon shareholder approval of the merger. All of the executive officers are presently fully vested under the SERP.

Retirement Plan and Trust. The Retirement Plan and Trust (i.e., Scientific-Atlanta’s tax qualified pension plan) provides that:

•	for a period of two (2) years following shareholder approval of the merger, it may not be terminated or amended in any way which would adversely affect the computation or amount of, or entitlement to, benefits under the plan, except that the plan may be amended to the extent necessary to preserve its qualification under the Internal Revenue Code of 1986, as amended;

•	a participant will be fully vested in his or her benefit under the plan if the individual was an employee immediately before shareholder approval of the merger and his or her employment is terminated for reasons other than cause (as defined in the Retirement Plan and Trust) within two years following shareholder approval of the merger; and

•	the plan may not be merged or consolidated with any other plan (exclusive of certain de minimis transfers of assets and liabilities) within two years following shareholder approval of the merger.

Each executive officer has agreed, pursuant to the employment agreements between the executive officers and Cisco (as described above under “—Cisco Employment Agreements”), that, with respect to him, under the Retirement Plan and Trust, a change in control will occur only upon closing of the merger rather than upon shareholder approval of the merger. All but one of the executive officers are presently fully vested under the plan.

Voluntary Employee Retirement and Investment (“401(k)”) Plan. The Voluntary Employee Retirement and Investment Plan (i.e., Scientific-Atlanta’s “401(k)” plan) provides that:

•	for a period of two (2) years following shareholder approval of the merger, it may not be terminated or amended in any way which would adversely affect the computation or amount of, or entitlement to, benefits under the plan, except that the plan may be amended to the extent necessary to preserve its qualification under the Internal Revenue Code of 1986, as amended;

•	a participant will be fully vested in his or her benefit under the plan if the individual was an employee immediately before shareholder approval of the merger and the participant’s employment is terminated for reasons other than “cause” within two years following shareholder approval of the merger; and

•	a participant will be fully vested in his or her benefit under the plan if the individual was an employee immediately before shareholder approval of the merger and the participant’s account balance is transferred out of the plan within two years following shareholder approval of the merger.

All of the executive officers are presently fully vested under the plan.

Benefits Protection Trust. Scientific-Atlanta maintains the Scientific-Atlanta, Inc. Benefits Protection Trust pursuant to a trust agreement with Wachovia Bank, N.A. Under the terms of the trust agreement, before its amendment as described below, Scientific-Atlanta would have been required to make a contribution to the trust upon a threatened change in control or shareholder approval of the merger in an amount sufficient to (i) fund the total expected benefit cost (determined as if all participants would become eligible for the maximum amount of benefits) under its 1985 Executive Deferred Compensation Plan, Executive Deferred Compensation Plan, Deferred Compensation Plan for Non-Employee Directors, SERP, Key Executive Severance Protection Plan, Long-Term Incentive Plan, Annual Incentive Plan for Key Employees, Retirement Plan for Non-Employee Directors, Restoration Retirement Plan, Senior Officer Annual Incentive Plan, and any and all other employment, severance, severance protection or change in control agreements with officers, directors or employees of Scientific-Atlanta, and (ii) fund certain litigation costs expected to be incurred by participants in enforcing their rights under those plans. The board of directors of Scientific-Atlanta amended the trust agreement prior to execution of the merger agreement to provide that funding would not be required upon execution of the merger agreement. However, pursuant to the terms of that amendment, Scientific-Atlanta reserved the right, at any time on or after the date of execution of the merger agreement and until the board of directors of Scientific-Atlanta provides otherwise by written resolution, to not fund the trust and to further amend, terminate or revoke the trust at any time for any reason notwithstanding that there shall have occurred a change in control or threatened change in control. The amendment also provides that, until the board of directors of Scientific-Atlanta provides otherwise by written resolution, the operation of the trust and the trust agreement shall be suspended and no benefits shall be payable from the trust or under the trust agreement. In addition, the Benefits Protection Trust provides that prior to a change in control, Scientific-Atlanta and any of its affiliates may add or delete plans or participants from the Benefits Protection Trust by amending a schedule to the trust and notifying the trustee in writing. Each executive officer has agreed, pursuant to the employment agreements between the executive officers and Cisco (as described above under “—Cisco Employment Agreements”), that under the Benefits Protection Trust, a change in control will occur only upon closing of the merger rather than upon shareholder approval of the merger.

Indemnification and Insurance

Cisco will assume, and will cause the surviving corporation of the merger to fulfill, all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the merger now existing in favor of the current or former directors or officers of Scientific-Atlanta.

For six years after the effective time of the merger, the surviving corporation will maintain directors’ and officers’ liability insurance for acts or omissions occurring prior to the effective time of the merger covering those persons who were, as of the date of the merger agreement, covered by our directors’ and officers’ liability insurance policies, on terms with respect to coverage and amounts no less favorable than those in effect on the date of the merger agreement. The surviving corporation’s obligation to provide this insurance coverage is subject to a cap of $6.8 million of annual premiums for insurance coverage. The surviving corporation is permitted to substitute a “tail” insurance policy for our existing insurance policy so long as it provides comparable coverage. If the surviving corporation cannot maintain the existing or equivalent insurance coverage without exceeding the cap, the surviving corporation is required to maintain as much insurance coverage as can be obtained by paying annual premiums that in the aggregate do not exceed $6.8 million.

Legal Proceedings Regarding the Merger

On November 22, 2005, we were named a defendant in a purported shareholder class action complaint, captioned Fadem v. Scientific-Atlanta, Inc. et al., filed in the Superior Court of Fulton County of the State of Georgia. On December 1, 2005, the Fadem complaint was amended to add the Plumbers and Pipefitters Local 572 Pension Fund as a plaintiff. On November 23, 2005, we were named a defendant in a second purported shareholder class action complaint, captioned Barone v. Scientific-Atlanta, Inc. et al., filed in the Superior Court of Fulton County of the State of Georgia. Each of the complaints generally alleges that our directors and officers breached fiduciary duties owed to our shareholders in connection with the merger. We believe that the claims are without merit.

Dissenters’ Rights

The following is a summary of your dissenters’ rights under Georgia law and is qualified in its entirety by reference to the text of the relevant provisions of Article 13 of the Georgia Business Corporation Code, or GBCC, which are attached to this proxy statement as Annex E. Shareholders intending to assert dissenters’ rights should carefully review Article 13. Failure to follow precisely any of the statutory procedures set forth in Article 13 may result in a termination or waiver of your dissenters’ rights.

Shareholders of record of our common stock who follow the procedures specified in Article 13 of the GBCC within the appropriate time periods will be entitled to dissent from the merger proposal and obtain payment of the “fair value” of such shares in lieu of the consideration that such shareholder would otherwise be entitled to receive pursuant to the merger agreement. This proxy statement constitutes notice to holders of our common stock concerning the availability of dissenters’ rights under Article 13 of the GBCC.

Shareholders who desire to assert their dissenters’ rights must satisfy all of the conditions of Article 13 of the GBCC. A written notice of intent to demand payment for a shareholder’s shares if the merger is effectuated must be filed with us by such shareholder before the vote for approval of the merger agreement is taken at the special meeting on [DATE]. This written notice of intent to demand payment must be in addition to and separate from a vote against the merger. Shareholders electing to assert their dissenters’ rights must not vote “FOR” the approval of the merger agreement. Failure to vote on the proposal to approve the merger agreement will not constitute a waiver of dissenters’ rights. Any proxy or vote against the merger will not satisfy the notice requirement within the meaning of Article 13. Shareholders who do not satisfy the requirements above will not be entitled to payment for their shares under Article 13 of the GBCC.

A Scientific-Atlanta shareholder who elects to exercise dissenters’ rights should mail or deliver the shareholder’s written notice of intent to demand payment to us at our address at Scientific-Atlanta, Inc., 5030 Sugarloaf Parkway, Lawrenceville, Georgia, 30044, Attention: Secretary. The written notice of intent to demand payment should specify the shareholder’s name and mailing address, and that the shareholder is thereby intending to assert dissenters’ rights for the shareholder’s Scientific-Atlanta common stock. If the merger is approved, within ten days of such approval we must provide a written dissenters’ notice to all of our shareholders who have given notice of their intent to dissent and have not voted for the merger.

The written dissenters’ notice shall (i) state where the payment demand from dissenting shareholders must be sent and where and when certificates for certificated shares must be deposited; (ii) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received; (iii) set a date by which we must receive the payment demand, which cannot be fewer than 30 nor more than 60 days after the date our dissenters’ notice is delivered; and (iv) include a copy of Article 13 of the GBCC.

Shareholders who properly assert dissenters’ rights under Article 13 and receive a dissenters’ notice from us will have to demand payment and deposit their certificates in accordance with the terms of the dissenters’ notice. Shareholders who do not demand payment or deposit their share certificates where required, each by the date set in the dissenters’ notice, will not be entitled to payment for their shares under Article 13 of the GBCC.

Within 10 days of the later of the date the merger is effectuated or receipt of a payment demand, we, by notice to each dissenter who complied with the terms of the dissenters’ notice, will be required to offer to pay to such dissenter the amount which we estimate to be the fair value of the dissenter’s shares, plus accrued interest. The offer of payment must be accompanied by (i) Scientific-Atlanta’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any; (ii) a statement of our estimate of the fair value of the shares; (iii) an explanation of how the interest was calculated; (iv) a statement of the dissenter’s right to demand payment under Section 14-2-1327 of the GBCC; and (v) a copy of Article 13 of the GBCC.

Dissenting shareholders who accept our offer by written notice within 30 days after our offer or are deemed to have accepted such offer by failure to respond within those 30 days will receive payment for their shares within 60 days after the offer is made or the merger is effectuated, whichever is later. If we do not effectuate the merger within 60 days after the date set for demanding payment and depositing share certificates, we will have to return the deposited certificates. If, after returning deposited certificates, we then effectuate the merger, we will be required to send a new dissenters’ notice and repeat the payment demand procedure.

If any dissenting shareholder believes that the amount offered by us is less than the fair value of his, her or its shares or that the interest due is incorrectly calculated or we, having failed to effectuate the merger, do not return the deposited certificates within 60 days after the date set for demanding payment, the dissenting shareholder may notify us in writing of such shareholder’s own estimate of the fair value of his, her or its shares and amount of interest due, and demand payment of such estimate.

Any dissenting shareholder will waive the right to demand payment and will be deemed to have accepted our offer unless the dissenter notifies us of his, her or its demand in writing in the manner described above within 30 days after we offered payment for such shareholder’s shares.

If we were not to offer payment within the specified time (i) a dissenting shareholder may demand our balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any, and we will be required to provide the information to the shareholder within ten days after receipt of a written demand for the information; and (ii) the shareholder, at any time, within a three-year period following the merger, may notify us of such shareholder’s own estimate of the fair value of the shares and the amount of interest due and demand payment of his, her or its estimate of the fair value of such shareholder’s shares and interest due.

If a payment remains unsettled, we will be required to commence a proceeding in a Georgia state court within 60 days after receiving the payment demand to determine the fair value of the shares and accrued interest. The court will determine all costs and expenses of the proceeding other than fees and expenses of attorneys and experts, and will assess them against us unless it finds that the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 14-2-1327 of the GBCC. If we fail to commence the proceeding within the 60 day period, we will be required to pay each dissenter whose demand remained unsettled the amount demanded. No action by any dissenter to enforce dissenters’ rights may be brought more than three years after the merger.

Scientific-Atlanta shareholders considering seeking to enforce dissenters’ rights with respect to their shares should note that the fair value of their shares determined under Article 13 could be more, the same or less than the consideration they would receive pursuant to the merger agreement if they did not seek to enforce dissenters’ rights with respect to their shares.

Any shareholder who has duly demanded dissenters’ rights in compliance with Article 13 of the GBCC and deposits his, her or its shares according to the terms of the dissenters’ notice retains all other rights of a shareholder until those rights are canceled or modified by the effectuation of the merger.

Failure by any Scientific-Atlanta shareholder to comply fully with the procedures described above and set forth in Article 13 may result in termination of such shareholder’s dissenters’ rights.

Form of the Merger

Subject to the terms and conditions of the merger agreement and in accordance with Georgia law, at the effective time of the merger, Columbus Acquisition Corp., a wholly owned subsidiary of Cisco and a party to the merger agreement, will merge with and into us. We will survive the merger as a wholly owned subsidiary of Cisco.

Merger Consideration

At the effective time of the merger, each outstanding share of our common stock, other than treasury shares, shares held by Cisco or any direct or indirect wholly owned subsidiary of Cisco or us, and shares held by shareholders who perfect their dissenters’ rights, will be converted into the right to receive $43.00 in cash, without interest and less any applicable withholding tax. Treasury shares and shares held by Cisco or any direct or indirect wholly owned subsidiary of Cisco or us will be canceled immediately prior to the effective time of the merger.

As of the effective time of the merger, all shares of our common stock will no longer be outstanding and will automatically be canceled and will cease to exist, and each holder of a certificate representing any shares of our common stock will cease to have any rights as a shareholder, except the right to receive $43.00 per share in cash, without interest and less applicable withholding tax (other than shareholders who have perfected their dissenters’ rights). The price of $43.00 per share was determined through arm’s-length negotiations between Cisco and us.

Effect on Awards Outstanding Under Scientific-Atlanta’s Stock Plans

Stock options. Upon shareholder approval of the merger agreement, the vesting of stock options outstanding as of the date of the merger agreement will automatically accelerate (other than certain options held by directors and executive officers, whose vesting will accelerate upon the closing of the merger) so that each such stock option will become fully exercisable. At the effective time of the merger, each option that is unexpired, unexercised and outstanding immediately prior to the effective time, whether vested or unvested, will be assumed by Cisco and converted into an option to purchase Cisco common stock.

As of the effective time of the merger, each such assumed option will be exercisable for, and represent the right to acquire, that number of shares of Cisco common stock (rounded down to the next whole share) equal to the number of shares of Scientific-Atlanta common stock subject to such option immediately prior to the merger multiplied by the option exchange ratio (which is $43.00 divided by the average of each day’s volume-weighted average sales price for a share of Cisco common stock on the Nasdaq Stock Market for the ten consecutive trading days ending with the third trading day that precedes the closing), and the per share exercise price of the assumed option (rounded up to the next whole cent) will be determined by dividing the per share exercise price applicable to the Scientific-Atlanta option immediately prior to the effective time of the merger by the option exchange ratio.

Employee Stock Purchase Plan, or ESPP. Scientific-Atlanta will shorten each offering period under the ESPP such that the purchase date for each such offering shall occur prior to the effective time of the merger. Scientific-Atlanta’s ESPP will terminate immediately prior to the earlier of (i) the effective time of the merger, or (ii) the date upon which the ESPP terminates by its terms. As of the execution of the merger agreement, we will not commence any new purchase and/or offering periods other than such offering periods of one-month duration as are consistent with our past practice.

2003 Long Term Incentive Plan, or 2003 LTIP. At the effective time of the merger, Cisco will assume all unissued shares of Scientific-Atlanta common stock then reserved for issuance under our 2003 LTIP (as equitably adjusted to reflect an appropriate number of Cisco shares). Cisco will not assume, and the unissued shares assumed by Cisco will not be subject to, the terms and conditions of the 2003 LTIP. The shares assumed by Cisco will be reserved for issuance under an equity incentive plan of Cisco, which Cisco will implement in connection with the merger.

Effective Time of the Merger

The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Georgia or at such later time as is agreed upon by Cisco and us and specified in such certificate of merger. The filing of the certificate of merger will occur at the closing, which will take place not later than the second business day after satisfaction or waiver of the conditions to the closing of the merger set forth in the merger agreement and described in this proxy statement, or at such other time as is agreed upon by Cisco and us. We currently anticipate the merger to be completed in the first quarter of calendar 2006.

Delisting and Deregistration of Scientific-Atlanta Common Stock

If the merger is completed, our common stock will be delisted from and will no longer be traded on the New York Stock Exchange and will be deregistered under the Securities Exchange Act. Following the completion of the merger Scientific-Atlanta will no longer be a public company.

Material United States Federal Income Tax Consequences of the Merger

The following is a summary of the material U.S. federal income tax consequences of the merger to shareholders of Scientific-Atlanta whose shares of Scientific-Atlanta common stock are converted into the right to receive cash in the merger. The following summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, judicial decisions and administrative rulings, all of which are subject to change, possibly with retroactive effect. The summary does not address all of the U.S. federal income tax consequences that may be relevant to particular shareholders in light of their individual circumstances or to shareholders who are subject to special rules, including: non-U.S. persons, U.S. expatriates, insurance companies, dealers or brokers in securities or currencies, tax-exempt organizations, financial institutions, mutual funds, insurance companies, cooperatives, pass-through entities and investors in such entities, shareholders who have a functional currency other than the U.S. Dollar, shareholders who hold their shares of Scientific-Atlanta common stock as a hedge or as part of a hedging, straddle, conversion, synthetic security, integrated investment or other risk-reduction transaction or who are subject to alternative minimum tax or shareholders who acquired their shares of Scientific-Atlanta common stock upon the exercise of employee stock options or otherwise as compensation. Further, this discussion does not address any U.S. federal estate and gift or alternative minimum tax consequences or any state, local or foreign tax consequences relating to the merger.

The Merger. The receipt of cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. Generally, for U.S. federal income tax purposes, a shareholder will recognize gain or loss equal to the difference between the amount of cash received by the shareholder in the merger and the shareholder’s adjusted tax basis in the shares of Scientific-Atlanta common stock converted into cash in the merger. If shares of Scientific-Atlanta common stock are held by a shareholder as capital assets, gain or loss recognized by such shareholder will be capital gain or loss, which will be long-term capital gain or loss if the shareholder’s holding period for the shares of Scientific-Atlanta common stock exceeds one year at the time of the merger. Capital gains recognized by an individual upon a disposition of a share of Scientific-Atlanta that has been held for more than one year generally will be subject to a maximum U.S. federal income tax rate of 15% or, in the case of a share that has been held for one year or less, will be subject to tax at ordinary income tax rates. In addition, there are limits on the deductibility of capital losses. The amount and character of gain or loss must be determined separately for each block of Scientific-Atlanta common stock (i.e., shares acquired at the same cost in a single transaction) converted into cash in the merger.

Backup Withholding. A shareholder (other than certain exempt shareholders, including, among others, all corporations and certain foreign individuals) whose shares of Scientific-Atlanta common stock are converted into the merger consideration may be subject to backup withholding at the then applicable rate (under current law, the backup withholding rate is 28%) unless the shareholder provides the shareholder’s taxpayer identification number, or TIN, and certifies under penalties of perjury that such TIN is correct (or properly certifies that it is awaiting a TIN) and certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. A shareholder that does not furnish a required TIN or that does not otherwise establish a basis for an exemption from backup withholding may be subject to a penalty imposed by the Internal Revenue Service, or the IRS. Each shareholder that is an individual should complete and sign the Substitute Form W-9 included as part of the letter of transmittal that will be sent to shareholders promptly following closing of the merger so as to provide the information and certification necessary to avoid backup withholding. Each foreign individual shareholder must submit a signed statement (such as a Certificate of Foreign Status on Form W-8BEN) attesting to his or her exempt status. Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the U.S. federal income tax liability of the person subject to the backup withholding, provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by the shareholder by filing a U.S. federal income tax return.

THE SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY AND IS BASED ON THE LAW IN EFFECT ON THE DATE HEREOF. SHAREHOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS TO

DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS) OF THE MERGER.

Regulatory Matters

The completion of the merger is subject to expiration or termination of the applicable waiting periods under the HSR Act and the rules thereunder, and under applicable foreign antitrust laws, including the laws of the European Union. Under the HSR Act and the rules thereunder, the merger may not be completed unless certain information has been furnished to the Antitrust Division of the U.S. Department of Justice and to the Federal Trade Commission and applicable waiting periods expire or are terminated. Cisco and Scientific-Atlanta have each filed a notification and report form pursuant to the HSR Act with the Antitrust Division of the Department of Justice and the Federal Trade Commission and requested early termination of the waiting period. Even if the waiting period under the HSR Act is terminated, the Antitrust Division, the Federal Trade Commission or others could take action under the applicable antitrust laws with respect to the merger, including seeking to enjoin the closing of the merger, to rescind the merger or to conditionally approve the merger. In addition, we are required to make filings in several foreign jurisdictions with anti-competition authorities with respect to the merger, and in certain circumstances, receive their approval prior to consummation of the merger. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

THE MERGER AGREEMENT

The following summary describes certain material provisions of the merger agreement. This summary is not complete and is qualified in its entirety by reference to the complete text of the merger agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. Scientific-Atlanta urges you to read carefully the merger agreement in its entirety because this summary may not contain all the information about the merger agreement that is important to you.

The merger agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about Scientific-Atlanta. Such information can be found elsewhere in this document and in the other public filings we make with the SEC, which are available, without charge, at http://www.sec.gov.

The representations and warranties described below and included in the merger agreement were made by Scientific-Atlanta to Cisco. These representations and warranties were made as of specific dates and are in some cases subject to important qualifications, limitations and supplemental information agreed to by Scientific-Atlanta and Cisco in connection with negotiating the terms of the merger agreement. In addition, the representations and warranties may have been included in the merger agreement for the purpose of allocating risk between Scientific-Atlanta and Cisco rather than to establish matters as facts. The merger agreement is described in, and included as Annex A hereto, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Scientific-Atlanta or its business. Accordingly, the representations and warranties and other provisions of the merger agreement should not be read alone, and you should read the information provided elsewhere in this document and in the documents incorporated by reference into this document for information regarding Scientific-Atlanta and its business. See “Where You Can Find More Information” beginning on page 64.

Effective Time

The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Georgia or at such later time as is agreed upon by Cisco and us and specified in the certificate of merger. The filing of the certificate of merger will occur at the closing, which will take place not later than the second business day after satisfaction or waiver of the conditions to the closing of the merger set forth in the merger agreement and described in this proxy statement, or at such other time as is agreed upon by Cisco and us.

Conversion of Shares; Procedures for Exchange of Certificates

The conversion of each outstanding share of our common stock into the right to receive $43.00 per share in cash, without interest and less any applicable withholding tax, will occur automatically at the effective time of the merger. Promptly following the effective time of the merger, Computershare Limited (formerly EquiServe Trust Company N.A.), the exchange agent, will send a letter of transmittal to each former Scientific-Atlanta shareholder. The letter of transmittal will contain instructions for obtaining cash in exchange for shares of our common stock.

Upon surrender of a stock certificate representing shares of our common stock, together with a duly completed and validly executed letter of transmittal, and any other documents that may be reasonably required by the exchange agent, the holder of the certificate will be entitled to receive from the exchange agent, acting on behalf of Cisco, $43.00 in cash for each share represented by the stock certificate, and that stock certificate will be canceled.

In the event of a transfer of ownership of our common stock that is not registered in our stock transfer books, the merger consideration for shares of our common stock so transferred may be paid to a person other than the person in whose name the surrendered certificate is registered if:

•	the certificate is properly endorsed and is otherwise in proper form for transfer, and

•	the person requesting such payment:

•	pays to Cisco or its designated agent any transfer or other taxes resulting from the payment of merger consideration to a person other than the registered holder of the certificate; or

•	establishes to the satisfaction of Cisco or its designated agent that such tax has been paid or is not applicable.

No interest will be paid or will accrue on any cash payable in connection with the merger upon the surrender of stock certificates representing shares of our common stock. The cash paid upon conversion of shares of our common stock in the merger will be issued in full satisfaction of all rights relating to those shares of our common stock.

Treatment of Options Outstanding Under Our Stock Plans

Upon shareholder approval of the merger agreement, the vesting of stock options outstanding as of the date of the merger agreement will automatically accelerate (other than certain options held by directors and executive officers, whose vesting will accelerate upon the closing of the merger) so that each such stock option will become fully exercisable. At the effective time of the merger, each option that is unexpired, unexercised and outstanding immediately prior to the effective time, whether vested or unvested, will be assumed by Cisco and converted into an option to purchase Cisco common stock.

As of the effective time of the merger, each such assumed option will be exercisable for, and represent the right to acquire, that number of shares of Cisco common stock (rounded down to the next whole share) equal to the number of shares of Scientific-Atlanta common stock subject to such option immediately prior to the merger multiplied by the option exchange ratio (which is $43.00 divided by the average of each day’s volume-weighted average sales price for a share of Cisco common stock on the Nasdaq Stock Market for the ten consecutive trading days ending with the third trading day that precedes the closing), and the per share exercise price of the assumed option (rounded up to the next whole cent) will be determined by dividing the per share exercise price applicable to the Scientific-Atlanta option immediately prior to the effective time of the merger by the option exchange ratio.

Representations and Warranties

We made a number of representations and warranties to Cisco and merger sub relating to, among other things:

•	our corporate organization, subsidiaries and similar corporate matters;

•	our capital structure;

•	the authorization, execution, delivery and enforceability of, and required consents, approvals, orders and authorizations of, and filings with, governmental authorities relating to, the merger agreement and related matters with respect to Scientific-Atlanta;

•	the inapplicability of our rights agreement to the merger;

•	documents and financial statements that Scientific-Atlanta has filed with the Securities and Exchange Commission, or SEC, since July 1, 2002, lack of undisclosed liabilities, our compliance with the Sarbanes-Oxley Act of 2002 and other matters with respect to our internal controls and procedures;

•	in each case since July 1, 2005, the absence of: a material adverse effect on Scientific-Atlanta; our entering into any agreement with regard to the acquisition, sale or transfer of any material intellectual property right or other material asset; any material changes in accounting methods or practices; dividends or purchases of capital stock; certain employee-related events; changes in discount, credit or warranty policies or the making of other material concessions other than in the ordinary course of business consistent with past practice; damage or loss to material assets, property or business; or any settlement of material litigation;

•	the absence of pending or threatened litigation, governmental investigations or internal investigations;

•	the absence of restrictions on certain business activities;

•	our compliance with applicable laws, judgments and permits;

•	title to our properties and assets;

•	our intellectual property;

•	environmental matters with respect to operations of Scientific-Atlanta;

•	tax matters with respect to Scientific-Atlanta;

•	our employee benefit plans and agreements and matters relating to the Employee Retirement Income Security Act;

•	affiliate transactions;

•	insurance matters;

•	our engagement of, and payment of fees to, brokers, investment bankers and financial advisors;

•	our significant customers and suppliers;

•	contracts material to Scientific-Atlanta;

•	our compliance with export control laws;

•	our receipt of a fairness opinion from Credit Suisse First Boston; and

•	the accuracy of information supplied by Scientific-Atlanta in connection with this proxy statement.

Our representations and warranties expire at the effective time of the merger.

Cisco and merger sub made a number of representations and warranties to us in the merger agreement relating to, among other things:

•	their corporate organization and similar corporate matters;

•	the authorization, execution, delivery and enforceability of, and required consents, approvals, orders and authorizations of, and filings with governmental authorities relating to, the merger agreement and related matters with respect to Cisco and merger sub;

•	merger sub’s lack of prior operating activity;

•	their ownership of our common stock;

•	the sufficiency of Cisco’s capital resources to effect the merger; and

•	the accuracy of information supplied by Cisco and merger sub in connection with this proxy statement.

The representations and warranties of Cisco and merger sub expire at the effective time of the merger.

Conduct of Business Pending the Merger

Under the merger agreement, we have agreed that prior to the effective time of the merger, subject to certain exceptions, unless we obtain Cisco’s prior written consent or as necessary to comply with legal requirements, we will and will cause each of our subsidiaries to:

•	carry on our and their businesses in the ordinary course consistent with past practice and in material compliance with applicable legal requirements;

•	file required tax returns, pay taxes and other obligations when due, and use commercially reasonable efforts to keep available the services of our present officers and key employees and to preserve intact our present business organizations and relationships;

•	use commercially reasonable efforts to assure that contracts entered into will not require a consent or waiver or terminate as a result of the merger;

•	maintain material leased premises in accordance with the terms of the lease; and

•	consult with Cisco regarding the defense or settlement of any material litigation.

In addition, we have also agreed that until the effective time of the merger, subject to certain exceptions for actions taken in the ordinary course of business, consistent with past practice or below certain dollar thresholds, or with Cisco’s prior written consent or as necessary to comply with legal requirements, we will and will cause our subsidiaries to comply with specific restrictions relating to, among others:

•	amending our or their articles of incorporation or bylaws or similar organizational documents;

•	declaring, setting aside or paying any dividends (other than quarterly cash dividends in an amount of up to $0.01 per share) on, or other distributions in respect of, our capital stock, or the split, combination or reclassification of our capital stock, or issuing any other securities in respect of, in lieu of or in substitution for shares of our capital stock, or adopting any shareholder rights plan;

•	amending or changing the vesting, acceleration or other rights granted under our stock option plans;

•	entering into certain customer or supplier agreements;

•	amending or modifying any contract material to our business in certain respects;

•	entering into or modifying cash management transactions or agreements, joint development contracts, certain manufacturing agreements, or certain marketing agreements;

•	entering into any contract relating to an industry standards group in which we contribute or share pooled patent rights;

•	issuing options, rights, convertible or other Scientific-Atlanta securities;

•	hiring senior level employees or entering into, or extending the term of, any employment agreement with any officer or employee;

•	loans, capital contributions to, or investments in, any other person, other than us or any of our subsidiaries;

•	transferring or licensing our intellectual property or any third party intellectual property;

•	granting of exclusive or “most favored party” rights or entering into noncompetition covenants or other material restrictions relating to business activities;

•	the sale, lease, license or encumbrance of our assets;

•	the incurrence of indebtedness;

•	entering into material operating leases;

•	paying or discharging certain liabilities and obligations;

•	the incurrence of capital expenditures in excess of our budget;

•	changing insurance coverage;

•	amending our benefit plans or agreements or adopting new plans or agreements, including severance agreements;

•	commencing any lawsuits or settling or discharging claims;

•	acquiring any business, company or material assets or entering into any joint venture, strategic alliance or partnership;

•	making or changing any material election with respect to taxes or filing any federal income tax return or taking certain other actions with respect to tax matters;

•	any revaluation of material assets or change in accounting methods;

•	the purchase, sale or lease of real property;

•	creating any encumbrance on our properties;

•	any material change in warranties or credits offered to customers;

•	entering into any affiliate transaction;

•	entering into any other contract material to our business; and

•	committing or agreeing to take any of the actions described in the previous bullet points.

No Solicitation of Third Parties by Scientific-Atlanta

We have agreed that we will not, and will not permit any of our subsidiaries to, nor will we authorize any person or permit any of our or our subsidiaries’ directors, officers or employees or any of our or their investment bankers, attorneys, accountants or other advisors or representatives to, directly or indirectly:

•	solicit, initiate, encourage or induce any acquisition proposal or the making of any inquiry or proposal that could reasonably be expected to lead to an acquisition proposal;

•	enter into, continue or otherwise participate in any communications or negotiations regarding, or furnish to any person any non-public information with respect to, any acquisition proposal;

•	agree to, accept, approve or recommend any acquisition proposal;

•	enter into any letter of intent or any other contract relating to any acquisition proposal;

•	submit any acquisition proposal to the vote of our shareholders;

•	withhold or modify, in a manner adverse to Cisco, the approval of our board of directors of the merger agreement; or

•	grant any waiver or release under any agreement with respect to us or our subsidiaries or any class of our equity securities, or redeem any rights under, or amend, our rights agreement in a manner that facilitates an acquisition proposal or that would inhibit or interfere with the consummation of the merger.

An “acquisition proposal” means any agreement, offer, proposal or indication of interest (other than from Cisco or merger sub) relating to, or involving: (1) the acquisition by any person or group of more than a 10% interest in our total outstanding voting securities or any tender or exchange offer that would result in any person beneficially owning 10% or more of our total outstanding voting securities, or any merger or other business combination involving us or our subsidiaries; or (B) any sale, transfer, disposition or license (other than in the ordinary course of business) of 10% or more of our consolidated assets.

At any time prior to obtaining shareholder approval, our board of directors may nevertheless in response to an unsolicited bona fide written acquisition proposal following the date of the merger agreement that is not otherwise obtained in violation of the restrictions set forth in the preceding bullet points and that our board of directors determines in good faith is or is reasonably likely to become a superior offer:

•	enter into discussions with the person making the acquisition proposal; and

•	furnish to the person making the acquisition proposal information with respect to us and our subsidiaries pursuant to a confidentiality agreement which contains terms that are at least as restrictive as the terms of the confidentiality agreement that we and Cisco have executed in connection with the merger;

provided that we first notify Cisco in writing of the terms and conditions of such acquisition proposal and the identity of the person making it and furnish the same information to Cisco on a prior to or contemporaneous basis.

A “superior offer” means an unsolicited, bona fide written offer made by a third party to acquire, pursuant to a tender or exchange offer, merger or other business combination, all or substantially all of our assets or more than 50% of our total outstanding voting securities and as a result of which our shareholders would hold less than 50% of the equity interests in the surviving or resulting entity for consideration consisting exclusively of cash and/or publicly-traded equity securities on terms that our board of directors has in its good faith judgment concluded (following consultation with our legal counsel and financial advisor) would be, if consummated, more favorable, from a financial point of view, to our shareholders than the terms of the merger agreement and is reasonably likely to be consummated.

We have agreed to advise Cisco within one business day of the receipt of any acquisition proposal, any inquiry or notice that contemplates an acquisition proposal, or any request for non-public information which could reasonably be expected to lead to an acquisition proposal, the material terms and conditions of such acquisition proposal, inquiry or request, and the identity of the person making any such acquisition proposal, inquiry or request.

Nothing in the merger agreement prevents our board of directors from withholding or modifying its recommendation to our shareholders in favor of approval of the merger agreement if: (1) approval of our shareholders of the merger has not yet been obtained; (2) a superior offer is made to us and is not withdrawn; (3) we have promptly provided written notice to Cisco of the superior offer and our intent to change our recommendation; (4) Cisco has not made an offer to us that our board of directors concludes in its good faith judgment to be at least as favorable to our shareholders as such superior offer; and (5) our board of directors has concluded in its good faith judgment, after consultation with our legal counsel, that, in light of such superior offer and any offer made by Cisco, it is required to withhold or modify such recommendation in order to comply with its fiduciary obligations to our shareholders under applicable legal requirements.

Conditions to the Completion of the Merger

Each party’s obligation to effect the merger is subject to the satisfaction or waiver of various conditions, which include the following:

Cisco and we are obligated to effect the merger only if the following conditions are satisfied or waived:

•	the merger agreement is approved by our shareholders at the special meeting;

•	no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition that has the effect of preventing the closing of the merger is in effect and no statute, rule or order is in effect which makes the closing of the merger illegal; and

•	the waiting periods required under the HSR Act and the antitrust laws of the European Commission have terminated or expired.

Cisco will not be obligated to effect the merger unless the following conditions are satisfied or waived:

•	our representations and warranties in the merger agreement are true and correct, except in certain cases where the failure of such representations and warranties to be true and correct does not have, and would not reasonably be expected to have, a material adverse effect on Scientific-Atlanta, in each case as of the date of the merger agreement and as of the closing date of the merger (except that the accuracy of representations and warranties that by their terms address matters only as of a specified date will be determined as of such date);

•	we have performed in all material respects all obligations required to be performed by us under the merger agreement at or prior to the closing of the merger;

•	there is no pending suit, action or proceeding brought before any governmental entity in which an unfavorable injunction, judgment or ruling would:

•	restrain or prohibit the consummation of the merger;

•	cause any of the transactions contemplated by the merger agreement to be rescinded;

•	prohibit or limit or adversely affect the ownership, control or operation by us or Cisco of all or any portion of our business or assets, or the business or assets of our subsidiaries or of Cisco or its subsidiaries, require the disposition of any portion of our business or assets, the business or assets of our subsidiaries or of Cisco and its subsidiaries, or impose limitations on the conduct of business by us, Cisco or our respective subsidiaries; or

•	have a material adverse effect on us or Cisco;

•	no governmental entity shall have notified Cisco or us of its intent to challenge, or issue a statement of objections, with respect to the merger and no such injunction, judgment or ruling of the type described above is in effect;

•	any other governmental approval, waiver or consent necessary for the closing of the merger, including under applicable foreign antitrust laws, has been obtained or terminated or has expired in any jurisdiction where the failure to obtain such approval, waiver or consent would, in Cisco’s judgment, impair the business, operations or standing of us, Cisco or our respective subsidiaries;

•	we have not suffered a material adverse effect since the date of the merger agreement; and

•	our principal executive officer and principal financial officer shall not have failed to provide the certifications required under Sections 302 and 906 of the Sarbanes-Oxley Act.

We will not be obligated to effect the merger unless the following conditions are satisfied or waived:

•	Cisco’s representations and warranties in the merger agreement are true and correct, except in certain cases where the failure of such representations and warranties to be true and correct does not have, and would not reasonably be expected to have, a material adverse effect on Cisco, in each case as of the date of the merger agreement and as of the closing date of the merger (except that the accuracy of representations and warranties that by their terms address matters only as of a specified date will be determined as of such date); and

•	each of Cisco and merger sub has performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing date of the merger.

Termination of the Merger Agreement

Cisco and we can terminate the merger agreement under certain circumstances, including:

•	by mutual written consent;

•	by either Cisco or us, if the merger has not been completed by May 30, 2006 or any other date agreed by Cisco and us, except that if the merger is not completed by such date because any applicable waiting period under the HSR Act or other antitrust law, or other governmental approval that is required to complete the merger, is not obtained, terminated or expired, or because any order is in effect prohibiting the closing of the merger or because governmental actions seeking to restrain the closing of the merger are pending, but all other conditions have been satisfied, in which case either Cisco or we can terminate the merger agreement if the merger is not completed by October 31, 2006;

•	by either Cisco or us, if any governmental entity has issued an order, decree or ruling or taken any other action having the effect of permanently prohibiting the closing of the merger is in effect and has become final and nonappealable;

•	by either Cisco or us, if our shareholders do not approve the merger agreement at the special meeting and, in our case, the failure to obtain shareholder approval is not the result of our violation of the merger agreement;

•	by either Cisco or us, if the other party is in uncured material breach of the merger agreement, or by Cisco if there is a material adverse effect on us;

•	by us if, prior to the receipt of our shareholder approval, our board of directors authorized us to accept a definitive agreement providing for a bona fide superior offer and Cisco does not respond with a matching offer within four business days of our notice to Cisco of our intent to terminate the merger agreement to accept a superior offer, and we pay to Cisco a termination fee of $170 million; or

•	by Cisco if, prior to the receipt of our shareholder approval, our board of directors:

•	withdraws or modifies in a manner adverse to Cisco its recommendation in favor of approval of the merger agreement to our shareholders;

•	fails to include such recommendation in this proxy statement;

•	fails to publicly reaffirm such recommendation within ten business days of a request from Cisco to do so;

•	approves or recommends any other acquisition proposal to our shareholders;

•	enters into any letter of intent or other agreement accepting any other acquisition proposal; or

•	fails to make a statement recommending the rejection of a tender or exchange offer for our common stock.

Termination Fees and Expenses

The merger agreement provides that regardless of whether the merger is consummated, all fees and expenses incurred by the parties in connection with the merger will be borne by the party incurring such fees and expenses.

The merger agreement requires, however, that we pay Cisco a termination fee of $170 million if:

•	Cisco terminates the merger agreement, prior to receipt of our shareholder approval of the merger agreement, after our board of directors:

•	Withdraws or modifies in a manner adverse to Cisco its recommendation to shareholders to approve the merger agreement;

•	fails to include such recommendation in this proxy statement;

•	fails to reaffirm publicly such recommendation within ten business days of a request from Cisco for such a reaffirmation;

•	approves or recommends an alternative proposal to our shareholders;

•	enters into a letter of intent or other agreement with respect to any other acquisition proposal; or

•	fails to make a statement recommending the rejection of a tender or exchange offer for our common stock;

•	We terminate the merger agreement after our board of directors authorizes us to accept a definitive agreement providing for a bona fide superior offer and Cisco does not respond with a matching offer within four business days of our notice to Cisco of our intent to terminate the merger agreement; or

•	Cisco or we terminate the merger agreement due to our shareholders not approving the merger, and an alternative acquisition proposal was made and not withdrawn by a person prior to such termination and we enter into an alternative acquisition transaction within twelve months of the termination of the merger agreement.

Indemnification and Insurance for Scientific-Atlanta’s Directors and Officers

Cisco will assume, and will cause the surviving corporation of the merger to fulfill, all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the merger now existing in favor of the current or former directors or officers of Scientific-Atlanta.

For six years after the effective time of the merger, the surviving corporation will maintain directors’ and officers’ liability insurance for acts or omissions occurring prior to the effective time of the merger covering those persons who were, as of the date of the merger agreement, covered by our directors’ and officers’ liability insurance policies, on terms with respect to coverage and amounts no less favorable than those in effect on the date of the merger agreement. The surviving corporation’s obligation to provide this insurance coverage is subject to a cap of $6.8 million of annual premiums for insurance coverage. The surviving corporation is permitted to substitute a “tail” insurance policy for our existing insurance policy so long as it provides comparable coverage. If the surviving corporation cannot maintain the existing or equivalent insurance coverage without exceeding the cap, the surviving corporation is required to maintain as much insurance coverage as can be obtained by paying annual premiums that in the aggregate do not exceed $6.8 million.

Material Adverse Effect

Several of our representations and warranties contained in the merger agreement are qualified by reference to whether the failure of such representation or warranty to be true is reasonably likely to have a “material adverse effect” on us. The merger agreement provides that a “material adverse effect” means, when used in connection with us, any change, event, violation, inaccuracy, circumstance or effect, (each referred to as an “effect”) that, individually or taken together with all other effects, and regardless of whether or not such effect constitutes a breach of the representations or warranties made by us in the merger agreement, is, or is reasonably likely to:

•	be or become materially adverse in relation to the condition (financial or otherwise), properties, assets (including intangible assets), business, operations or results of operations of us and our subsidiaries, taken as a whole; or

•	materially impede or delay our ability to consummate the transactions contemplated by the merger agreement in accordance with its terms and applicable legal requirements, except to the extent that any such effect is proximately caused by one or more of the following:

•	changes or conditions affecting the economy in general or changes in regulatory conditions generally (provided, in each such case, that such changes or conditions do not affect us disproportionately as compared to our competitors);

•	general changes in the industry in which we or our subsidiaries operate (provided that such changes do not affect us or our subsidiaries disproportionately as compared to our competitors); and

•	any delay in the pacing of customer purchases from us directly resulting from the announcement and pendency of the merger.

Changes in the trading volume or trading price of our capital stock shall not be deemed to constitute a “material adverse effect” in and of themselves; but that exclusion shall not apply to any underlying effect that may have caused such change in trading prices or volumes.

Extension, Waiver and Amendment of the Merger Agreement

Scientific-Atlanta and Cisco may amend the merger agreement at any time prior to the closing of the merger. However, after shareholder approval of the merger agreement has been obtained, no amendment can be made that by law or in accordance with the rules of the New York Stock Exchange would require approval by Scientific-Atlanta shareholders without obtaining such further approval.

Either Scientific-Atlanta or Cisco may extend the time for performance of any of the obligations or other acts of the other parties under the merger agreement, waive any inaccuracies in the other party’s representations and warranties and waive compliance with any of the agreements or conditions contained in the merger agreement.

THE VOTING AGREEMENTS

As a condition and inducement to Cisco entering into the merger agreement, our directors and certain senior officers, in their capacities as Scientific-Atlanta shareholders, entered into a Voting Agreement and Irrevocable Proxy, or voting agreement, with Cisco, dated as of November 18, 2005, pursuant to which each of the shareholders agreed, among other things, to vote the shares of Scientific-Atlanta’s common stock over which the shareholder exercises voting control in favor of the approval of the merger agreement. These shareholders exercise voting control over an aggregate of [•] shares of Scientific-Atlanta common stock as of [DATE], the record date for the special meeting, which constitutes approximately [•]% of the issued and outstanding shares of Scientific-Atlanta common stock. In connection with the execution and delivery of the voting agreements, Cisco did not pay these shareholders any consideration in addition to the consideration they may receive pursuant to the merger agreement in respect of their shares. All of our executive officers who entered into voting agreements with Cisco also entered into employment agreements with Cisco in connection with the merger agreement. See “The Merger—Interests of Scientific-Atlanta Executive Officers and Directors in the Merger” beginning on page 34.

The voting agreements require each of the shareholders, among others things, to vote the subject shares (a) in favor of approval of the merger agreement and (b) against (i) any takeover proposal and (ii) any other matter that could reasonably be expected to impede, delay or adversely affect the merger. In addition, each shareholder subject to a voting agreement granted representatives of Cisco an irrevocable proxy to vote the shareholder’s shares of Scientific-Atlanta common stock in favor of approval of the merger agreement and against any takeover proposal or other matter that could reasonably be expected to impede, delay or adversely affect the merger.

Each shareholder subject to a voting agreement also agreed not to, directly or indirectly, sell, transfer, grant an option with respect to, exchange, pledge or otherwise dispose of or encumber the subject shares, other than transfers (i) to any immediate family member, (ii) to a trust for the benefit of such shareholder or any immediate family member, (iii) to a charitable entity or (iv) in connection with or for the purpose of personal tax-planning. Each shareholder agreed to waive and not to seek any dissenters’ rights in connection with the merger.

Each voting agreement and all obligations of the shareholder and Cisco under a voting agreement will automatically terminate upon the earliest to occur of (i) the effective time of the merger, (ii) the valid termination of the merger agreement in accordance with its terms or (iii) the written agreement of Cisco and shareholder to terminate the voting agreement.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information, as of November 30, 2005, as to shares of Scientific-Atlanta common stock held by persons known to us to be the beneficial owners of more than five percent of Scientific-Atlanta common stock based upon information publicly filed by such persons:

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class
Private Capital Management, L.P. 8889 Pelican Bay Blvd., Naples, Florida 34108	19,557,673	12.8	%(1)
Barclays Global Investors, NA. 45 Fremont Street, San Francisco, California 94015	16,570,542	10.8	%(2)

(1)	Based on a Schedule 13G Amendment No. 5 dated February 14, 2005 filed by Private Capital Management, L.P., Bruce S. Sherman and Gregg J. Powers. Private Capital Management and Messrs. Sherman and Powers have shared voting power over 19,587,673 shares and shared dispositive power over 19,587,673 shares. The percent of class was computed by the beneficial owner as of the date immediately preceding the filing of its Schedule 13G with the SEC.
(2)	Based on a Schedule 13G dated February 14, 2005 filed by Barclays Global Investors, NA., et al., Barclays Global Investors, NA. has sole voting power over 14,932,803 shares and sole dispositive power over 16,570,542 shares. The percent of class was computed by the beneficial owner as of the date immediately preceding the filing of its Schedule 13G with the SEC.

The following table sets forth, as of November 30, 2005, unless otherwise indicated, information regarding the beneficial ownership of Scientific-Atlanta common stock held by each director, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group:

Name of Beneficial Owner	Amount of Beneficial Ownership (1)
Mr. Marion H. Antonini	233,885	(2)
Dr. James I. Cash, Jr.	65,101	(3)
Mr. David W. Dorman	66,540	(4)
Mr. William E. Kassling	129,043	(5)
Ms. Mylle H. Mangum	84,861	(6)
Mr. James F. McDonald	2,801,902	(7)
Mr. Terence F. McGuirk	72,500	(8)
Mr. David J. McLaughlin	54,921	(9)
Mr. James V. Napier	111,124	(10)
Mr. Sam Nunn	76,531	(11)
Dr. H. Allen Ecker	437,137	(12)
Mr. Dwight B. Duke	307,632	(13)
Mr. Wallace G. Haislip	418,518	(14)
Mr. Michael P. Harney	283,795	(15)
All Directors and Executive Officers as a Group (21 persons)	6,529,487	(16)

As of November 30, 2005, the total shares beneficially owned by each individual director and executive officer constituted less than 1.0% of the outstanding Scientific-Atlanta common stock, except that the shares beneficially owned by Mr. McDonald constituted 1.8% of the outstanding Scientific-Atlanta common stock. The aggregate shares beneficially owned by all directors and executive officers as a group represented approximately 4.2% of the outstanding common stock.

(1)	Except as indicated below, each person has sole voting and dispositive power with respect to the shares shown in this column. The number of shares beneficially owned shown in this column:

•	Includes shares held in a dividend reinvestment plan, under which a beneficial owner has voting and dispositive power.

•	Includes restricted stock held by the beneficial owner. Directors holding restricted stock have the right to vote the shares and to receive dividends on the shares, but do not have the right to dispose of such shares prior to vesting.

•	Includes shares held in the Scientific-Atlanta Voluntary Employee Retirement and Investment Plan (the 401(k) plan) by executive officers, who have voting and dispositive power over these shares.

•	Does not include stock awards deferred into an award sub-account and cash compensation deferred into a stock sub-account under the Deferred Compensation Plan for Non-Employee Directors by directors, who do not have the right to vote or dispose of these deferred shares.

(2)	Includes 1,500 shares of restricted stock and 3,750 shares of common stock that may be acquired by Mr. Antonini upon exercise of stock options exercisable as of January 29, 2006. Does not include 32,426 shares of common stock deferred under the Deferred Compensation Plan for Non-Employee Directors.
(3)	Includes 3,000 shares of restricted stock, 5,500 shares of common stock held through a Keogh Plan and 52,500 shares of common stock that may be acquired by Dr. Cash upon exercise of stock options exercisable as of January 29, 2006. Does not include 1,500 shares of common stock deferred under the Deferred Compensation Plan for Non-Employee Directors.
(4)	Includes 57,500 shares of common stock that may be acquired by Mr. Dorman upon exercise of stock options exercisable as of January 29, 2006. Does not include 15,000 shares of common stock deferred under the Deferred Compensation Plan for Non-Employee Directors.
(5)	Includes 3,000 shares of restricted stock and 57,500 shares of common stock that may be acquired by Mr. Kassling upon exercise of stock options exercisable as of January 29, 2006. Does not include 22,559 deferred shares of common stock held through the Deferred Compensation Plan for Non-Employee Directors.
(6)	Includes 57,500 shares of common stock that may be acquired by Ms. Mangum upon exercise of stock options exercisable as of January 29, 2006. Does not include 25,500 shares of common stock deferred under the Deferred Compensation Plan for Non-Employee Directors.
(7)	Includes 2,674,641 shares of common stock that may be acquired by Mr. McDonald upon exercise of stock options exercisable as of January 29, 2006.
(8)	Includes 3,000 shares of restricted stock and 52,500 shares of common stock that may be acquired by Mr. McGuirk upon exercise of stock options exercisable as of January 29, 2006.
(9)	Includes 1,412 shares of common stock held by Mr. McLaughlin’s daughter, 400 shares of common stock held by Mr. McLaughlin’s spouse, 1,500 shares of restricted stock and 27,500 shares of common stock that may be acquired by Mr. McLaughlin upon exercise of stock options exercisable as of January 29, 2006. Does not include 64,861 shares of common stock deferred under the Deferred Compensation Plan for Non-Employee Directors.
(10)	Includes 57,500 shares of common stock that may be acquired by Mr. Napier upon exercise of stock options exercisable as of January 29, 2006. Does not include 77,071 shares of common stock deferred under the Deferred Compensation Plan for Non-Employee Directors.
(11)	Includes 67,500 shares of common stock that may be acquired by Mr. Nunn upon exercise of stock options exercisable as of January 29, 2006. Does not include 46,285 shares of common stock deferred under the Deferred Compensation Plan for Non-Employee Directors.
(12)	Includes 389,495 shares of common stock that may be acquired by Dr. Ecker upon exercise of stock options exercisable as of January 29, 2006.
(13)	Includes 294,902 shares of common stock that may be acquired by Mr. Duke upon exercise of stock options exercisable as of January 29, 2006.
(14)	Includes 370,783 shares of common stock that may be acquired by Mr. Haislip upon exercise of stock options exercisable as of January 29, 2006.
(15)	Includes 257,752 shares of common stock that may be acquired by Mr. Harney upon exercise of stock options exercisable as of January 29, 2006.
(16)	Includes 12,000 shares of restricted stock and 5,539,394 shares of common stock that may be acquired by directors and executive officers upon exercise of stock options exercisable as of January 29, 2006. Does not include 285,202 deferred shares of common stock held through the Deferred Compensation Plan for Non-Employee Directors.

FUTURE SHAREHOLDER PROPOSALS

If the merger is completed, we will not hold a 2006 annual meeting of shareholders. If the merger is not completed, you will continue to be entitled to attend and participate in our shareholder meetings and we will hold a 2006 annual meeting of shareholders, in which case shareholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2006 annual meeting of shareholders in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended. For a shareholder’s proposal to be included in our Proxy Statement and form of proxy for the 2006 Annual Meeting of Shareholders, the proposal must be submitted in writing to Michael C. Veysey, General Counsel and Corporate Secretary, Scientific-Atlanta, Inc., 5030 Sugarloaf Parkway, Lawrenceville, Georgia 30044, by no later than May 30, 2006.

In accordance with Scientific-Atlanta’s By-Laws, shareholders who do not submit a proposal for inclusion in the Proxy Statement, as described in the previous paragraph, but who intend to present a proposal, nomination for director or other business for consideration at the 2006 annual meeting, are required to notify the Corporate Secretary of Scientific-Atlanta of their proposal, nomination or other business by no later than sixty (60) days (expected to be September 4, 2006) and no earlier than ninety (90) days (expected to be August 4, 2006) prior to the 2006 annual meeting. Scientific-Atlanta’s By-Laws contain detailed requirements that the shareholder’s notice must satisfy. Any shareholder notice and any request for a copy of Scientific-Atlanta’s By-Laws should be in writing and addressed to Michael C. Veysey, General Counsel and Corporate Secretary, Scientific-Atlanta, Inc., 5030 Sugarloaf Parkway, Lawrenceville, Georgia 30044.

The Governance and Nominations Committee will consider nominations by shareholders that are made in writing, addressed to Chairman, Governance and Nominations Committee, care of the Office of the General Counsel, Scientific-Atlanta, Inc., 5030 Sugarloaf Parkway, Lawrenceville, Georgia 30044 and submitted in accordance with the our By-Laws as described above. The Governance and Nominations Committee considers director candidates recommended by shareholders in accordance with the Board Corporate Governance Guidelines, which set forth certain criteria for director nominees, and its charter. The Board Corporate Governance Guidelines and the Governance and Nominations Committee charter can be found on Scientific-Atlanta’s investor relations web site at http://www.scientificatlanta.com under the button labeled “Investor Relations.”

OTHER MATTERS

At this time, we know of no other matters to be submitted at the special meeting. If any other matters properly come before the special meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our board of directors may recommend.

It is important that your shares be represented at the special meeting, regardless of the number of shares which you hold. Therefore, we urge you to complete, sign, date and return the accompanying proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose or to vote via the Internet or telephone.

WHERE YOU CAN FIND MORE INFORMATION

We and Cisco file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements, or other information that we and Cisco file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at the following location: 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the Securities Exchange Commission at that address. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows Scientific-Atlanta to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that Scientific-Atlanta has previously filed with the SEC. These documents contain important information about the companies and their financial condition and are incorporated by reference into this proxy statement.

The following Scientific-Atlanta filings with the SEC (all filed under file number 1-5517):

•	Annual Report on Form 10-K for the fiscal year ended July 1, 2005;

•	Quarterly Report on From 10-Q for the quarterly period ended September 30, 2005;

•	Current Reports on Form 8-K with a filing date of July 25, 2005, August 18, 2005, October 24, 2005, November 18, 2005, November 21, 2005 and November 23, 2005.

Scientific-Atlanta also incorporates by reference into this proxy statement additional documents that it may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement and the earlier of the date of the special meeting of Scientific-Atlanta shareholders or the termination of the merger agreement. These documents deemed incorporated by reference include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy and information statements. You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

Scientific-Atlanta

5030 Sugarloaf Parkway

Lawrenceville, Georgia 30044

Attention: Investor Relations

Telephone: 770-236-5000

If you would like to request documents from us, please do so by [DATE], to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request. Please note that all of our documents that we file with the Securities and Exchange Commission are also promptly available at the investor relations tab of our website, http://www.scientificatlanta.com.

MISCELLANEOUS

If you have any questions about this proxy statement, the special meeting or the merger or need assistance with voting procedures, you should contact:

Morrow & Co., Inc.

470 West Ave., 3rd Floor

Stamford, CT 06902

Banks and Brokers Please Call: (203) 658-9400

Shareholder Please Call: (800) 607-0088

You should not send in your Scientific-Atlanta certificates until you receive the transmittal materials from the exchange agent. Our record shareholders who have further questions about their share certificates or the exchange of our common stock for cash should contact the exchange agent.

You should rely only on the information contained in this proxy statement to vote on the merger proposal. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [DATE]. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement). Neither the mailing of this proxy statement to shareholders nor the issuance of cash in the merger creates any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Your vote is important. To vote your shares, please complete, date, sign and return the enclosed proxy card (if you are a holder of record) or instruction card (if you were forwarded these materials by your broker or nominee) as soon as possible in the enclosed envelope. Please call our proxy solicitor, Morrow & Co., Inc., at (203) 658-9400 (banks and brokers) or (800) 607-0088 (all others, toll free) if you have any questions about this proxy statement or the merger, or need assistance with the voting procedures.

CERTAIN INFORMATION REGARDING SCIENTIFIC-ATLANTA AND CISCO

Scientific-Atlanta has supplied all information relating to Scientific-Atlanta, and Cisco has supplied all information contained in this proxy statement relating to Cisco and Columbus Acquisition Corp. Some of the important business and financial information relating to Scientific-Atlanta that you may want to consider in deciding how to vote is incorporated by reference into this proxy statement.

Annex A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

CISCO SYSTEMS, INC.,

COLUMBUS ACQUISITION CORP.

AND

SCIENTIFIC-ATLANTA, INC.

November 18, 2005

A-i

A-ii

EXHIBITS

Exhibit A	-	Form of Voting Agreement

Exhibit B	-	Form of Certificate of Merger

A-iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of November 18, 2005, by and among Cisco Systems, Inc., a California corporation (“Parent”), Columbus Acquisition Corp., a Georgia corporation and wholly owned subsidiary of Parent (“Sub”), and Scientific-Atlanta, Inc., a Georgia corporation (the “Company”).

RECITALS

A. The Boards of Directors of the Company, Parent and Sub have determined that it is advisable and in the best interests of the shareholders of their respective companies that Sub merge with and into the Company (the “Merger”), with the Company to survive the Merger and to become a wholly owned subsidiary of Parent, on the terms and subject to the conditions set forth in this Agreement, and, in furtherance thereof, have approved and declared advisable the Merger, this Agreement and the other transactions contemplated by this Agreement.

B. The Company, Sub and Parent desire to make certain representations, warranties, covenants and other agreements in connection with the Merger as set forth herein.

C. Concurrently with the execution of this Agreement and as a material inducement to the willingness of Parent to enter into this Agreement, certain shareholders of the Company are entering into voting agreements and irrevocable proxies in substantially the form attached hereto as Exhibit A (the “Voting Agreements”).

D. Concurrently with the execution of this Agreement and as a material inducement to the willingness of Parent to enter into this Agreement, certain employees of the Company are entering into employment agreements, and related non-competition agreements (the “Employment-Related Agreements”).

NOW, THEREFORE, in consideration of the representations, warranties, covenants and other agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

THE MERGER

1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings indicated below.

“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

“Business Day” shall mean a day (A) other than Saturday or Sunday, and (B) on which commercial banks are open for business in San Francisco, California.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company Board” shall mean the Board of Directors of the Company.

“Company ESPP” shall mean the Company’s 1998 Employee Stock Purchase Plan.

“Company Common Stock” shall mean the common stock, par value $0.50 per share, of the Company, including the associated Rights (as defined in that certain Rights Agreement (the “Rights Agreement”) dated as of February 23, 1997 between the Company and The Bank of New York, as amended).

“Company Options” shall mean options to purchase shares of Company Common Stock.

“Company Option Plans” shall mean each compensatory stock option plan, program, agreement or arrangement of the Company, collectively, including the Company’s 1992 Employee Stock Option Plan, 1996 Employee Stock Option Plan, 1994 Long-Term Incentive Plan, 2003 Long-Term Incentive Plan, Amended and Restated Non-Employee Directors Stock Option Plan, and the 2005 Equity Plan for Non-Employee Directors.

“Convertible Securities” shall mean any options, warrants, rights, notes, bonds, debts or other securities which are convertible into, or exchangeable or exercisable for, shares of capital stock of the Company.

“Contract” means any written, oral or other agreement, contract, subcontract, lease, binding understanding, obligation, promise, instrument, indenture, mortgage, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, which, in each case, is legally binding upon the Company or on any of its Subsidiaries, or on Parent or any of its Subsidiaries, as the case may be.

“Debt” shall mean the outstanding amount of (A) indebtedness for borrowed money, (B) indebtedness evidenced by any bond, debenture, note, mortgage, indenture or other debt instrument or debt security, and (C) guarantees of the Company or any of its Subsidiaries with respect to any indebtedness or obligation of a type described in clauses (A) or (B) above of any Person.

“Dissenting Shares” shall mean any shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and in respect of which dissenters’ rights shall have been perfected in accordance with Georgia Law in connection with the Merger.

“Encumbrance” means, with respect to any asset or security, any mortgage, deed of trust, lien, pledge, charge, security interest, title retention device, conditional sale or other security arrangement, collateral assignment, charge, adverse claim of title, ownership or right to use, restriction or other encumbrance of any kind in respect of such asset or security (including any restriction on (i) the voting of any security or the transfer of any security or other asset, (ii) the receipt of any income derived from any asset, (iii) the use of any asset, (iv) the transfer of any attribute of ownership of any asset or (v) the operation of any asset in the conduct of the business of the Company and its Subsidiaries as currently conducted and as currently proposed to be conducted by it (without regard to the Merger)).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

“401(k) Plan” means the Voluntary Employee Retirement and Investment Plan of the Company.

“GAAP” shall mean United States generally accepted accounting principles.

“Georgia Law” shall mean the Georgia Business Corporation Code, as amended.

“Governmental Entity” shall mean the European Union (and each of the governmental authorities exercising regulatory, Taxing or other governmental authority thereunder) and any national, state, municipal, local or foreign government, any court, tribunal, administrative agency, commission or other governmental official, authority or instrumentality, in each case whether domestic or foreign, or any quasi-governmental or private body exercising any regulatory, Taxing or other governmental authority.

“Group” shall have the definition ascribed to such term under Section 13(d) of the Exchange Act.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Legal Requirements” means with respect to any Person, any federal, state, foreign, local, municipal or other law, statute, constitution, principle of common law, ordinance, code, permit, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity and any orders, writs, injunctions, binding awards of a court or arbitrator, judgments and decrees applicable to such Person or its Subsidiaries, their business or any of their respective assets or properties.

“Material Adverse Effect” with respect to any entity means any change, event, violation, inaccuracy, circumstance or effect (each, an “Effect”) that, individually or taken together with all other Effects, and regardless of whether or not such Effect constitutes a breach of the representations or warranties made by such entity in this Agreement, is, or is reasonably likely to, (i) be or become materially adverse in relation to the condition (financial or otherwise), properties, assets (including intangible assets), business, operations or results of operations of such entity and its Subsidiaries, taken as a whole, or (ii) materially impede or delay such entity’s ability to consummate the transactions contemplated by this Agreement in accordance with its terms and applicable Legal Requirements, except to the extent that any such Effect is proximately caused by one or more of the following: (A) changes or conditions affecting the economy in general or changes in regulatory conditions generally (provided, in each such case, that such changes or conditions do not affect such entity disproportionately as compared to such entity’s competitors), (B) general changes in the industry in which the entity or its Subsidiaries operates (provided that such changes do not affect such entity or its Subsidiaries disproportionately as compared to such entity’s competitors), and (C) any delay in the pacing of customer purchases from such entity directly resulting from the announcement and pendency of the Merger. Changes in the trading volume or trading prices of such entity’s capital stock shall not be deemed to constitute a Material Adverse Effect in and of themselves; provided further, that such exclusion shall not apply to any underlying Effect that may have caused such change in trading prices or volumes.

“NYSE” means the New York Stock Exchange.

“Option Exchange Ratio” shall mean the quotient obtained by dividing the Per-Share Cash Amount by the Parent Stock Price.

“Parent Common Stock” shall mean the common stock, par value $0.001 per share, of Parent.

“Parent Stock Price” shall mean the average of each trading day’s volume-weighted average sales price for a share of Parent Common Stock as quoted on the Nasdaq Stock Market for the ten consecutive trading days ending with the third trading day that precedes the Closing Date (as defined in Section 1.3).

“Per-Share Cash Amount” shall mean $43.00 per share of Company Common Stock.

“Permitted Dividends” means quarterly cash dividends declared by the Company Board and permitted by applicable Legal Requirements in respect of the Company Common Stock in an amount not to exceed $0.01 per share of Company Common Stock during the period from the date of this Agreement until the earlier of termination of this Agreement or the Effective Time.

“Person” shall mean any natural person, company, corporation, limited liability company, general partnership, limited partnership, trust, proprietorship, joint venture, business organization or Governmental Entity.

“Repurchase Rights” shall mean outstanding rights to repurchase unvested shares of Company Common Stock that are held by the Company or similar restrictions in the Company’s favor with respect to shares of Company Common Stock.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

“Subsidiary” shall mean, with respect to an entity, any Person of which such entity, either alone or together with one or more Subsidiaries or by one or more other Subsidiaries (i) directly or indirectly owns or controls securities or other interests representing more than 50% of the voting power of such Person, or (ii) is entitled, by Contract or otherwise, to elect, appoint or designate directors constituting a majority of the members of such Person’s board of directors or other governing body.

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) shall mean (i) any income, alternative or add-on minimum tax, gross income, estimated, gross receipts, sales, use, ad valorem, value added, transfer, franchise, capital stock, profits, license, registration, withholding, payroll, social security (or equivalent), employment, unemployment, disability, excise, severance, stamp, occupation, premium, property (real, tangible or intangible), environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount (whether disputed or not) imposed by any Governmental Entity responsible for the imposition of any such tax (domestic or foreign) (each, a “Tax Authority”), (ii) any liability for the payment of any amounts of the type described in clause (i) of this sentence as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any Taxable period, and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) of this sentence as a result of being a transferee of or successor to any Person or as a result of any express or implied obligation to assume such Taxes or to indemnify any other Person.

“Tax Return” shall mean any return, statement, report or form (including estimated Tax returns and reports, withholding Tax returns and reports, any schedule or attachment, and information returns and reports) required to be filed with respect to Taxes.

Other capitalized terms defined elsewhere in this Agreement and not defined in this Section 1.1 shall have the meanings assigned to such terms in this Agreement.

1.2 The Merger. At the Effective Time (as defined in Section 1.4), on the terms and subject to the conditions set forth in this Agreement, the Certificate of Merger in substantially the form attached hereto as Exhibit B (the “Certificate of Merger”) and the applicable provisions of Georgia Law, Sub shall merge with and into the Company, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation. The Company, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the “Surviving Corporation.”

1.3 Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place at a time and date to be specified by the parties which will be no later than the second Business Day after the satisfaction or waiver of each of the conditions set forth in Article VI or at such other time as the parties hereto agree in writing. The Closing shall take place at the offices of Fenwick & West LLP, Silicon Valley Center, 801 California Street, Mountain View, California, or at such other location as the parties hereto agree in writing. The date on which the Closing occurs is herein referred to as the “Closing Date.”

1.4 Effective Time. At the Closing, after the satisfaction or waiver in writing of each of the conditions set forth in Article VI, Sub and the Company shall cause the Certificate of Merger to be filed with the Secretary of State of the State of Georgia, in accordance with the relevant provisions of Georgia Law (the time of acceptance by the Secretary of State of the State of Georgia of such filing or such later time as may be agreed to by Parent and the Company and specified in the Certificate of Merger being referred to herein as the “Effective Time”).

1.5 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Georgia Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company shall become debts, liabilities and duties of the Surviving Corporation.

1.6 Articles of Incorporation; Bylaws.

(a) At the Effective Time, the Articles of Incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by Georgia Law and such Articles of Incorporation; provided, however, that Article I of the Articles of Incorporation of the Surviving Corporation will be amended as of the Effective Time to read: “The name of the corporation is Scientific-Atlanta, Inc.”

(b) At the Effective Time, the Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by Georgia Law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

1.7 Directors and Officers. At the Effective Time, the directors and officers of Sub, as constituted immediately prior to the Effective Time, shall be the directors and officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified.

1.8 Effect on Capital Stock.

(a) On the terms and subject to the conditions set forth in this Agreement, and without any action on the part of any holder of Company Common Stock:

(i) At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and shares canceled pursuant to Section 1.8(b)) shall be converted into the right to receive, subject to and in accordance with Section 1.10(c), an amount of cash equal to the Per-Share Cash Amount, without interest. As of the Effective Time, all such shares of Company Common Stock (other than Dissenting Shares and shares canceled pursuant to Section 1.8(b)) shall automatically be cancelled and no longer deemed outstanding, and the holders thereof shall not have any rights with respect thereto, except the right to receive the Per-Share Cash Amount, without interest, upon surrender of Certificates (as defined in Section 1.10) in accordance with Section 1.10.

(ii) At the Effective Time, each share of capital stock of Sub that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without further action on the part of the sole shareholder of Sub, be converted into and become one share of common stock of the Surviving Corporation (and the shares of Surviving Corporation into which the shares of Sub capital stock are so converted shall be the only shares of the Surviving Corporation’s capital stock that are issued and outstanding immediately after the Effective Time). Each certificate evidencing ownership of shares of Sub common stock will evidence ownership of such shares of common stock of the Surviving Corporation.

(b) Cancellation of Company Common Stock Owned by the Company and Parent. At the Effective Time, all shares of Company Common Stock that are owned by the Company as treasury stock immediately prior to the Effective Time, and each share of Company Common Stock owned by Parent or any direct or indirect wholly owned Subsidiary of the Company or Parent immediately prior to the Effective Time, shall be canceled and extinguished without any conversion thereof.

(c) Adjustments. In the event of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into capital stock), reorganization, reclassification, combination, recapitalization or other like change with respect to the Company Common Stock or Parent Common Stock occurring after the date of this Agreement and prior to the Effective Time, all references in this Agreement to specified numbers of shares of any class or series affected thereby, and all calculations provided for that are based upon numbers of shares of any class or series (or trading prices therefor) affected thereby, shall be equitably adjusted to the extent necessary to provide the parties the same economic effect as contemplated by this Agreement prior to such stock split, reverse stock split, stock dividend, reorganization, reclassification, combination, recapitalization or other like change.

(d) Dissenters’ Rights. Notwithstanding anything to the contrary contained herein and except as provided in this Section 1.8(d), no Dissenting Share shall be converted into the right to receive the Per-Share Cash Amount but shall instead be converted into the right to receive such consideration as may be due with respect to such Dissenting Shares pursuant to Georgia Law. Each holder of Dissenting Shares who, pursuant to the provisions of Georgia Law, becomes entitled to payment thereunder for such shares shall receive payment therefor in accordance with Article 13 of Georgia Law (but only after the value of such Dissenting Shares shall have been agreed upon or finally determined pursuant to the provisions of Georgia Law). The Company shall give Parent (i) prompt notice of any such demands received by the Company, withdrawals of such demands, and any other instruments served pursuant to Georgia Law and received by the Company, and (ii) the right to direct all negotiations and proceedings with respect to such demands under Georgia

Law. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment or offer to make any payment with respect to, or settle or offer to settle, any claim or demand in respect of any Dissenting Shares. If, after the Effective Time, any Dissenting Shares lose their status as Dissenting Shares, then any such shares shall immediately be converted into the right to receive the Per-Share Cash Amount without interest pursuant to Section 1.8(a) in respect of such shares as if such shares never had been Dissenting Shares, and Parent shall issue and deliver to the holder thereof, at (or as promptly as reasonably practicable after) the applicable time or times, following the satisfaction of the applicable conditions, in each case as set forth in Section 1.10(c), the amount of cash to which such holder would be entitled in respect thereof under Section 1.8(a) as if such shares never had been Dissenting Shares (and all such cash shall be deemed for all purposes of this Agreement to have become deliverable to such holder pursuant to Section 1.8(a)).

1.9 Company Options.

(a) Company Options. At the Effective Time, all Company Options then outstanding under each Company Option Plan shall be assumed by Parent in accordance with Section 5.11.

(b) Reserved but Unissued Shares. At the Effective Time, all shares of Company Common Stock then reserved under the Specified Target Plan shall be assumed by Parent in accordance with Section 5.11.

1.10 Surrender of Certificates.

(a) Exchange Agent. Parent’s transfer agent, EquiServe Trust Company N.A., shall act as exchange agent (the “Exchange Agent”) in the Merger.

(b) Parent to Deposit Cash. Promptly following the Effective Time, Parent shall, or shall cause a direct or indirect Subsidiary of Parent, to deliver to the Exchange Agent for exchange in accordance with this Article I the cash payable pursuant to Section 1.8(a).

(c) Exchange Procedures. Promptly following the Effective Time, Parent shall instruct the Exchange Agent to mail to each holder of record of a certificate or certificates (“Certificates”) which immediately prior to the Effective Time represented outstanding shares of Company Common Stock, (i) a letter of transmittal (that shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall contain such other customary provisions as Parent may reasonably specify), and (ii) instructions for use of such letter of transmittal in effecting surrender of Certificates in exchange for the cash payable pursuant to Section 1.8(a). Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, each holder of such Certificate shall be entitled to receive in exchange therefor a check for the cash amount that such holder has the right to receive pursuant to Section 1.8(a) in respect of such Certificate, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, to evidence only the right to receive the Per Share Cash Amount pursuant to Section 1.8(a) for each share of Company Common Stock to which such certificate relates.

(d) No Interest. No interest will be paid or accrued on any cash payable pursuant to Section 1.8(a) or Section 1.9(a).

(e) Transfers of Ownership. If any cash amount payable pursuant to Section 1.8(a) is to be paid to a Person other than the Person to which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the payment thereof that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall have paid to Parent or any agent designated by it any transfer or other Taxes required by reason of the payment of cash in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such Tax has been paid or is not payable.

(f) No Liability. Notwithstanding anything to the contrary in this Section 1.10, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(g) Unclaimed Cash. Any portion of funds held by the Exchange Agent which have not been delivered to any holders of Certificates pursuant to this Article I within six months after the Effective Time shall promptly be paid to Parent, and thereafter each holder of a Certificate who has not theretofore complied with the exchange procedures set forth in and contemplated by Section 1.10(c) shall look only to Parent (subject to abandoned property, escheat and similar laws) for its claim, only as a general unsecured creditor thereof, to the cash payable to such holder pursuant to Section 1.8(a). Notwithstanding anything to the contrary contained herein, if any Certificate has not been surrendered prior to the fifth anniversary of the Effective Time (or immediately prior to such earlier date on which the consideration payable pursuant to Section 1.8(a) in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity), any amounts payable in respect of such Certificate shall, to the extent permitted by applicable Legal Requirements, become the property of Parent, free and clear of all claims or interests of any Person previously entitled thereto.

1.11 No Further Ownership Rights in Company Common Stock. All cash paid or payable following the surrender for exchange of shares of Company Common Stock in accordance with the terms of this Agreement shall be so paid or payable in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Company of shares of Company Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate is presented to the Surviving Corporation for any reason, such Certificate shall be canceled and exchanged as provided in this Article I.

1.12 Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the record holder thereof, the Exchange Agent shall issue in exchange for such Certificate the cash payable pursuant to Section 1.8(a) in respect of such Certificate; provided, however, that Parent or the Exchange Agent may, in its reasonable discretion and as a condition precedent to the exchange thereof, require the record holder of such Certificate to deliver a bond in such sum as Parent or the Exchange Agent may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation, the Exchange Agent and/or any of their respective representatives or agents with respect to such Certificate.

1.13 Withholding Rights. The Surviving Corporation shall be entitled to deduct and withhold from the cash otherwise deliverable under this Agreement, the shares deliverable upon exercise of Company Options assumed by Parent pursuant to this Agreement, and from any other payments otherwise required pursuant to this Agreement, to any holder of any shares of Company Common Stock, any Company Options or any Certificates such amounts as the Surviving Corporation, Parent or the Exchange Agent is required to deduct and withhold with respect to any such deliveries and payments under the Code, any provision of state, local, provincial or foreign Tax law, or pursuant to other applicable judgments, decrees, injunctions or orders. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to such holders in respect of which such deduction and withholding was made.

1.14 Tax Consequences. Parent makes no representations or warranties to the Company regarding the Tax treatment of the Merger, or any Tax consequences to the Company of this Agreement, the Merger, or any of the other transactions or agreements contemplated hereby. The Company acknowledges that the Company is relying solely on its own Tax advisors in connection with this Agreement, the Merger and the other transactions and agreements contemplated hereby.

1.15 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and interest in, to and under, and/or possession of, all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of the Company or otherwise, to take all lawful action necessary or desirable to accomplish such purpose or acts so long as such action is not inconsistent with this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Subject to the exceptions set forth in the disclosure letter of the Company delivered to Parent and Sub concurrently with the parties’ execution of this Agreement (the “Company Disclosure Letter”) (each of which exceptions, in order to be effective, shall clearly indicate the Section and, if applicable, the Subsection of this Article II to which it relates (unless and to the extent the relevance of such disclosure to other representations and warranties is clearly apparent from the actual text of the disclosed exception)), the Company represents and warrants to Parent and Sub as follows:

2.1 Organization, Standing and Power; Subsidiaries.

(a) Each of the Company and each of its Subsidiaries listed in Schedule 2.1(a) to the Company Disclosure Letter (each, a “Scheduled Subsidiary”) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate or other similar power and authority to own its properties and to conduct its business as now being conducted and as currently proposed by it to be conducted (without regard to the Merger) and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing, individually or in the aggregate, would not have a Material Adverse Effect on the Company. The Company has made available to Parent a true, correct and complete copy of the Articles of Incorporation and Bylaws or other equivalent organizational documents, as applicable, of the Company and each Scheduled Subsidiary, in each case as amended and in effect on the date hereof. Neither the Company nor any Scheduled Subsidiary is in material violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents.

(b) All of the issued and outstanding shares of capital stock of each Scheduled Subsidiary are duly authorized, validly issued, fully paid and nonassessable, are owned by the Company free and clear of all Encumbrances (other than liens, charges and encumbrances for current taxes not yet due and payable), and are not subject to any preemptive right or right of first refusal created by statute, the articles of incorporation and bylaws or other equivalent organizational documents, as applicable, of such Subsidiary or any Contract to which the Company or any of its Subsidiaries is a party or by which it is bound. There are no outstanding subscriptions, options, warrants, “put” or “call” rights, exchangeable or convertible securities or other Contracts of any character relating to the issued or unissued capital stock or other securities of any such Subsidiary, or otherwise obligating the Company or any of its Subsidiaries to issue, transfer, sell, purchase, redeem or otherwise acquire or sell any such securities. Schedule 2.1(b) to the Company Disclosure Letter sets forth a true, correct and complete list of each of the Subsidiaries of the Company. Other than the Subsidiaries of the Company listed on Schedule 2.1(b), the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any Person.

(c) The Company has made available to Parent or its counsel true, correct and complete copies of the minute books containing records of all consents, actions and meetings of the Company Board of directors, committees of the Company Board and shareholders of the Company since June 30, 2003 and the charters of all committees of the Company Board, all codes of conduct, whistleblower policies, disclosure committee policies or similar policies adopted by the Company Board.

2.2 Capital Structure.

(a) The authorized capital stock of the Company consists solely of (i) 350,000,000 shares of Company Common Stock, and (ii) 50,000,000 shares of preferred stock, $0.50 par value per share (“Company

Preferred Stock”). A total of 153,693,505 shares of Company Common Stock are issued and outstanding as of November 15, 2005. No shares of Company Preferred Stock are issued or outstanding as of the date of this Agreement. The Company holds 11,298,871 shares of Company Common Stock in its treasury as of November 15, 2005. There are no other issued and outstanding shares of capital stock or voting securities of the Company and no outstanding commitments to issue any shares of capital stock or voting securities of the Company, other than (A) pursuant to the exercise of Company Options outstanding as of the date of this Agreement under the Company Option Plans, (B) pursuant to the Company ESPP, (C) pursuant to the Rights Agreement, (D) pursuant to Deferred Compensation Plan for Non-Employee Directors, and (E) pursuant to the Company’s mandatory matching obligations under the 401(k) Plan and the contribution of excess accrued vacation time of employees to the 401(k) Plan in each case in the form of shares of the Company Common Stock in a manner consistent with the current terms of the 401(k) Plan (the “401(k) Plan Shares”). As of November 15, 2005, the Company has reserved 8,800,000 shares of Company Common Stock for option issuances to employees, non-employee directors and consultants pursuant to the 2003 Long Term Incentive Plan and the 2005 Equity Plan of Non-Employee Directors (collectively, the “Current Plans”). As of November 15, 2005, no shares have been issued pursuant to option exercises or direct stock purchases under the Current Plans. As of November 15, 2005, 21,528,119 shares are subject to outstanding and unexercised Company Options under the Company Option Plans, which include the 1992 Employee Stock Option Plan, the 1994 Long-Term Incentive Plan, the 1996 Employee Stock Option Plan and the Amended and Restated Non-Employee Directors Stock Option Plan (collectively, the “Sunset Plans”) in addition to the Current Plans. Of the 21,528,119 shares subject to outstanding and unexercised Company Options under the Company Option Plans, 1,501,770 shares are subject to outstanding and unexercised Company Options under the Current Plans and 20,026,349 shares are subject to outstanding and unexercised Company Options under the Sunset Plans. As of November 15, 2005, the Company has reserved 2,000,000 shares of Company Common Stock for issuance to employees pursuant to the Company ESPP, of which 417,707 shares have been issued and 1,582,293 shares remain available for issuance thereunder. As of November 15, 2005, the Company has reserved 750,000 shares of Company Common Stock for issuance to non-employee directors under the Deferred Compensation Plan of Non-Employee Directors, of which (i) 35,245 shares have been issued, (ii) 75,435 shares have been accumulated in the aggregate in the stock sub-accounts of non-employee directors under such plan, which shares will be issued in the future in accordance with the participants’ deferred compensation elections, and (iii) 639,320 shares remain available for issuance under such plan in accordance with future non-employee director compensation elections. 350,000 shares of the Company Preferred Stock have been designated and reserved for issuance under the Rights Agreement. Except for (i) the Company’s right to repurchase any unvested shares of Company Common Stock under the Company Option Plans, (ii) Company Options listed on the schedule delivered to Parent pursuant to Section 2.2(c), (iii) the Rights under the Rights Agreement, (iv) pursuant to the Company ESPP, (v) pursuant to the Deferred Compensation Plan for Non-Employee Directors, and (vi) the 401(k) Plan Shares, there are no options, warrants, calls, rights or Contracts of any character to which the Company is a party or by which it is bound obligating the Company to grant, issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of any capital stock of the Company or any Convertible Securities of the Company.

(b) Between November 15, 2005 and the date of this Agreement, the Company has not issued any Company Common Stock or other securities (including any Convertible Security) other than pursuant to the exercise of Company Options outstanding as of November 15, 2005. All issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable and are free of all Encumbrances, preemptive rights, rights of first refusal and “put” or “call” rights created by statute, the Articles of Incorporation or Bylaws of the Company. Except as expressly provided for in this Agreement, there are no Contracts relating to voting, purchase or sale of any Company Common Stock (i) between or among the Company and any of its shareholders and/or holders of its Convertible Securities, other than written Contracts granting the Company the right to purchase unvested shares upon termination of employment or service, and (ii) to the Company’s knowledge, between or among any of the Company’s shareholders and/or holders of convertible securities. There are no issued and outstanding shares of

Company Common Stock that are subject to Repurchase Rights. All issued and outstanding shares of Company Common Stock and all outstanding Company Options were issued in material compliance with all applicable Legal Requirements, including federal and state securities laws and all requirements set forth in applicable Contracts governing the issuance of such shares of Company Common Stock and such Company Options. There is no liability for dividends accrued and unpaid by the Company or any of its Subsidiaries (other than for dividend equivalents accrued under the Deferred Compensation Plan for Non-Employee Directors of the Company). All shares that may be issued upon the exercise of Company Options will, when issued, be validly issued in material compliance with all applicable Legal Requirements, including federal and state securities laws and all requirements set forth in applicable Contracts governing the issuance of such Company Options. The Company is not under any obligation to register under the Securities Act any of the presently outstanding securities of the Company or any of its Subsidiaries now outstanding or that may be subsequently issued.

(c) The Company has granted no Company Options outside the Company Option Plans. Concurrently with the execution of this Agreement, the Company has delivered to Parent a schedule which sets forth a true, correct and complete list of all holders of outstanding Company Options, including the number of shares of Company Common Stock subject to each such option, the date of grant, the exercise or vesting schedule, the extent exercisable or issued as of November 15, 2005, and the exercise price per share. No Company Option is intended to qualify as an incentive stock option under Section 422 of the Code.

(d) Schedule 2.2(d) to the Company Disclosure Letter accurately lists all items of Debt of the Company and its Subsidiaries involving an amount of $1,000,000 or more, including, for each item of Debt, the agreement governing the Debt and the interest rate, maturity date and any assets or properties securing such Debt.

(e) The terms of each of the Company Option Plans and the applicable stock option agreements permit the assumption by Parent of all outstanding Company Options, whether vested or unvested, as provided in this Agreement, without the consent or approval of the holders of such securities, the Company shareholders, or otherwise. All Company Options outstanding as of the date hereof will accelerate in full not later than consummation of the Merger. True, correct and complete copies of each of the Company Option Plans and the standard form of all agreements and instruments relating to or issued under each Company Option Plan and all agreements and instruments relating to or issued under the Company Option Plans or Company Options that differ in any material respect from such standard form agreements have been made available to Parent, and such agreements and instruments have not been amended, modified or supplemented in any material respect since being made available to Parent, and there are no agreements, understandings or commitments to amend, modify or supplement such agreements or instruments in any case from those made available to Parent.

2.3 Authority; Noncontravention.

(a) The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the Company Shareholder Approval (as defined below), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and, subject to the Company Shareholder Approval, the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by each of the other parties hereto, constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject only to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. The Company Board, by resolutions duly adopted (and not thereafter modified or rescinded) by the unanimous vote of the full Company Board, has (i) adopted this Agreement, (ii) determined that this Agreement and the terms and conditions of the Merger and this Agreement are fair to, advisable and in the best interests of the Company and its shareholders, and (iii) directed that the approval of this Agreement be submitted to the Company shareholders for consideration and recommended that all of the Company shareholders approve this Agreement. Assuming the accuracy of Parent’s representations and warranties in Section 3.4 of this Agreement, the affirmative vote of the holders of a majority of all shares of the Company Common Stock issued and outstanding on the record date set for the meeting of the Company’s shareholders to adopt this Agreement and the Merger (such approval, the “Company Shareholder Approval,” and such shareholders’ meeting, the “Company Shareholders Meeting”) is the only vote of the holders of capital stock of the Company necessary to approve this Agreement under applicable Legal Requirements and the Company’s Articles of Incorporation.

(b) The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, (i) result in the creation of any Encumbrance on any of the material properties or assets of the Company or any of its Subsidiaries, or (ii) conflict with, or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, or require any consent, approval or waiver from any Person pursuant to, (A) any provision of the Articles of Incorporation or Bylaws or other equivalent organizational documents of the Company or any of its Subsidiaries, in each case as amended to date, (B) subject to obtaining the Company Shareholder Approval and compliance with the requirements set forth in Section 2.3(c), any material Legal Requirement applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, or (C) any Material Contract (as defined in Section 2.18), other than, in the case of (B) and (C) above, such conflicts, violations, defaults, Encumbrances, terminations, cancellations, accelerations, losses, consents, approvals or waivers as would not be material to the Company and its Subsidiaries, taken as a whole.

(c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger, as provided in Section 1.4, (ii) such filings as may be required under the HSR Act and any applicable foreign Antitrust Law (as defined in Section 5.6), (iii) any filings required to be made with the NYSE, (iv) the filing with the SEC of the Proxy Statement (as defined in Section 2.21) and such reports as may be required under the Exchange Act in connection with this Agreement and the transactions contemplated by this Agreement, and (v) such other consents, authorizations, filings, approvals, notices and registrations which, if not obtained or made, would not be material to the Company and its Subsidiaries, taken as a whole, and would not prevent, materially alter or materially delay the consummation of the transactions contemplated by this Agreement.

(d) The Company Board has taken all necessary action to render the Rights Agreement inapplicable to this Agreement, the Merger and the other transactions contemplated hereby, and neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby will result in the occurrence of a “Distribution Date” (as defined in the Rights Agreement) or otherwise cause the Rights to become exercisable by the holders thereof. Assuming the accuracy of Parent’s representations and warranties in Section 3.4 of this Agreement, the approval of this Agreement by the Company Board referred to in Section 2.3(a) constitutes all approvals that are necessary to render inapplicable to this Agreement, the Merger and the other transactions contemplated hereby the provisions of Section 14-2-1111 and Section 14-2-1132 of Georgia Law and represent the only actions necessary to ensure that Section 14-2-1111 and Section 14-2-1132 of Georgia Law do not and will not apply to the execution, delivery or performance of this Agreement or the consummation of the Merger. No other state takeover or similar statute or regulation is applicable to this Agreement, the Merger or the other transactions contemplated hereby that would interfere with Parent’s consummation of the transactions contemplated by this Agreement.

2.4 SEC Filings; Company Financial Statements.

(a) The Company has filed on a timely basis all forms, statements, schedules, reports and documents (including items incorporated by reference) required to be filed by the Company with the SEC since July 1,

2002. All such required forms, statements, schedules, reports and documents (including those that the Company may file subsequent to the date of this Agreement) are referred to herein as the “Company SEC Reports.” As of their respective filing dates, the Company SEC Reports (i) complied in all material respects with, to the extent in effect at the time of filing with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected prior to the date of this Agreement by a subsequently filed Company SEC Report. None of the Subsidiaries is subject to reporting requirements pursuant to the Exchange Act.

(b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (the “Financial Statements”), , (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, 8-K or any successor form under the Exchange Act), and (iii) fairly presented in all material respects the consolidated financial position of Company and its Subsidiaries as of the respective dates thereof and the consolidated results of Company’s and its Subsidiaries’ operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. The balance sheet of the Company as of July 1, 2005 (the “Company Balance Sheet Date”) contained in the Company SEC Reports is hereinafter referred to as the “Company Balance Sheet.” Except as disclosed in the Financial Statements, since the Company Balance Sheet Date, neither the Company nor any of its Subsidiaries has incurred, created, assumed or become subject to any liabilities (absolute, accrued, contingent or otherwise) required under GAAP to be set forth on a balance sheet of the Company prepared in accordance with GAAP applied on a consistent basis which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole, except for: (i) liabilities incurred since the Company Balance Sheet Date in the ordinary course of business consistent with past practices, (ii) those set forth or adequately provided for in the Company Balance Sheet, and (iii) the fees and expenses of investment bankers, attorneys, consultants and accountants incurred in connection with this Agreement. Except as reflected in the Financial Statements, neither the Company nor any of its Subsidiaries is a party to any material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K promulgated under the Exchange Act (“Regulation S-K”)). The Financial Statements comply in all material respects with the American Institute of Certified Public Accountants’ Statement of Position 97-2 for the products covered by such standard. The Company has not had any material dispute with any of its auditors regarding accounting matters or policies during any of its past three full fiscal years or during the current fiscal year that is currently outstanding or that resulted in a passed adjustment to, or any restatement of, the Financial Statements.

(c) No investigation by the SEC with respect to the Company or any of its Subsidiaries is, to the knowledge of the Company, pending or threatened.

(d) The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) that are reasonably designed to ensure that material information (both financial and non-financial) relating to the Company and its Subsidiaries required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that such information is accumulated and communicated to the Company’s principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the “principal executive officer” and the “principal financial officer” of the Company required by Section 302 of the Sarbanes-Oxley

Act of 2002 (“SOXA”) with respect to such reports. Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Sections 302 and 906 of SOXA and the rules and regulations promulgated thereunder with respect to the Company SEC Reports and the statements contained in such certifications are true and accurate in all material respects as of the date hereof. The Company has prepared a plan that complies with the requirements of Section 404 of SOXA and a copy of such plan has been provided to Parent. There are no “significant deficiencies” or “material weaknesses” (as defined by SOXA) in the design or operation of the Company’s internal controls and procedures which could adversely affect the Company’s ability to record, process, summarize and report financial data. The Company has adopted a code of ethics, as defined by Item 406(b) of Regulation S-K for senior financial, accounting and compliance officers and those performing similar functions. The Company has disclosed any violation or waiver of such code of ethics, as required by Section 406(b) of SOXA. To the Company’s knowledge, there is no fraud or any material violation of the Company’s code of ethics that involves management or other employees who have a significant role in the Company’s internal controls and procedures.

(e) The audit committee of the Company Board includes an “audit committee financial expert,” as defined by Item 401(h)(2) of Regulation S-K. To the Company’s knowledge, Ernst & Young LLP, which has expressed its opinion with respect to the financial statements of the Company and its Subsidiaries as of June 28, 2002, June 27, 2003, July 2, 2004 and July 1, 2005 and for each of the fiscal years in the four-year period ended July 1, 2005 included in the Company SEC Reports (including the related notes), is “independent” with respect to the Company and its Subsidiaries within the meaning of Regulation S-X since June 28, 2002. The Company has made such disclosure of non-audit services performed by Ernst & Young LLP in its proxy statements with respect to its annual meetings of shareholders as is required under the rules and regulations of the SEC and all such non-audit services have been approved in accordance with the pre-approval processes of the audit committee of the Company Board.

(f) Since July 1, 2004, neither the Company nor any of its Subsidiaries nor, to Company’s knowledge, any director, officer, employee, auditor, accountant or representative of the Company or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, in each case, regarding improper, wrongful or fraudulent accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls or any material inaccuracy in the Company’s financial statements. Since July 1, 2002 no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported to the Board of Directors of the Company or any committee thereof or to any director or officer of Company evidence of a material violation of securities laws, breach of fiduciary duty or a material violation of any Legal Requirement by the Company or any of its officers, directors, employees or agents, acting in the course of performance of their duties on behalf of the Company, that would, or would be reasonably likely to, result in a material liability, or be otherwise material to, the Company and its Subsidiaries, taken as a whole.

(g) The Company is in material compliance with the applicable criteria for continuation of the listing of the Company Common Stock on the NYSE, including all applicable corporate governance rules and regulations.

2.5 Absence of Certain Changes. Since the Company Balance Sheet Date, each of the Company and its Subsidiaries has conducted its business only in the ordinary course consistent with past practice and (i) there has not occurred a Material Adverse Effect on the Company, (ii) neither the Company nor any of its Subsidiaries has made or entered into any Contract or letter of intent with respect to any acquisition, sale or transfer of any material Intellectual Property right or other material asset of the Company or any of its Subsidiaries (other than the sale or nonexclusive license of products in the ordinary course of business consistent with past practices), (iii) there has not occurred any material change in accounting methods or practices (including any change in depreciation or amortization policies or rates or revenue recognition policies) by the Company or any of its

Subsidiaries or any revaluation by the Company of any of its or any of its Subsidiaries’ assets, except as required by concurrent changes in GAAP, (iv) there has not occurred any declaration, setting aside, or payment of a dividend or other distribution with respect to any securities of the Company other than a Permitted Dividend, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its securities, other than repurchases of stock in accordance with the Company Option Plans in connection with the termination of employees or other service providers, (v) there has not occurred any increase in the compensation payable or to become payable by the Company or any of its Subsidiaries to any of its directors, officers, employees or consultants, or any material modification of the plans of the Company governing compensation or employee benefits (other than increases in the ordinary course of business in the base salaries of employees who are not at or above the “E” grade level of the Company or its Subsidiaries in an amount that does not exceed 10% of such base salaries and other than modifications to plans required by applicable Legal Requirements) or any new loans or extension of existing loans to any such Persons (excluding routine advances of expenses to employees in the ordinary course of business in connection with the performance of their duties), and neither the Company nor any of its Subsidiaries has entered into any Contract to grant or provide (nor has granted any) severance (exclusive of severance paid to individuals who are not at or above the “E” grade level of the Company or its Subsidiaries in accordance with the employee severance policy of the Company in the ordinary course of business) or acceleration of vesting of any benefits to any such Persons, (vi) there has not occurred the execution of any employment agreements or service Contracts with any employee at the “E” grade level or above (other than employment offer letters for newly-hired employees and service Contracts, in each case in the ordinary course of business and that are, in the case of employees located in the U.S., immediately terminable by the Company without cost or liability) or the extension of the term of any existing employment agreement or service Contract with any Person in the employ or service of the Company or any of its Subsidiaries, (vii) neither the Company nor any of its Subsidiaries has incurred, created or assumed any material Encumbrance (other than Permitted Encumbrances) or any material liability or obligation as guaranty or surety with respect to the obligations of others, (viii) neither the Company nor any of its Subsidiaries has made any material change in the manner in which it extends discounts, credits or warranties to customers or made any material accommodation or other material concession made other than in the ordinary course of business, consistent with past practice, (ix) there has been no damage, destruction or loss, whether or not covered by insurance, affecting the assets, properties or business of the Company or any of its Subsidiaries that is, or is reasonably likely to be, material to the business of the Company and its Subsidiaries, taken as a whole, (x) neither the Company nor any of its Subsidiaries has commenced or settled any material litigation, and (xi) there has not occurred any announcement of, any negotiation by or any entry into any Contract by the Company or any of its Subsidiaries to do any of the things described in the preceding clauses (i) through (x).

2.6 Litigation. There is no private or governmental action, suit, proceeding, claim, mediation or arbitration pending before any Governmental Entity or arbitrator against, nor to the Company’s knowledge, any investigation by any Governmental Entity of, the Company or any of its Subsidiaries or any of their respective assets or properties or any of their respective directors, officers or employees (in their capacities as such or relating to their employment, services or relationship with the Company or any of its Subsidiaries) that is, or is reasonably likely to be, material to the Company and its Subsidiaries, taken as a whole. To the knowledge of the Company, no such action, suit, proceeding, claim, arbitration or investigation is threatened. There is no judgment, decree, injunction, award or order against the Company or any of its Subsidiaries, any of their respective assets or properties, or, to the knowledge of the Company and its Subsidiaries, any of their respective directors, officers or employees (in their capacities as such or relating to their employment, services or relationship with the Company or any of its Subsidiaries) that is, or is reasonably likely to be, material to the Company and its Subsidiaries, taken as a whole. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has any action, suit, proceeding, claim, mediation or arbitration pending against any other Person with respect to any material Company-Owned IP Rights (other than a counter-claim in any litigation disclosed as an exception to the representations contained in the first sentence of this Section 2.6) or with respect to any other material claim. There has not been since January 1, 2003, nor are there currently material internal investigations being conducted by the Company Board (or any committee thereof), any compliance officer of the Company or any auditor or legal counsel at the request of any of the foregoing concerning any alleged improper, wrongful or fraudulent financial, accounting, or tax matter or practice, or any conflict of interest, illegal activity, fraudulent or deceptive conduct or other malfeasance issues.

2.7 Restrictions on Business Activities. There is no Contract, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries which has or could reasonably be expected to have, or any proceeding pending against the Company or any of its Subsidiaries that, if determined adversely to the Company or any of its Subsidiaries, could reasonably be expected to have, the effect of prohibiting or materially impairing any (i) current or currently proposed as of the date hereof future business practice (including the use, transfer or licensing of material Company-Owned IP Rights or Company Products) of the Company or any of its Subsidiaries (without regard to the Merger), (ii) any material acquisition of property by the Company or any of its Subsidiaries, or (iii) the conduct of business by the Company or any of its Subsidiaries as currently conducted or as proposed to be conducted by the Company or any of its Subsidiaries.

2.8 Compliance with Laws; Governmental Permits.

(a) Each of the Company and each of its Subsidiaries has complied in all respects with, is not in violation of, and has not received any written notices, or to the knowledge of the Company, oral notice, of violation (which remain uncured or are pending) with respect to, any Legal Requirement with respect to the conduct of its business, or the ownership or operation of its business, except as would not be material to the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries, nor any director, officer, or any Affiliate or employee thereof, has given, offered, paid, promised to pay or authorized payment of any money, any gift or anything of value, with the purpose of influencing any act or decision of the recipient in his or her official capacity or inducing the recipient to use his or her influence to affect an act or decision of a government official or employee, to any (i) governmental official or employee, (ii) political party or candidate thereof, or (iii) Person while knowing that all or a portion of such money or thing of value would be given or offered to a governmental official or employee or political party or candidate thereof.

(b) Each of the Company and each of its Subsidiaries has obtained each consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which the Company or any of its Subsidiaries currently operates or holds any interest in any of its material assets or properties, or (ii) that is required for the operation of the Company’s or any of its Subsidiaries’ business or the holding of any such interest (all of the foregoing consents, licenses, permits, grants, and other authorizations, collectively, the “Company Authorizations”) except for any failure to hold a Company Authorization that would not be material to the Company and its Subsidiaries, taken as a whole, and all of the Company Authorizations are in full force and effect except as would not be material to the Company and its Subsidiaries, taken as a whole. The Company and its Subsidiaries are in compliance in all material respects with the terms of the Company Authorizations. Neither the Company nor any of its Subsidiaries has received any written or, to the knowledge of the Company, oral notice from any Governmental Entity regarding (i) any actual or alleged violation of law or any Company Authorization or any failure to comply with any term or requirement of any Company Authorization, or (ii) any actual or threatened revocation, withdrawal, suspension, cancellation, termination or adverse modification of any Company Authorization, in each case, which remains uncured or is pending. None of the Company Authorizations will be terminated or impaired, or will become terminable, in whole or in part, as a result of the transactions contemplated by this Agreement except to the extent that such termination or impairment would not be material to the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries is subject to any order, decree or injunction that materially and adversely affects its business or the ownership or use of its assets or properties.

2.9 Title to Property and Assets.

(a) Each of the Company and each of its Subsidiaries has good and valid title to all of their respective properties, interests in properties and assets, real and personal, reflected on the Company Balance Sheet or acquired after the Company Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Company Balance Sheet Date in the ordinary course of business consistent with past practice) (provided that the foregoing representation shall not be applicable to any Company-Owned IP Rights which shall be governed by the representations and warranties set forth in Section 2.10 of this Agreement), or, with respect to leased properties and assets, valid leasehold interests in such properties and assets, in each case, free and clear of all Encumbrances, except (i) liens for Taxes or other impositions imposed by any Governmental Entity not yet due and payable or being contested in good faith, provided adequate reserves (based on good faith estimates of management) have been set aside for payment thereof, (ii) statutory liens which are incurred in the ordinary course of business for sums which are not yet due and payable or being contested in good faith, provided adequate reserves (based on good faith estimates of management) have been set aside for the payment thereof, (iii) liens arising in the ordinary course of business and securing obligations not yet due and payable, (iv) easements, rights-of-way, restrictions and other similar charges or non-monetary Encumbrances which do not materially or adversely impair the current use, occupancy or business operations of such properties, (v) Encumbrances arising under any lease, sublease or other occupancy agreement of any property, (vi) liens securing indebtedness that are reflected on the Company Balance Sheet, or (vii) Encumbrances that would not be material to the Company and its Subsidiaries, taken as a whole (collectively, “Permitted Encumbrances”).

(b) Schedule 2.9 to the Company Disclosure Letter is a complete and correct list of (i) all real property and interests in real property owned by the Company or any of its Subsidiaries (each such property or interest, an “Owned Real Property”), and (ii) all material real property and interests in real property leased or licensed by the Company or any of its Subsidiaries (each such property or interest, a “Leased Real Property”). With respect to Owned Real Property, (A) the Company or its Subsidiary, as applicable, has good and marketable fee simple title, free and clear of all Encumbrances other than Permitted Encumbrances, (B) neither the Company nor any of its Subsidiaries has leased or otherwise granted to any other Person the right to use or occupy such Owned Real Property or any portion thereof, (C) there are no outstanding options, rights of first offer or rights of first refusal to purchase any such Owned Real Property or any portion thereof or interest therein, and (D) there is no condemnation or other proceeding in eminent domain pending or, to the Company’s knowledge, threatened, affecting such Owned Real Property or any portion thereof or interest therein. With respect to Leased Real Property, neither the Company nor any of its Subsidiaries has (x) subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof, or (y) collaterally assigned or granted any other security interest in any such leasehold estate or any interest therein. The Company has heretofore made available to Parent true, correct and complete copies of all leases, subleases and other Contracts under which the Company and/or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any Leased Real Property, including all modifications, amendments and supplements thereto.

(c) The plant, property and equipment of each of the Company and each of its Subsidiaries that are used in the operations of their respective businesses are (i) suitable for the uses to which they are currently employed, (ii) regularly and properly maintained, (iii) not in need of renewal or replacement, except for renewal or replacement in the ordinary course of business, consistent with past practice, and (iv) to the knowledge of the Company and each of its Subsidiaries, free from any material defects.

2.10 Intellectual Property.

(a) As used in this Agreement, the following terms shall have the meanings indicated below:

(i) “Intellectual Property” means any and all worldwide industrial and intellectual property rights, including all patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof, all rights in inventions (whether patentable or not), invention disclosures, improvements, trade secrets, all rights in proprietary information, know how, technical data, proprietary processes and formulae, algorithms, and specifications, all rights in industrial designs and any registrations and applications therefor, all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor, Internet domain names, Internet and World Wide Web URLs or addresses, all copyrights, copyright registrations and applications therefor, all mask works, mask work registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology, all rights in computer software, including all rights in source code, object code, firmware, development tools, files, records and data, all rights in schematics, netlists, test methodologies, test vectors, emulation and simulation tools, reports, hardware development tools, and all rights in prototypes, breadboards and other devices, all rights in databases and data collections and all intellectual property rights therein, all moral rights of authors and inventors, however denominated, and any similar or equivalent rights to any of the foregoing.

(ii) “Company IP Rights” means (A) any and all Intellectual Property used in the conduct of the business of the Company and its Subsidiaries as currently conducted by the Company or any of its Subsidiaries; and (B) any and all other Intellectual Property owned by the Company and its Subsidiaries.

(iii) “Company-Owned IP Rights” means Company IP Rights that are owned or are purportedly owned by the Company or any of its Subsidiaries.

(iv) “Company Registered Intellectual Property” means all United States, international and foreign: (A) patents and patent applications (including provisional applications); (B) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (C) registered Internet domain names; and (D) registered copyrights and applications for copyright registration owned by, or currently registered or filed in the name of, the Company or any of its Subsidiaries.

(v) “Third Party Intellectual Property Rights” means any Intellectual Property owned by a third party.

(vi) “Company Products” means all products, systems or services produced, marketed, licensed, sold, distributed or performed by or on behalf of the Company or any of its Subsidiaries.

(vii) “Company Source Code” means, collectively, any material software source code, or any material proprietary information or algorithm contained in or relating to any material software source code included in any Company-Owned IP Rights.

(b) The Company and its Subsidiaries (i) own or (ii) have the valid right or license to all material Company IP Rights. The Company IP Rights are sufficient for the conduct of the business of the Company and its Subsidiaries as currently conducted by the Company or any of its Subsidiaries.

(c) Neither the Company nor any of its Subsidiaries has transferred ownership of any Intellectual Property that is, or was in the past seven (7) years, material Company-Owned IP Rights and that is included in a currently shipping material Company Product, to any third party.

(d) The Company and its Subsidiaries own and have good and exclusive title to each material item of Company-Owned IP Rights and each material item of Company Registered Intellectual Property, free and clear of any Encumbrances (other than Permitted Encumbrances). The Company or a Subsidiary of the Company has not created any Encumbrances (excluding restrictions or other obligations contained in the applicable license agreements with third parties and Permitted Encumbrances and any sublicenses granted by the Company or any of its Subsidiaries) in the Company or a Company Subsidiary’s license rights under any Contract for the license of Third Party Intellectual Property Rights.

(e) Neither the execution and delivery or effectiveness of this Agreement nor the performance of the Company’s obligations under this Agreement will cause the forfeiture or termination of, or give rise to a right of forfeiture or termination of any material Company-Owned IP Right, or materially impair the right of the Company, any of its Subsidiaries or Parent to use, possess, sell or license any material Company-Owned IP Right.

(f) Schedule 2.10(f) to the Company Disclosure Letter lists all Company Registered Intellectual Property including the jurisdictions in which each such item of Intellectual Property has been issued or registered or in which any application for such issuance and registration has been filed.

(g) Each material item of Company Registered Intellectual Property is subsisting (or in the case of applications, applied for), all registration, maintenance and renewal fees currently due in connection with such material Company Registered Intellectual Property have been paid and all documents, recordations and certificates in connection with such material Company Registered Intellectual Property currently required to be filed have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting and maintaining such material Company Registered Intellectual Property and recording the Company’s and its Subsidiaries’ ownership interests therein.

(h) There are no royalties, honoraria, fees or other payments payable by the Company or any of its Subsidiaries in any material amount to any Person (other than salaries payable to employees, consultants and independent contractors not contingent on or related to use of their work product) as a result of the ownership, use, possession, license-in, license-out, sale, marketing, advertising or disposition of any material Company-Owned IP Rights by the Company or any of its Subsidiaries, provided that the foregoing representation shall not be applicable to claims of infringement of Third Party Intellectual Property Rights.

(i) To the knowledge of the Company, there is no material unauthorized use, unauthorized disclosure, infringement or misappropriation of any Company-Owned IP Rights by any third party, including any employee or former employee of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has in the past two (2) years brought any action, suit or proceeding for infringement or misappropriation of any Company-Owned IP Rights.

(j) Neither the Company nor any of its Subsidiaries has in the past two (2) years prior to the date of this Agreement been sued in any suit, action or proceeding (or in the past two (2) years prior to the date of this Agreement received any written notice thereof) which involves a claim of infringement or misappropriation of any Intellectual Property right of any third party or which contests the validity, ownership or right of the Company or any of its Subsidiaries to exercise any material Intellectual Property right. Neither the Company nor any of its Subsidiaries has received in the past two (2) years prior to the date of this Agreement any written communication that involves an offer to license or grant any other rights or immunities under any third party patent rights in connection with an allegation that the Company or any of its Subsidiaries requires or may require a license to any such patents to conduct the business as currently conducted by the Company and its Subsidiaries.

(k) The operation of the business of the Company and its Subsidiaries as such business is currently conducted by the Company or any of its Subsidiaries, including (i) the design, development, manufacturing, reproduction, marketing, licensing, sale, offer for sale, importation, distribution, provision and/or use of any Company Product and (ii) the Company’s or any of its Subsidiaries’ use of any product, device or process used in the business of the Company or its Subsidiaries as currently conducted by the Company or any of its Subsidiaries, does not infringe or misappropriate the Intellectual Property of any third party and does not constitute unfair competition or unfair trade practices under the laws of any jurisdiction and, to the knowledge of the Company, as of the date of this Agreement, there is no substantial basis for a claim that the operation of the business of the Company and its Subsidiaries is infringing or has infringed on or misappropriated in the past two (2) years any Intellectual Property of a third party.

(l) Neither the Company nor any of its Subsidiaries has received any opinion of counsel that any Company Product or the operation of the business of the Company or any of its Subsidiaries, as currently conducted by the Company or any of its Subsidiaries, infringes or misappropriates any Third Party Intellectual Property Rights.

(m) At least during the past five years, the Company and each of its Subsidiaries (i) has, and has implemented, a policy of securing from all of its consultants, employees and independent contractors who independently or jointly contributed to the conception, reduction to practice, creation or development of any material Company-Owned IP Rights and (ii) has implemented a policy of securing from all of its consultants, employees and independent contractors who independently or jointly contributed to the conception, reduction to practice, creation or development of any material Company-Owned IP Rights, ownership of, all such third party’s Intellectual Property in such contribution that the Company or any of its Subsidiaries does not already own by operation of law.

(n) To the knowledge of the Company, the employment of any employee of the Company or any of its Subsidiaries or the use by the Company or any of its Subsidiaries of the services of any consultant or independent contractor does not subject the Company or any of its Subsidiaries to any material liability to any third party for improperly soliciting such employee, consultant or independent contractor to work for the Company or any of its Subsidiaries, whether such liability is based on contractual or other legal obligations to such third party.

(o) No current or former employee, consultant or independent contractor of the Company or any of its Subsidiaries has any ownership interest in any material Company-Owned IP Rights.

(p) The Company and its Subsidiaries have taken commercially reasonable steps to protect and preserve the confidentiality of all material confidential or non-public information included in the Company IP Rights (“Confidential Information”). Without limiting the foregoing, the Company and each of its Subsidiaries, at least during the past five (5) years, have and have implemented a policy requiring all employees and consultants of the Company and its Subsidiaries having access to material Confidential Information of any of their respective customers or business partners to execute and deliver to the Company an agreement regarding the protection of such Confidential Information or proprietary information (in the case of proprietary information of the Company’s and its Subsidiaries’ customers and business partners, to the extent required by such customers and business partners).

(q) Neither the Company nor any of its Subsidiaries has (i) incorporated Open Source Materials into, or combined Open Source Materials with, the Company IP Rights or Company Products, (ii) distributed Open Source Materials in conjunction with any Company IP Rights or Company Products, or (iii) used Open Source Materials, in such a way that, with respect to the foregoing (i), (ii), or (iii), creates obligations for the Company or its Subsidiaries with respect to any material Company-Owned IP Rights or grant, or purport to grant, to any third party, any rights or immunities under any material Company-Owned IP Rights (including, but not limited to, using any Open Source Materials that require, as a condition of use, modification and/or distribution of such Open Source Materials that other material software included in Company-Owned IP Rights incorporated into, derived from or distributed with such Open Source Materials be (A) disclosed or distributed in source code form, (B) be licensed for the purpose of making derivative works, or (C) be redistributable at no charge). “Open Source Materials” means all software or other material that is distributed as “free software”, “open source software” or under similar licensing or distribution terms (including but not limited to the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD licenses, the Netscape Public License, the Sun Community Source License (SCSL), the Sun Industry Standards License (SISL) and the Apache License.

(r) Neither the Company or any of its Subsidiaries nor any other Person then acting on their behalf has disclosed to any Person, agreed to disclose to any Person, or permitted the disclosure to any Person of, any Company Source Code (other than to individual consultants or employees having a reasonable need to know for the development or support of Company Products and who are subject to binding confidentiality agreements with the Company or any of its Subsidiaries). No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will result in the disclosure by the Company or any of its Subsidiaries or any Person then acting on their behalf to any Person of any Company Source Code, other than to the Persons described above under the circumstances described above. Schedule 2.10(r) of the Company Disclosure Letter identifies each Contract pursuant to which the Company or any of its Subsidiaries has deposited, or is or may be required to deposit, with an escrowholder or any other Person, any Company Source Code.

(s) Schedule 2.10(s) to the Company Disclosure Letter sets forth all Contracts currently in force under which the Company or any of its Subsidiaries has or is required by a customer of the Company or any of its Subsidiaries to license a second source supplier to manufacture products for such customer which may substitute for Company Products supplied to that customer.

2.11 Environmental Matters.

(a) As used in this Agreement, the following terms shall have the meanings indicated below:

(i) “Environmental and Safety Laws” shall mean any federal, state, local or foreign laws, ordinances, codes, regulations, rules, policies and orders issued, promulgated or entered into by any Governmental Entity that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, or require reporting with respect to, Hazardous Materials or which are intended to assure the safety of employees, workers or other persons, including the public.

(ii) “Hazardous Materials” shall mean any toxic or hazardous substance, chemical, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material defined in or regulated under any Environmental and Safety Laws.

(iii) “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migrating into or through the environment or any natural or man-made structure.

(iv) “Property” shall mean all real property leased or owned by the Company or any of its Subsidiaries either currently or in the past.

(v) “Facilities” shall mean all buildings and improvements on the Property.

(b) Except as would not be material to the Company and its Subsidiaries, taken as a whole, (i) neither the Company nor any of its Subsidiaries has received any written notice, or to the Company’s knowledge, verbal notice within the last six (6) years, of any noncompliance of the Facilities or its past or present operations with Environmental and Safety Laws, (ii) no notices, administrative actions or suits are pending or threatened against the Company or any of its Subsidiaries or any Property relating to an actual or alleged violation of any Environmental and Safety Laws, (iii) neither the Company nor any of its Subsidiaries is a potentially responsible party under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”), or any analogous state, local or foreign laws arising out of events occurring prior to the Closing Date, (iv) there are not now and have not been while the Company or any of its Subsidiaries have owned, operated, occupied or leased any Property, any Release of any Hazardous Material in, on, under, or affecting any of the Facilities or any Property reasonably likely to result in liability to the Company or any of its Subsidiaries, (v) all Hazardous Materials and wastes have been disposed of by the Company and its Subsidiaries in accordance with Environmental and Safety Laws, (vi) neither the Company nor any of its Subsidiaries is subject to any indemnity obligation or other Contract with any Person relating to material obligations or liabilities under Environmental and Safety Laws, other than customary indemnification provisions contained in real property leases entered into in the ordinary course of business, (vii) to the knowledge of the Company, there are no facts, circumstances or conditions that would reasonably be expected to form the basis for any investigation, suit, claim, action, proceeding or liability against or affecting the Company or any of its Subsidiaries relating to or arising under Environmental and Safety Laws; (viii) there are not now and have not been while the Company or any of its Subsidiaries have owned, operated, occupied or leased any Property, any underground tanks or underground improvements at, on or under any Property, including treatment or storage tanks, sumps, or water, gas or oil wells, (ix) the Facilities, and the Company’s and each of its Subsidiaries’ uses and activities therein, have at all times complied with all Environmental and Safety Laws, and (x) each of the Company and each of its Subsidiaries has all the permits and licenses required to be issued under federal, state, local or foreign laws regarding Environmental and Safety Laws necessary for the conduct of its or their businesses as currently conducted and are in compliance with the terms and conditions of those permits and licenses.

2.12 Taxes.

(a) The Company and each of its Subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which the Company or any of its Subsidiaries is or has been a member, have properly completed and timely filed all material Tax Returns required to be filed by them and have timely paid all material Taxes required to be paid by them whether or not shown on any Tax Return. All Tax Returns were complete and accurate in all material respects and have been prepared in substantial compliance with all applicable Legal Requirements. The copies of all Tax Returns and other Tax related documentation provided by the Company to the Parent in the due diligence process were correct and complete copies of all such documents.

(b) The Company Balance Sheet reflects all material liability for unpaid Taxes of the Company and/or any of its Subsidiaries for periods (or portions of periods) through the Company Balance Sheet Date. Neither the Company nor any of its Subsidiaries has any liability for unpaid Taxes accruing after the Company Balance Sheet Date except for Taxes arising in the ordinary course of business subsequent to the Company Balance Sheet Date.

(c) There is (i) no claim for Taxes being asserted against the Company or any of its Subsidiaries that has resulted in a lien against the property of the Company or any of its Subsidiaries other than liens for Taxes not yet due and payable, (ii) no audit or pending audit of, or Tax controversy associated with, any Tax Return of the Company or any of its Subsidiaries being conducted by a Tax Authority, (iii) no extension of any statute of limitations on the assessment of any Taxes granted by the Company or any of its Subsidiaries currently in effect, and (iv) no agreement to any extension of time for filing any Tax Return which has not been filed.

(d) Neither the Company nor any of its Subsidiaries has been or will be required to include any adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state, local or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger.

(e) Neither the Company nor any of its Subsidiaries is a party to or bound by any Tax sharing, Tax indemnity, or Tax allocation agreement nor does the Company.

(f) Each of the Company and its Subsidiaries has disclosed on its Tax Returns any Tax reporting position taken in any Tax Return which could result in the imposition of penalties under Section 6662 of the Code or any comparable provisions of state, local or foreign law.

(g) Neither the Company nor any of its Subsidiaries has participated in, or is currently participating in, a “Listed Transaction” within the meaning of Treas. Reg. 1.6011-4(b)(1), a “Reportable Transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) or any transaction requiring disclosure under a corresponding or similar provision of state, local or foreign law.

(h) Neither the Company nor any of its Subsidiaries has any liability for the Taxes of any person (other than the Company or any of its Subsidiaries) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law).

(i) Neither the Company nor any Subsidiary has incurred a dual consolidated loss within the meaning of Section 1503 of the Code.

(j) The Company and its Subsidiaries are in compliance with the requirements for any currently applicable Tax holidays or incentives and none of the Tax holidays or incentives will be jeopardized by the transaction contemplated in this Agreement.

(k) The Company has prepared sufficient contemporaneous documentation required under Section 6662(e) of the Code (or similar provision under state or foreign law).

(l) Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for Tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

(m) The Company and each of its Subsidiaries have complied with all applicable Legal Requirements relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445 and 1446 of the Code or similar provisions under any foreign law), have, within the time and in the manner prescribed by law, withheld from employee wages or consulting compensation and paid over to the proper governmental authorities (or is properly holding for such timely payment) all amounts required to be so withheld and paid over under all applicable Legal Requirements, including federal and state income Taxes, the Federal Insurance Contribution Act, the Medicare Federal Unemployment Tax Act, and relevant state income and employment Tax withholding laws, and has timely filed all withholding Tax Returns, for all periods through and including the Effective Time.

(n) Since June 30, 2002, no unresolved written claim has been received by the Company or any Subsidiary from a Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.

2.13 Employee Benefit Plans and Employee Matters.

(a) Schedule 2.13(a) to the Company Disclosure Letter lists, with respect to the Company and any trade or business (whether or not incorporated) which is treated as a single employer with the Company (an “ERISA Affiliate”) within the meaning of Section 414(b), (c), (m) or (o) of the Code, (i) all material employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) each non-401(k) plan loan to an employee in excess of $10,000, (iii) all stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Section 125 of the Code), dependent care (Section 129 of the Code), life insurance or accident insurance plans, programs or arrangements, (iv) all bonus, pension, profit sharing, savings, retirement, deferred compensation or incentive plans, programs or arrangements, (v) fringe or employee benefit plans, programs or arrangements that apply to senior management and that do not generally apply to all employees, and (vi) any employment or service agreements (except for offer letters providing for at-will employment which do not provide for severance, acceleration or post-termination benefits) compensation agreements, change in control agreements or severance agreements, written or otherwise, for the benefit of, or relating to, any present or former director, officer or employee (provided that, for former directors, officers, and employees, such agreements need only be listed if unsatisfied obligations of the Company or any ERISA Affiliate of greater than $300,000 remain thereunder, and provided, further, that there shall be excluded any plan, program or agreement established or maintained outside the United States of America primarily for the benefit of employees residing outside the United States of America) (all of the foregoing described in clauses (i) through (vi), collectively, the “Company Employee Plans”). Neither the Company nor any ERISA Affiliate has, since July 30, 2002, extended credit, arranged for the extension of credit, or renewed, modified or forgiven an extension of credit made prior to such date, in the form of a personal loan to or for any officer or director of the Company in violation of Section 402 of SOXA.

(b) Prior to the date of this Agreement, the Company has made available to Parent a true, correct and complete copy of each of the Company Employee Plans and related plan documents (including trust documents, insurance policies or Contracts, employee booklets, and summary plan descriptions) and has, with respect to each Company Employee Plan which is subject to ERISA reporting requirements, made available to Parent true, correct and complete copies of the Form 5500 reports filed for the last two plan years. With respect to any Company Employee Plan intended to be qualified under Section 401(a) of the Code, the Company or the ERISA Affiliate, as applicable, has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has timely applied (or has time remaining in which to timely apply) to the Internal Revenue Service for such a determination letter or such Company Employee Plan has been established under a standardized prototype plan for which an Internal Revenue Service opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer. The Company has also made available to Parent a true, correct and complete copy of the most recent Internal Revenue Service determination or opinion letter issued with respect to each such Company Employee Plan, and nothing has occurred since the issuance of each such letter that could reasonably be expected to cause revocation of any such determination letters. The Company has also made available to Parent all prospectuses prepared in connection with each Company Employee Plan (other than severance plans).

(c) Each Company Employee Plan has been administered substantially in accordance with its terms and substantially in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), and the Company, each Subsidiary and each ERISA Affiliate is not, in any material respect, in default under or in violation of, and has no knowledge of any material default or violation by any other party to, any of the Company Employee Plans. There have been no “prohibited transactions” (within the meaning of Section 406 of ERISA and Section 4975 of the Code for which an exemption does not apply) with respect to any Company Employee Plan which could result in a material liability. All contributions required to be made by the Company, any of its Subsidiaries or any ERISA Affiliate to any Company Employee Plan have been made on or before their due dates. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to Parent, the Surviving Corporation and/or any Subsidiary (other than ordinary expenses typically incurred in a termination event and other than for liabilities accrued as of the date of the termination).

(d) No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of the Company, is threatened, against the Company or any ERISA Affiliate with respect to any Company Employee Plan, including any audit or inquiry by the Internal Revenue Service or United States Department of Labor (other than routine claims for benefits). There is no Company Employee Plan that, considered individually or considered collectively with any other Company Employee Plan or other payment, will, or could reasonably be expected to, as a result of the transactions contemplated hereby (whether alone or upon the occurrence of any additional or subsequent events), give rise directly or indirectly to the payment of any amount that could reasonably be expected to be non-deductible under Section 162(m) of the Code or characterized as an excess “parachute payment” within the meaning of Section 280G of the Code.

(e) There has been no amendment to, or written interpretation or written announcement by the Company, any of its Subsidiaries or other ERISA Affiliate relating to, or change in participation or coverage under, any Company Employee Plan which would materially increase the expense of maintaining such Company Employee Plan above the level of expense incurred with respect to such Company Employee Plan for the most recent fiscal year included in the Financial Statements.

(f) The actuarial present values of all (i) accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement), and (ii) all liabilities associated with post-employment welfare benefits (including any retiree health benefits and life insurance) of employees and former employees of the Company, its ERISA Affiliates and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the Financial Statements to the extent required by and in accordance with GAAP.

(g) With respect to each Company Employee Plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code: (i) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived; (ii) the fair market value of the assets of such Company Employee Plan equals or exceeds the actuarial present value of all accrued benefits under such Company Employee Plan (whether or not vested) on an accumulated benefits obligation basis based on the most recent actuarial report for each such plan; (iii) all premiums to the Pension Benefit Guaranty Corporation (the “PBGC”) have been timely paid in full; (iv) no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is expected to be incurred by the Company or any of its ERISA Affiliates; and (v) the PBGC has not instituted proceedings to terminate any such Company

Employee Plan and no condition exists that is reasonably expected to present a risk that such proceedings will be instituted or which is reasonably expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Company Employee Plan.

(h) Neither the Company nor any ERISA Affiliate is a party to, or during the preceding six (6) years has made any contribution to or otherwise incurred any obligation under, any “multiemployer plan” as such term is defined in Section 3(37) of ERISA or any “multiple employer plan” as such term is defined in Section 413(c) of the Code.

(i) As to each plan, program or agreement that would be a Company Employee Plan but for the fact that it is established or maintained outside of the United States of America primarily for the benefit of employees residing outside of the United States of America (each such plan, a “Foreign Plan”): (i) such Foreign Plan is in material compliance with the provisions of the applicable Legal Requirements of each jurisdiction in which such Foreign Plan is maintained, and such Foreign Plan has been administered in all material respects in accordance with its terms and applicable Legal Requirements (provided that, with respect to Foreign Plans required to be maintained or contributed to by applicable Legal Requirements of the relevant jurisdiction, such representation is made to the knowledge of the Company), (ii) all contributions to, and material payments from, such Foreign Plan which may have been required to be made in accordance with the terms of such Foreign Plan, and, when applicable, the Legal Requirements of the jurisdiction in which such Foreign Plan is maintained, have been timely made or shall be made by the Closing Date, and all such contributions to such Foreign Plan, and all payments under such Foreign Plan, for any period ending before the Closing Date that are not yet, but will be, required to be made, are reflected as an accrued liability on the Company Balance Sheet to the extent required by applicable accounting requirements, (iii) the Company, each of its Subsidiaries, and each ERISA Affiliate has materially complied with all applicable reporting and notice requirements, and such Foreign Plan has obtained from the Governmental Entity having jurisdiction with respect to such Foreign Plan any required determinations, if any, that such Foreign Plan is in compliance with the laws of the relevant jurisdiction, and (iv) to the knowledge of the Company and its ERISA Affiliates, there are no pending investigations by any governmental body involving such Foreign Plan, and no pending claims (except for claims for benefits payable in the normal operation of such Foreign Plan), suits or proceedings against such Foreign Plan or asserting any rights or claims to benefits under such Foreign Plan.

(j) The Company has made available to Parent a schedule that sets forth a good faith estimate of amounts that may be treated as “excess parachute payments” under Section 280G of the Code in respect of those individuals whom the Company reasonably expects to be “disqualified individuals” under Section 280G of the Code and the regulations promulgated thereunder.

(k) Each of the Company and its Subsidiaries is in compliance in all material respects with all currently applicable Legal Requirements respecting employment, discrimination in employment, terms and conditions of employment, worker classification (including the proper classification of workers as independent contractors and consultants), wages, hours and occupational safety and health and employment practices, including the Immigration Reform and Control Act. Each of the Company and its Subsidiaries has withheld all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to employees and, to the knowledge of the Company, is not liable for any arrears of material wages, compensation or any Taxes, penalties or other sums for failure to comply with any of the foregoing. There are no material controversies pending or, to the knowledge of the Company, threatened, between the Company or any of its Subsidiaries and any of their respective employees, which controversies have or could reasonably be expected to result in an action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity.

(l) Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement or other labor union Contract, no collective bargaining agreement is being negotiated by the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has any duty to bargain with any labor organization. There is no pending demand for recognition or any other request or demand from a labor organization for representative status with respect to any Person employed by the Company or any of its Subsidiaries. The Company has no knowledge of any activities or proceedings of any labor union to organize their respective employees. There is no labor dispute, strike or work stoppage against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened which may interfere with the respective business activities of the Company or any of its Subsidiaries. To the knowledge of the Company, neither the Company nor any of its Subsidiaries has committed any unfair labor practice in connection with the operation of the respective businesses of the Company or any of its Subsidiaries, and there is no charge or complaint against the Company or any of its Subsidiaries by the National Labor Relations Board or any comparable Governmental Entity pending or, to the knowledge of the Company, threatened. To the knowledge of the Company, no employee of the Company or any of its Subsidiaries is in violation of any term of any employment agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company or any of its Subsidiaries because of the nature of the business conducted or presently proposed to be conducted by the Company or any of its Subsidiaries or to the use of trade secrets or proprietary information of others.

(m) There are no performance improvement or disciplinary actions contemplated or pending against any of the Company’s or any Subsidiary’s current employees with a title of vice president or higher.

(n) The Company and each of its Subsidiaries are in compliance in all material respects with the Worker Adjustment Retraining Notification Act of 1988, as amended (“WARN Act”), or any similar state or local law. In the past two years (i) the Company has not effectuated a “plant closing” (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of its business, (ii) there has not occurred a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of the Company Business, and (iii) the Company has not been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign law or regulation. The Company has not caused any of its employees to suffer an “employment loss” (as defined in the WARN Act) during the 90-day period prior to the date of this Agreement.

(o) To the knowledge of the Company, all “nonqualified deferred compensation plans” (within the meaning of Section 409A of the Code) have been administered in good faith compliance with the requirements of paragraphs (2), (3) and (4) of Section 409A(a). No event has occurred that would be treated by Section 409A(b) as a transfer of property for purposes of Section 83 of the Code.

(p) Schedule 2.13(o) to the Company Disclosure Letter sets forth (i) those Company Employee Plans, the benefits of which must be funded into the trust established by that certain Benefits Protection Trust Agreement, dated as of February 13, 1991, by and between the Company and Wachovia Bank & Trust Co., N.A., as amended June 22, 1994, January 26, 1999 and February 9, 1999 (the “Rabbi Trust”) in connection with the transactions contemplated by this Agreement, (ii) the time at which each of such benefits must be funded into the Rabbi Trust in connection with the transactions contemplated by this Agreement, and (iii) the anticipated amount of such benefits to be funded into the Rabbi Trust in connection with the transactions contemplated by this Agreement.

(q) The Company has not made any discretionary contributions to the 401(k) Plan in the twelve month period preceding the date of this Agreement.

2.14 Interested Party Transactions. Except as disclosed in the Company’s definitive proxy statements included in the Company SEC Reports, during the period from July 1, 2002 through September 1, 2005, and to the knowledge of the Company, during the period from September 1, 2005 through the date of this Agreement, no event has occurred and no relationship exists that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K. Schedule 2.14 to the Company Disclosure Letter lists those Persons that the Company has concluded to be “affiliates” of the Company within the meaning of Rule 144 under the Securities Act.

2.15 Insurance. Schedule 2.15 to the Company Disclosure Letter lists all policies of insurance and bonds of the Company or any of its Subsidiaries that are currently in effect, true, correct and complete copies of which have been made available to Parent. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. The Company and each of its Subsidiaries is in compliance in all material respects with the terms of such policies and bonds. All such policies and bonds remain in full force and effect, and the Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

2.16 Brokers’ and Advisors’ Fees. Except for fees payable to Evercore Financial Advisors L.L.C. and Credit Suisse First Boston LLC and Lehman Brothers as set forth in the respective engagement letters between the Company and each of Evercore Financial Advisors L.L.C. Credit Suisse First Boston LLC dated March 16, 2005, March 23, 2005 and November 12, 2005, respectively (the “Engagement Letters”), correct and complete versions of which have been provided by the Company to Parent, neither the Company nor any Affiliate of the Company is obligated for the payment of any fees or expenses of any investment banker, broker, finder, or other similar Person whose fees are contingent upon the completion of the Merger, in connection with the origin, negotiation or execution of this Agreement or in connection with the Merger or any other transaction contemplated by this Agreement, and Parent will not incur any liability, either directly or indirectly, to any such investment banker, broker, finder or similar party as a result of this Agreement, the Merger or any act or omission of the Company, any of its Affiliates or any of their respective directors, officers, employees, shareholders or agents.

2.17 Customers and Suppliers.

(a) Neither the Company nor any of its Subsidiaries has any outstanding material dispute concerning its goods and/or services with any customer who, in the fiscal year ended July 1, 2005 or the three months ended October 1, 2005 (the “Measurement Period”) was one of the eight (8) largest sources of revenue for the Company, based on amounts paid or payable during such periods (each, a “Significant Customer”). Each Significant Customer is listed on Schedule 2.17(a) to the Company Disclosure Letter. Neither the Company nor any of its Subsidiaries has received any written or, to its knowledge, oral notice from any Significant Customer that such customer will not continue as a customer of the Company (or Parent) after the Closing or that any such customer intends to terminate or materially modify existing Contracts with the Company (or Parent) or materially reduce the amount paid to the Company for products and services. The Company has not had a material amount of its products returned by a purchaser thereof except for normal warranty returns consistent with past history and those returns that would not result in a material reversal of any revenue by the Company. The Significant Customers listed in Schedule 2.17(a) to the Company Disclosure Schedule accounted for approximately 68% of the total revenue of the Company during the fiscal year ended June 30, 2005.

(b) Neither the Company nor any of its Subsidiaries has any outstanding material dispute concerning goods and/or services provided by any supplier who, in the fiscal year ended June 30, 2005, was disclosed in the Company’s Annual Report on Form 10-K for such fiscal year as a “significant supplier” (a “Significant Supplier”). Each Significant Supplier is listed on Schedule 2.17(b) to the Company Disclosure Letter. Neither the Company nor any of its Subsidiaries has received any written or, to its knowledge, oral notice of termination or interruption of any existing Contracts with any Significant Supplier.

(c) As of the date of this Agreement, exclusive of royalties payable under any Material Contract, the total per-unit royalties payable to third parties for the use or exercise of third party patent rights incorporated into the Company’s digital set top box products does not exceed $0.25 for any unit of the Company’s digital set top box product (exclusive of Telewest units and Japanese units).

2.18 Material Contracts.

(a) Schedule 2.18 to the Company Disclosure Letter specifically identifies by subsection each Contract to which the Company or any of its Subsidiaries is, as of the date hereof, a party or by which the Company or any of its Subsidiaries is otherwise bound that constitutes a Material Contract. For purposes of this Agreement, each of the following shall be deemed to constitute a “Material Contract”:

(i) any Contract, including all orders related to or under any such Contract, with any Significant Customer involving the Company’s or a Subsidiary’s sale or provision of products, equipment, services, software, Intellectual Property or other assets involving an amount in excess of $10,000,000 per annum;

(ii) any Contract with any distributor, reseller, original equipment manufacturer, systems integrator, sales representative, sales agency or manufacturer’s representative generating, or that are reasonably likely to generate, over the twelve month period from the date of this Agreement more than $10,000,000 in revenues for the Company or any of its Subsidiaries;

(iii) any Contract with a Significant Supplier for the supply of goods and services, other than purchase orders in the Company’s standard unmodified form, a copy of which has been provided to Parent;

(iv) any Contract relating to Debt or any material currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP;

(v) any Contract for capital expenditures in excess of $10,000,000;

(vi) any Contract limiting the freedom of the Company or any of its Subsidiaries to engage or participate, or compete with any other Person, in any line of business, market or geographic area, or any Contract granting most favored nation pricing or preferred pricing (other than most favored nation or preferred pricing granted to customers of Company or any of its Subsidiaries based on comparable products or services, volumes and commitments), exclusive sales, distribution, marketing or other exclusive rights, rights of refusal, rights of first negotiation or similar rights and/or terms to any Person, or any Contract otherwise limiting the right of the Company or any of its Subsidiaries to sell, distribute or manufacture any products, systems or services or to purchase or otherwise obtain any components, materials, supplies, equipment, parts, subassemblies, software, Intellectual Property or services;

(vii) any Contract pursuant to which the Company or any of its Subsidiaries is a lessor or lessee of any real property or of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property involving in excess of $1,000,000 per annum;

(viii) any Contract with any Affiliate with whom the Company or any of its Subsidiaries does not deal at arm’s length (other than intercompany contracts and any compensatory contracts between the Company and the Affiliate disclosed in Schedule 2.13(a) of the Company Disclosure Letter);

(ix) any Contract of guarantee, support, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person other than (A) Contracts relating to Debt or (B) performance bonds or letters of credit involving an aggregate amount of less than $5,000,000;

(x) any Contract under which the Company or any of its Subsidiaries (A) expressly encumbers the Company’s or any Subsidiary’s patent rights, which either (1) grants a license to, covenants not to assert or otherwise encumbers any material components of or a substantial portion of the Company’s patent portfolio, or (2) results in, or is reasonably likely to result in, over the twelve month period from the date of this Agreement, more than $2,000,000 in royalty payments to the Company, or (B) receives the benefit of a license, covenant not to assert or other encumbrance of third party patent rights which results in, or is reasonably likely to result in, over the twelve month period from the date of this Agreement, more than $1,000,000 in royalty payments from the Company or a per-unit royalty rate of more than $0.05 per digital set-top box; or (C) grants a license to, covenants not to assert or otherwise encumbers the Company’s or any Subsidiary’s patent rights for the benefit of a patent pool, licensing administrator or similar body formed for the purpose of licensing patent pools aggregated from multiple licensors or contributors;

(xi) any Contract under which the Company or any of its Subsidiaries is a licensee of any Third Party Intellectual Property Rights, other than patent rights, that are incorporated in a Company digital set-top box product and either (A) where the Third Party Intellectual Property Rights include software that is not “shrink wrap” or otherwise commercially available for redistribution; or (B) results in, or is reasonably likely to result in, over the twelve month period from the date of this Agreement, more than $500,000 in license fee payments from the Company or a per-unit license fee of more than $0.05 per digital set-top box;

(xii) any Contract providing for the joint development with a third party of any material Company IP Rights;

(xiii) any Contract to license a second source supplier to manufacture products for a customer which may substitute for Company Products supplied to that customer, or to license any third party to manufacture products that are substantially substitutes for Company Products;

(xiv) any Contract relating to the membership of, or participation by, the Company or any of its Subsidiaries in, or the affiliation of the Company or any of its Subsidiaries with, any industry standards group or association in which the Company or any of its Subsidiaries is a member and contributes and shares in pooled patent rights;

(xv) any joint venture Contract or any other agreement that involves a sharing of revenues, profits, cash flows, expenses or losses with other Persons or the payment of royalties to any other Person that involves an amount greater than $250,000 per annum other than a license of Third Party Intellectual Property, which is listed or described in Section 2.10(h)(ii));

(xvi) any joint marketing or marketing support Contract involving an amount greater than $1,000,000 per annum;

(xvii) any Contract under which the Company provides any advice or services to any third party involving an amount in excess of $10,000,000, including any consulting Contract, professional Contract or software implementation, deployment or development services Contracts, or support services Contract (other than support obligations to distributors and resellers pursuant to Contracts listed or described under Section 2.18(a)(ii));

(xviii) any Contract with any investment banker, broker, finder or similar advisor, in connection with this Agreement and the transactions contemplated hereby other than the Contracts listed in Section 2.16;

(xix) any Contract entered into within the three year period prior to the date of this Agreement, pursuant to which it has acquired a business or entity, or assets of a business or entity, for an amount greater than $10,000,000 whether by way of merger, consolidation, purchase of stock, purchase of assets, license or otherwise, or any Contract pursuant to which it has any material ownership interest in any other Person (other than the Subsidiaries);

(xx) any material Contract with any Governmental Entity (a “Government Contract”);

(xxi) any settlement or litigation “standstill” agreement with respect to any material litigation entered into in the five year period preceding the date of this Agreement, or any tolling agreement; or

(xxii) any other Contract which does not constitute a Contract of the type listed in clauses (i) through (xxi) of this Section 2.18(a) that individually provides for payments to or by the Company or its Subsidiaries in excess of $10,000,000. For the avoidance of doubt, no sales Contract with a customer that is not a Significant Customer and no supplier Contract with a supplier that is not a Significant Supplier shall be considered a Material Contract.

(b) All Material Contracts are in written form. Each of the Material Contracts is in full force and effect, and has not been amended in any material respect except as disclosed in any Schedule to the Company Disclosure Letter pursuant to Section 2.18(a) above. There exists no default or event of default or event, occurrence, condition or act, with respect to the Company or any of its Subsidiaries or to the knowledge of the Company, with respect to any other contracting party, which, with the giving of notice or the lapse of time would reasonably be expected to (i) become a material default or event of default under any Material Contract, or (ii) give any third party (A) the right to declare a material default or exercise any remedy under any Material Contract, (B) the right to accelerate the maturity or performance of any material obligation of the Company or any of its Subsidiaries under any Material Contract, or (C) the right to cancel, terminate or modify any Material Contract. Neither the Company nor any of its Subsidiaries has received any written notice or, to the knowledge of the Company, verbal notice regarding any actual or possible material violation or breach of, default under, or intention to cancel or modify any Material Contract. True, correct and complete copies of all Material Contracts have been made available to Parent prior to the date of this Agreement.

(c) To the knowledge of the Company, with respect to any Government Contract, there is, as of the date of this Agreement, neither an existing nor a basis for a: (i) civil fraud or criminal investigation by any Governmental Entity; (ii) qui tam action brought against the Company or any of its Subsidiaries under the Civil False Claims Act; (iii) suspension or debarment proceeding (or equivalent proceeding) against the Company or any of its Subsidiaries; (iv) claim or request by a Governmental Entity for a contract price adjustment based on asserted: defective pricing; disallowance of cost or non compliance with statute, regulation or contract; (v) dispute involving the Company or any of its Subsidiaries on a Government Contract, or (vi) claim or equitable adjustment by the Company or any of its Subsidiaries relating to a Government Contract. Neither the Company nor any of its Subsidiaries has any material liability for renegotiation of Government Contracts.

2.19 Export Control Laws. The Company and each of its Subsidiaries has conducted its export transactions in accordance in all material respects with applicable provisions of United States export control laws and regulations, including but not limited to the Export Administration Act and implementing Export Administration Regulations.

2.20 Fairness Opinion. The Company Board has received an opinion from Credit Suisse First Boston LLC, dated as of the date of this Agreement, to the effect that, as of the date of this Agreement, the Per-Share Cash Amount is fair to the Company’s shareholders from a financial point of view (the “Fairness Opinion”). Upon the Company’s receipt of the written version of the Fairness Opinion, the Company shall promptly provide to Parent a copy of such written version.

2.21 Information Supplied. The preliminary and definitive proxy statements to be filed by the Company with the SEC (collectively, the “Proxy Statement”) shall not, on each relevant filing date, on the date of mailing to the Company’s shareholders and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meeting which has become misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time any event relating to the Company or any of its Affiliates, officers or directors should be discovered by the Company which is required to be set forth in a supplement to the Proxy Statement, the Company shall promptly inform Parent. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Sub that is contained in the Proxy Statement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

Parent and Sub represent and warrant to the Company as follows:

3.1 Organization, Standing and Power. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Parent and Sub has all requisite corporate power and authority to own its properties and to conduct its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership of its properties makes such qualification or good standing necessary, other than in such jurisdictions where the failure to be so qualified and in good standing, individually or in the aggregate, would not have a Material Adverse Effect on Parent. Each of Parent and Sub is not in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents.

3.2 Authority; Noncontravention.

(a) Each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement has been duly executed and delivered by each of Parent and Sub and, assuming the due authorization, execution and delivery by the Company of this Agreement, constitutes the valid and binding obligation of Parent and Sub, respectively, enforceable against Parent and Sub, respectively, in accordance with its terms, subject only to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(b) The execution and delivery of this Agreement by Parent and Sub do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or require any consent, approval or waiver from any Person pursuant to, (A) any provision of the Articles of Incorporation or Bylaws of Parent and Sub, in each case, as amended to date, (B) subject to compliance with the requirements set forth in Section 3.2(c), any material Legal Requirements applicable to Parent or Sub or any of their respective material properties or assets, or (C) any material Contract applicable to Parent or Sub or their respective properties or assets, other than, in the case of (B) and (C) above, such conflicts, violations, defaults, terminations, cancellations, accelerations, losses, consents, approvals or waivers, would not have a Material Adverse Effect on Parent.

(c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger, as provided in Section 1.4, (ii) such filings as may be required under the HSR Act and any applicable foreign Antitrust Laws, (iii) the filing of a registration statement on Form S-8 with the SEC after the Closing Date covering the shares of Parent Common Stock issuable pursuant to Company Options to be assumed by Parent, and (iv) such other consents, authorizations, filings, approvals, notices and registrations which, if not obtained or made, would not have a Material Adverse Effect on Parent.

3.3 No Prior Sub Operations. Sub was formed solely for the purpose of effecting the Merger and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.

3.4 Stock Ownership. As of the date of this Agreement, neither Parent nor Sub beneficially own any shares of Company Common Stock. Neither Parent nor Sub, nor any of their “affiliates” or “associates”, has been an

“interested shareholder” of the Company at any time within five years of the date of this Agreement, as those terms are used in Section 14-2-1132 of the Georgia Law.

3.5 Capital Resources. As of the Closing, Parent shall have funds sufficient to effect the Closing on the terms contemplated by this Agreement.

3.6 Information Supplied. The information supplied by Parent for inclusion in the Proxy Statement shall not, on each relevant filing date, on the date of mailing to the Company’s shareholders and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meeting which has become misleading. If at any time prior to the Effective Time, any event relating to Parent or any of its Affiliates, officers or directors should be discovered by Parent which is required to be set forth in a supplement to the Proxy Statement, Parent shall promptly inform the Company. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company which is contained in the Proxy Statement.

ARTICLE IV

CONDUCT PRIOR TO THE EFFECTIVE TIME

4.1 Conduct of Business of the Company and Subsidiaries. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time except (w) to the extent expressly provided otherwise in this Agreement, or (x) consented to in writing by Parent or (y) as set forth in Schedule 4.1 to the Company Disclosure Letter, or (z) as necessary to comply with applicable Legal Requirements (provided that the Company shall notify Parent in advance of any action proposed to be taken by the Company to so comply with Legal Requirements that would otherwise not be permitted under the provisions of this Section 4.1):

(i) the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in material compliance with all applicable Legal Requirements;

(ii) the Company shall, and shall cause each of its Subsidiaries to, (A) properly complete and, subject to compliance with Section 4.2(xxvii), timely file all Tax Returns required to be filed and timely pay all Taxes whether or not shown on any Tax Return, subject to good faith disputes over such debts or Taxes, which Tax Returns shall be complete and accurate in all material respects and shall be prepared in substantial compliance with all applicable Legal Requirements, (B) pay or perform its other obligations when due, and (C) use commercially reasonable efforts to preserve intact its present business organizations, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it;

(iii) the Company shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to assure that each of its Contracts entered into after the date of this Agreement will not require the procurement of any consent, waiver or novation or provide for any material change in the obligations of any party in connection with, or terminate as a result of the consummation of, the Merger, and shall give reasonable advance notice to Parent prior to allowing any Material Contract or right thereunder to lapse or terminate by its terms;

(iv) the Company shall, and shall cause each of its Subsidiaries to, maintain each of its material leased premises in accordance with the terms of the applicable lease in all material respects; and

(v) the Company shall consult with Parent regarding the defense or settlement of any material litigation to which the Company is a party.

4.2 Restrictions on Conduct of Business of the Company and Subsidiaries. Without limiting the generality or effect of the provisions of Section 4.1, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, the Company shall not, and shall cause each of its Subsidiaries not to, do, cause or permit any of the following (except (w) to the extent expressly provided otherwise in this Agreement, or (x) as consented to in writing by Parent, or (y) as set forth on Schedule 4.2 to the Company Disclosure Letter, or (z) as necessary to comply with applicable Legal Requirements (provided that the Company shall notify Parent in advance of any action proposed to be taken by the Company to so comply with Legal Requirements that would otherwise not be permitted under the provisions of this Section 4.2)):

(i) Charter Documents. Amend its Articles of Incorporation or Bylaws or comparable governing documents;

(ii) Dividends; Changes in Capital Stock. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock other than any Permitted Dividend and other than the payment of any dividend or distribution by any Subsidiary of the Company to its shareholders that would not have any adverse Tax or accounting consequences that will be material, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, non-employee directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service, or amend or modify the Company’s current, or adopt or enter into any, “shareholder rights plan” or similar anti-takeover agreement or plan in a manner that would adversely affect Parent’s ability to consummate the transaction contemplated by this Agreement;

(iii) Stock Option Plans, Etc. Except to the extent required by the terms of the Company Option Plans, or any agreements thereunder, in each case, as in effect as of the date hereof, accelerate, amend or change the period of exercisability or vesting of any options or other rights granted under the Company Option Plans or the Company ESPP or the vesting of the securities purchased or purchasable under such options or other rights or the vesting schedule or repurchase rights applicable to any unvested securities issued under such stock plans or otherwise; amend or change any other terms of such options, rights or unvested securities; or authorize cash payments in exchange for any options or other rights granted under any of such plans or the securities purchased or purchasable under those options or rights or the unvested securities issued under such plans or otherwise;

(iv) Customer Contracts. Enter into any Contract with a customer, distributor, reseller, original equipment manufacturer, systems integrator, sales representative, sales agency or manufacturer’s representative (a “Customer Agreement”) involving anticipated revenues and/or expenditures in an amount of $150,000,000 or more, or enter into any Customer Contract involving anticipated revenues and/or expenditures in an amount exceeding $50,000,000 but less than $150,000,000 without prior consultation with Parent;

(v) Supplier Contracts. Enter into any material supplier Contract, other than Contracts for the supply of third party standalone products to be sold by the Company to a customer as part of a system (a) which are not integrated with or incorporated into any Company products in such system, or (b) that constitute component level products that are integrated or incorporated into such system as a requirement of the relevant customer of such system over which the Company has no discretionary authority in terms of the type or source of such components; provided that the Company shall consult with Parent prior to entering into any Contract of the type described in sub-clause (a) or (b) of this Section 4.2(v);

(vi) Modification of Material Contracts. Violate, terminate, amend, or otherwise materially modify (including by entering into a new Contract with such party or otherwise) or waive any of the terms of any of its Material Contracts, other than modifications to pricing arrangements under customer Contracts in the ordinary course of business that are consistent with past pricing practice;

(vii) Cash Management Transactions. Enter into or materially modify any currency exchange, commodities or other hedging transactions or arrangements, or other investment or cash management transactions or arrangements other than in the ordinary course of business consistent with past practice;

(viii) Joint Development Contracts. Enter into or materially modify any Contract for the joint development with any other Person of any material product, system, software, content, technology or Intellectual Property by or for the Company or any of its Subsidiaries;

(ix) Manufacturing Agreements. Enter into any Contract to license, or any Contract to authorize, any third party to manufacture or reproduce finished or standalone products, systems or technology of the Company, other than any original design manufacturer Contract entered into by the Company in the ordinary course of business, following prior consultation with Parent, that has a term of one year or less and that is not otherwise material to the business of the Company and its Subsidiaries, taken as a whole, and other than any purchase order entered into under any Contract that is in effect as of the date of this Agreement which does not implement or effect any material change to the existing terms of such Contract;

(x) Industry Standards Groups. Enter into any Contract relating to the membership of, or participation by, the Company or any of its Subsidiaries in, or the affiliation of the Company or any of its Subsidiaries with, any industry standards group or association in which the Company or any of its Subsidiaries contributes and/or shares in pooled patent rights;

(xi) Marketing Agreements. Enter into any joint marketing or marketing support Contract involving an amount greater than $1,000,000 per annum;

(xii) Issuance of Securities. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any convertible Debt or any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other Contracts of any character obligating it to issue any such shares or other convertible securities, other than (A) the issuance of shares of Company Common Stock pursuant to the exercise of Company Options or other rights outstanding on the date of this Agreement, (B) the issuance of Shares of Company Common Stock issuable to participants in the Company ESPP, (C) make distributions under the Deferred Compensation Plan for Non-Employee Directors of the Company as in effect as of the date hereof, and (D) grants of Company Options to purchase no more than an aggregate of 150,000 shares of Company Common Stock to new hires permitted under Section 4.2(vi) in the ordinary course of business consistent with past practices, all of which options shall be non-qualified stock options under the Code, have a term of nine years and an exercise price equal to the fair market value of the Company Common Stock on the date of grant and shall vest over a five-year period with 20% vesting on the first anniversary of the date of grant, with the balance vesting ratably monthly over the next four years, and none of which shall provide for acceleration upon any event;

(xiii) Employees. Hire any employees at the E-3, E-4, E-5, E-6, E-7 levels or above (other than the hire of E-3 employees to replace other E-3 employees who terminate their employment with the Company or any of its Subsidiaries), or enter into, or extend the term of, any employment with any officer or employee (other than offer letters to new employees using the Company’s standard, unmodified form of offer letter which provides for at-will employment and which does not provide for severance, acceleration or post-termination benefits), or enter into any collective bargaining agreement (unless required by applicable Legal Requirements);

(xiv) Loans and Investments. Make any loans or advances (other than routine travel advances and sales commission draws to employees of the Company or any of its Subsidiaries consistent with past practice and other than advances to non-officer employees consistent with past practices and the Company’s employment policies that are not material in amount, individually or in the aggregate) to, or any investments in or capital contributions to, any Person other than any of its Subsidiaries (including any officer, director or employee of the Company), or forgive or discharge in whole or in part any outstanding loans or advances; or otherwise modify any loan previously granted in any material respect;

(xv) Intellectual Property. Transfer or license to any Person any rights to any Intellectual Property or transfer or license from any Person any Third Party Intellectual Property Rights other than in the ordinary course of business consistent with past practice, or transfer or provide a copy of any source code of the Company to any Person other than (A) to employees or consultants of the Company or any of its Subsidiaries who have a reasonable need to access such source code in the course of performance of their duties for the Company or any such Subsidiary or (B) placing such source code in a third party escrow for the benefit of a customer consistent with past practice;

(xvi) Exclusive Rights and Most Favored Party Provisions. Enter into or amend any agreement pursuant to which any other party is granted exclusive rights or “most favored party” rights of any type or scope (other than most favored party of preferred pricing granted to customers of the Company or any of its Subsidiaries in the ordinary course of business based on comparable products or services, volumes and commitments) with respect to any of its products, technology, Intellectual Property or business, or containing any non-competition covenants or other material restrictions relating to its or Parent’s business activities or the effect of which would be to grant to a third party following the Merger the actual or potential right to license any Intellectual Property owned by Parent or its Subsidiaries;

(xvii) Dispositions. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to the Company’s and/or any of its Subsidiaries’ businesses, taken as a whole, other than sales of products in the ordinary course of business consistent with past practice;

(xviii) Indebtedness. Incur any Debt or issue or sell any debt securities or guarantee any debt securities of others, enter into any “keep well” or other Contract to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing, other than (i) in connection with the financing of ordinary course trade payables consistent with past practice, or (ii) pursuant to existing credit facilities in the ordinary course of business;

(xix) Leases. Enter into any operating lease providing for a payment by the Company in excess of $2,000,000 during any twelve month period;

(xx) Payment of Obligations. Pay, discharge or satisfy, in an amount in excess of $1,000,000 in any one case or $5,000,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising otherwise than in the ordinary course of business pursuant to Contracts made available to Parent that are in effect as of the date of this Agreement or pursuant to Contracts that are otherwise permitted to be entered into under the terms of this Agreement after the date hereof, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Financial Statements;

(xxi) Capital Expenditures. Make any capital expenditures, capital additions or capital improvements in excess of the aggregate amount authorized in the capital expenditures budget set forth on Schedule 4.2(xxi) to the Company Disclosure Letter;

(xxii) Insurance. Materially change the amount of any insurance coverage other than in the ordinary course of business consistent with past practice;

(xxiii) Employee Benefit Plans; Pay Increases. Adopt or substantively amend any employee or compensation benefit plan, including any stock purchase, stock issuance or stock option plan, or terminate the 2003 Long Term Incentive Plan, or amend any compensation, benefit, entitlement, grant or award provided or made under any such plan, except in each case as required under ERISA or as necessary under the Code or other applicable Legal Requirements, or make any discretionary contributions to the 401(k) Plan (provided that the employees of the Company shall be permitted to have an amount equal to excess accrued vacation time of such employees contributed on their behalf into the 401(k) Plan in a manner consistent with the current terms of the 401(k) Plan), or pay any special bonus or special remuneration to any employee or any non-employee director, or increase the salaries or wage rates of its employees other than in the ordinary course of business consistent with past practice in terms of timing and amount of such increases, or add any new members to the Company Board other than to replace a member of the Company Board who resigns or is otherwise removed from the Company Board following the date of this Agreement;

(xxiv) Severance Arrangements. Grant or pay, or enter into any agreement or arrangement providing for the granting of any severance or termination pay, or the acceleration of vesting or other benefits, to any Person, except payments made, or the acceleration of vesting or other benefits provided for, pursuant to written agreements or plans outstanding on the date of this Agreement which are listed on Schedule 4.2(xviii) to the Company Disclosure Letter;

(xxv) Lawsuits; Settlements. (A) Commence a lawsuit other than (1) for the routine collection of bills, (2) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business (provided that it consults with Parent prior to the filing of such a suit), or (3) for a breach of this Agreement, or (B) settle or agree to settle any pending or threatened lawsuit or other dispute other than any settlement solely involving payment of an amount less than $1,000,000, or any settlement that is clearly and uncontrovertibly covered in its entirety under an insurance policy of the Company, or (C) grant a release of claims with respect to any claim having a value in excess of $1,000,000;

(xxvi) Acquisitions. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate (except pursuant to Material Contracts in effect as of the date hereof or except as otherwise expressly permitted by the term of this Agreement), to its and its Subsidiaries’ business, or enter into any Contract with respect to a joint venture, strategic alliance or partnership (including any joint venture for the purpose of exploitation of patent rights);

(xxvii) Taxes. Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any Federal income Tax Return, file any State or Foreign income Tax Return mutually agreed to in good faith by the parties, file any amendment to any Federal, State or Foreign income Tax Return, enter into any Tax sharing or similar agreement or closing agreement, settle any claim or assessment in respect of Taxes, consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes, or enter into intercompany transactions giving rise to deferred gain or loss of any more than $100,000 for Tax purposes, or implement the Company’s proposed repatriation plan under Section 965 of the Code without prior consultation with Parent;

(xxviii) Accounting. Change accounting methods or revalue any of its material assets (including writing down the value of inventory or writing off notes or accounts receivable otherwise than in the ordinary course of business), except in each case as required by changes in GAAP and after notice to Parent;

(xxix) Real Property. Enter into any agreement for the purchase or sale of real property, or for the lease of any real property involving an aggregate amount over the term of the lease of $1,000,000 or more provided that the Company shall consult with Parent prior to entering into any lease of any real property involving an aggregate amount over the term of lease in an amount exceeding $100,000 but less than $1,000,000;

(xxx) Encumbrances. Place or allow the creation of any Encumbrance on any of its properties other than Permitted Encumbrances;

(xxxi) Warranties. Materially change the manner in which it extends warranties or credits to customers with respect to material Contracts;

(xxxii) Interested Party Transactions. Enter into any Contract or transaction in which any officer, director, employee, agent or shareholder of the Company (or any member of their families) has an interest under circumstances that, if entered immediately prior to the date of this Agreement, would require that such Contract be listed on Schedule 2.18 to the Company Disclosure Letter;

(xxxiii) Other Material Contracts. Enter into any single Contract, or group of related Contracts, with respect to a single transaction involving payments or expenditures either by or to the Company or any of its Subsidiaries in an aggregate amount exceeding $30,000,000 and which does not constitute any Contract of the type described in clauses (i) through (xxxii) in this Section 4.2 provided that Parent’s consent shall not be required with respect to any agreement of the Company on pricing terms that are in the ordinary course of business consistent with past practice; and

(xxxiv) Other. Take or agree in writing or otherwise to take, any of the actions described in clauses (i) through (xxxiii) in this Section 4.2, or any action which would reasonably be expected to make any of the Company’s representations or warranties contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform one or more covenants required hereunder to be performed by the Company.

ARTICLE V

ADDITIONAL AGREEMENTS

5.1 Proxy Statement.

(a) As promptly as practicable after the date of this Agreement, the Company shall prepare, and file with the SEC, preliminary proxy materials relating to the Company Shareholder Meeting. At the earliest practicable time following the later of (i) receipt and resolution of SEC comments thereon, or (ii) the expiration of the 10-day waiting period provided in Rule 14a-6(a) promulgated under the Exchange Act, the Company shall file definitive proxy materials with the SEC and cause the Proxy Statement to be mailed to its shareholders. The Company will cause all documents that it is responsible for filing with the SEC or other regulatory authorities in connection with the Merger to (i) comply as to form in all material respects with all applicable SEC requirements, and (ii) otherwise comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Prior to filing the preliminary proxy materials, definitive proxy materials or any other filing with the SEC or any other Governmental Entity, the Company shall provide Parent with reasonable opportunity to review and comment on each such filing in advance and the Company shall consider and act in good faith with respect to the incorporation of any changes in such filings reasonably proposed by Parent.

(b) The Company will notify Parent promptly of the receipt of any comments from the SEC or its staff (or of notice of the SEC’s intent to review the Proxy Statement) and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement or any other filing or for additional/supplemental information, and will supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement or other filing. The Company shall consult with Parent prior to responding to any comments or inquiries by the SEC or any other Governmental Entity with respect to any filings related to (or necessary or appropriate to facilitate) the Merger, shall provide Parent with reasonable opportunity to review and comment on any such written response in advance and shall consider and act in good faith with respect to the incorporation of any changes in such filings reasonably proposed by Parent. Whenever any event occurs that is required to be set forth in an amendment or supplement to the Proxy Statement or any other filing, the Company shall promptly inform Parent of such occurrence, provide Parent with reasonable opportunity to review and comment on any such amendment or supplement in advance, shall include in such amendment or supplement all comments reasonably proposed by Parent, and shall cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to the shareholders of the Company, such amendment or supplement.

5.2 Meeting of Shareholders; Board Recommendation.

(a) Meeting of Shareholders. The Company shall, as promptly as practicable after the date of this Agreement, establish a record date (which date will be as promptly as reasonably practicable following the date of this Agreement) for, duly call, give notice of, convene and hold, the Company Shareholders Meeting for the sole purpose of obtaining the Company Shareholders Approval. The Company will use its commercially reasonable efforts to solicit from its shareholders proxies in favor of the Company Shareholders Approval and will take all other action necessary or advisable to obtain such approvals and to secure the vote or consent of its shareholders required by and in compliance with the rules of the NYSE, Georgia Law and its Articles of Incorporation and Bylaws. The Company (i) shall consult with Parent regarding the date of the Company Shareholder Meeting, and (ii) shall not postpone or adjourn the Company Shareholder Meeting except to the extent necessary to ensure that any necessary (which determination shall not be made before consulting with Parent) supplement or amendment to the Proxy Statement is provided to the Company’s shareholders in advance of a vote on the Merger and this Agreement or, if as of the time for which the Company Shareholders Meeting is originally scheduled there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Shareholders Meeting.

(b) Board Recommendation. Subject to Sections 5.3(d)-(f): (i) the Company Board shall unanimously recommend that the Company’s shareholders vote in favor of the Company Shareholder Approval at the Company Shareholders Meeting; (ii) the Proxy Statement shall include a statement to the effect that the Company Board has unanimously recommended that the Company’s shareholders vote in favor of the Company Shareholder Approval at the Company Shareholders Meeting; and (iii) neither the Company Board nor any committee thereof shall withhold, withdraw, amend or modify, or propose or resolve to withhold, withdraw or modify in a manner adverse to Parent, the recommendation of the Company Board that the Company’s shareholders vote in favor of the Company Shareholder Approval.

(c) Continuing Obligation. Until the termination of this Agreement in accordance with its terms, the Company’s obligation to call, give notice or convene and hold the Company Shareholders Meeting in accordance with this Section 5.2 shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to the Company of any Acquisition Proposal, or Superior Offer, or by any withholding, withdrawal or modification of the recommendation of the Company Board in favor of the Company Shareholder Approval.

5.3 No Solicitation; Acquisition Proposals.

(a) No Solicitation Generally. Except as specifically permitted by Sections 5.3(c) and 5.3(d), from and after the date of this Agreement until the earlier of the Effective Time and termination of this Agreement pursuant to Article VII, the Company and its Subsidiaries will not, nor will they authorize or permit any of their respective officers, directors, Affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them (all of the foregoing collectively being the “Company Representatives”) to, directly or indirectly, (i) solicit, initiate, seek, encourage, facilitate, support or induce the making, submission or announcement of any inquiry, expression of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal (as hereinafter defined), (ii) enter into, participate in or continue any communications (except solely to provide written notice as to the existence of these provisions) or negotiations regarding, or deliver or make available to any Person any non-public information with respect to, or take any other action regarding, any inquiry, expression of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (iii) agree to, accept, approve, endorse or recommend (or publicly propose or announce any intention or desire to agree to, accept, approve, endorse or recommend) any Acquisition Proposal, (iv) enter into any letter of intent or any other Contract contemplating or otherwise relating to any Acquisition Proposal, (v) submit any Acquisition Proposal to the vote of any shareholders of the Company or any of its Subsidiaries, (vi) withhold, withdraw or modify (or publicly propose or announce any intention or desire to withhold, withdraw or modify), in a manner adverse to Parent, the approval of the Company Board of this Agreement and/or any of the transactions contemplated hereby, or (vii) grant any waiver or release under any standstill or similar agreement with respect to the Company or any of its Subsidiaries, or any class of equity securities of the Company or its Subsidiaries, or redeem any Rights under the Rights Agreement, or amend the Rights Agreement in a manner that facilitates, or would be reasonably likely to facilitate, an Acquisition Proposal or that would, or would be reasonably likely to, inhibit or interfere with the consummation of the transactions contemplated by this Agreement. The Company and its Subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any Persons conducted prior to or on the date of this Agreement with respect to any Acquisition Proposal and request the prompt return or destruction of all confidential information previously furnished to any Person with which the Company has engaged in any such activities within the 12-month period preceding the date of this Agreement, and shall not, nor permit any of its Subsidiaries to, waive any rights under any standstill, confidentiality or similar agreements entered into by such Person. If any Company Representative takes any action that the Company is obligated pursuant to this Section 5.3 to cause such Company Representative not to take, then the Company shall be deemed for all purposes of this Agreement to have breached this Section 5.3.

“Acquisition Proposal” shall mean, with respect to the Company, any agreement, offer, proposal or indication of interest (other than this Agreement, the Merger or any other offer, proposal or indication of interest by Parent), or any public announcement of intention to enter into any such agreement or of (or intention to make) any offer, proposal or indication of interest, relating to, or involving: (A) purchase from the Company or any of its Subsidiaries or any acquisition by any Person or Group of more than a 10% interest in the total outstanding voting securities of the Company or any of its Subsidiaries or any tender offer or exchange offer that if consummated would result in any Person or Group beneficially owning 10% or more of the total outstanding voting securities of the Company or any of its Subsidiaries, or any merger, consolidation, business combination or similar transaction involving the Company or any of its Subsidiaries; (B) any sale, transfer or disposition, or license (other than in the ordinary course of business), of 10% or more of the consolidated assets of the Company and its Subsidiaries in any single transaction or series of related transactions.

(b) Notice. The Company as promptly as practicable (but in no event more than one Business Day after receipt) shall advise Parent orally and in writing of its receipt of (A) an Acquisition Proposal, (B) any inquiry, expression of interest, proposal, notice or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, or (C) any request for non-public information which could reasonably be expected to lead to an Acquisition Proposal, as well as, in the event of any of (A)-(C) above, the material terms and conditions of such Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request, and the identity of the Person or Group making any such Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request. The Company will keep Parent informed as promptly as practicable (but in no event more than one Business Day after receipt) of the status and details (including any amendments, modifications or proposed amendments or modifications) of any such Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request, and provide to Parent as promptly as practicable (but in no event more than one Business Day after receipt) a copy of all written materials provided to the Company in connection with any such Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request. The Company shall provide Parent with at least three Business Days prior notice (or such lesser prior notice as provided to the members of Company Board) of any meeting of the Company Board at which the Company Board is reasonably expected to discuss any Acquisition Proposal, including to determine whether such Acquisition Proposal is a Superior Offer (as defined in Section 5.3(c)).

(c) Superior Offers. In the event that any Person submits to the Company (and does not withdraw) an unsolicited, written, bona fide Acquisition Proposal that the Company Board reasonably concludes in good faith (after receipt of advice of its outside legal counsel and a financial advisor of national standing) is, or is reasonably likely to become, a Superior Offer, then notwithstanding Section 5.3(a), the Company may, so long as the Company Shareholder Approval has not yet been obtained, (i) enter into discussions with such Person regarding such Acquisition Proposal, and (ii) deliver or make available to such Person nonpublic information regarding the Company and its Subsidiaries, provided, in every case, that the Company, its Subsidiaries and the Company Representatives comply with each of the following: (A) neither the

Company, any of its Subsidiaries nor any Company Representative shall have violated in any material respect any of the restrictions set forth in this Section 5.3, (B) the Company first shall have provided Parent with written notice of the identity of such Person and all of the material terms and conditions of such Acquisition Proposal and of the Company’s intention to take such actions, (C) the Company first shall have received from such Person an executed confidentiality agreement containing terms at least as restrictive with regard to Company’s confidential information as the Confidentiality Agreement (as defined in Section 5.5), which confidentiality agreement shall not include any provision having the actual or purported effect of restricting the Company from fulfilling its obligations under the Agreement and shall require such Person to agree to customary non-solicitation provisions covering at least 12 months from execution of such confidentiality agreement, and (D) prior to or contemporaneously with delivering or making available any such nonpublic information to such Person, the Company shall deliver such nonpublic information to Parent (to the extent such nonpublic information has not been previously delivered by the Company to Parent).

“Superior Offer” shall mean, with respect to the Company, an unsolicited, bona fide written offer made by a third party to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, consolidation or other business combination (including by means of a tender offer followed promptly by a back-end merger), all or substantially all of the assets of the Company or more than 50% of the total outstanding voting securities of the Company and as a result of which the shareholders of the Company immediately preceding such transaction would hold less than 50% of the equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent or subsidiary thereof, for consideration consisting exclusively of cash and/or publicly-traded equity securities on terms that the Company Board has in its good faith judgment concluded (following consultation with its outside legal counsel and its financial advisor), taking into account, among other things, all legal, financial, regulatory and other aspects of the offer, including conditions to consummation and the Person making the offer, would be, if consummated, more favorable, from a financial point of view, to the Company’s shareholders (in their capacities as shareholders) than the terms of the Merger, is reasonably likely to be consummated.

(d) Changes of Recommendation. Nothing in this Agreement shall prevent the Company Board from withholding, withdrawing or modifying its recommendation to the Company’s shareholders in favor of the Company Shareholder Approval if:

(i) the Company Shareholder Approval has not yet been obtained;

(ii) a Superior Offer is made to the Company and is not withdrawn;

(iii) the Company shall have promptly provided written notice to Parent (a “Notice of Superior Offer”) advising Parent that the Company has received a Superior Offer and that it intends to change its recommendation and the manner and timing in which it intends to do so, specifying all of the material terms and conditions of such Superior Offer and identifying the person or entity making such Superior Offer;

(iv) Parent shall not have, within four Business Days of Parent’s receipt of the Notice of Superior Offer, made an offer that the Company Board concludes in its good faith judgment (after consultation with a financial advisor of national standing) to be at least as favorable to the Company’s shareholders as such Superior Offer (it being agreed that (A) the Company Board shall convene a meeting to consider any such offer by Parent promptly following the receipt thereof, (B) that the Company Board will not withhold, withdraw or modify its recommendation to the Company’s shareholders in favor of the Company Shareholder Approval until the earlier of the receipt of Parent’s revised offer or four Business Days after receipt by Parent of the Notice of Superior Offer, and (C) any change to the financial or other material terms of such Superior Offer shall require a new Notice of Superior Offer to Parent and a new four Business Day period under this clause (vi)); and

(v) the Company Board has concluded in its good faith judgment, after consultation with its outside counsel, that, in light of such Superior Offer and any offer made by Parent pursuant to Section 5.3(d)(iv), the Company Board is required to withhold, withdraw, or modify such recommendation in order to comply with its fiduciary obligations to the Company’s shareholders under applicable Legal Requirements.

(e) Compliance with Tender Offer Rules. Nothing contained in this Agreement shall prohibit the Company or the Company Board from taking and disclosing to its shareholders a position contemplated by Rules 14d-9 and 14e-2(a) or Item 1012(a) of Regulation M-A, promulgated under the Exchange Act; provided, however, that the Company Board shall not recommend that Company shareholders tender shares of Company capital stock in connection with any tender or exchange offer, or withhold, withdraw or modify its recommendation to the Company’s shareholders in favor of the Company Shareholder Approval unless permitted to do so pursuant to Section 5.3(d).

(f) Shareholder Disclosures. Nothing contained in this Agreement shall prohibit the Company from making any disclosure to the shareholders of the Company if the Company Board has concluded in its good faith judgment (after receipt of advice of its outside legal counsel) that such disclosure is required in order to comply with its fiduciary obligations to the Company’s shareholders under applicable Legal Requirements or to comply with applicable securities laws.

5.4 Access to Information.

(a) During the period commencing on the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, (i) the Company shall afford Parent and its accountants, counsel and other representatives, reasonable access during business hours to (A) all of the Company’s and each of its Subsidiaries’ properties, books, Contracts and records, and (B) all other information concerning the business, results of operations, product development efforts, properties (tangible and intangible, including Intellectual Property) and personnel of the Company or any of its Subsidiaries as Parent may reasonably request, and (ii) the Company shall, promptly upon request, provide to Parent and its accountants, counsel and other representatives true, correct and complete copies of the Company’s and each of its Subsidiaries’ (A) internal financial statements and documentation regarding internal controls, (B) Tax Returns, Tax elections and all other records and workpapers relating to Taxes, (C) a schedule of any deferred intercompany gain with respect to transactions to which the Company or any of its Subsidiaries has been a party, and (D) receipts for any Taxes paid to foreign Tax Authorities, provided, however, that Company may restrict the foregoing access to the extent that any law, treaty, rule or regulation of any Governmental Entity applicable to Company or a its Subsidiaries requires that such party restrict or prohibit access to any such properties or information. Except for disclosures expressly permitted by the terms of the Confidentiality Agreement, Parent shall hold and shall cause its Representatives to hold, all information received from the Company and its Representatives, directly or indirectly, in confidence in accordance with the Confidentiality Agreement.

(b) Subject to compliance with applicable Legal Requirements, from the date of this Agreement until the earlier of the termination of this Agreement and the Effective Time, the Company shall notify Parent of, and confer from time to time as requested by Parent with one or more representatives of Parent to discuss, any material changes or developments in the operational matters of the Company and each of its Subsidiaries and the general status of the ongoing operations of the Company and each of its Subsidiaries.

(c) No information or knowledge obtained in any investigation pursuant to this Section 5.4 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties hereto to consummate the Merger.

5.5 Confidentiality; Public Disclosure.

(a) The parties hereto acknowledge that Parent and the Company have previously executed a Confidentiality Agreement dated August 3, 2005 (as may be amended from time to time, the “Confidentiality Agreement”), which shall continue in full force and effect in accordance with its terms.

(b) Parent and the Company have agreed to the text of the press release announcing the signing of this Agreement and the transactions contemplated hereby. The Company shall consult to the fullest extent practicable and discuss in good faith with Parent the form and content of any press release, public statement or other public communication regarding the Merger prior to its release and shall act in good faith with respect to the incorporation of any reasonable changes which are suggested by Parent prior to releasing or making such press release, public statement or public communication. The Company shall cause its employees, officers and directors to comply with this Section 5.5. Parent shall consult in good faith with the Company on its general communications strategy for customers, suppliers and employees regarding the Merger.

5.6 Regulatory Approvals.

(a) Each of Parent and the Company shall promptly after the execution of this Agreement apply for or otherwise seek, and use its commercially reasonable efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger. Without limiting the generality or effect of the foregoing, each of Parent and the Company shall, as soon as practicable, make any initial filings required under the HSR Act, Council Regulation 139/2004 of the European Commission, and any other additional filings required by the HSR Act, Council Regulation 139/2004 of the European Commission, and any other applicable federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, “Antitrust Laws”). The parties hereto shall consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any foreign or other Antitrust Law; provided, that with respect to any such analyses, appearances, presentations, memoranda, briefs, arguments, opinions or proposals, each of Parent and the Company need not supply the other (or its counsel) with copies (or in case of oral presentations, a summary) to the extent that any law, treaty, rule or regulation of any Governmental Entity applicable to such party requires such party or its subsidiaries to restrict or prohibit access to any such properties or information.

(b) Each party shall (i) consult with the other with respect to, and permit the other party to review in advance any proposed written communication of substance with a Governmental Entity in connection with any filings made pursuant hereto; (ii) not agree to participate in any substantive meeting or discussion with any Governmental Entity in respect of any such filings, unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate thereat, and (iii) furnish the other party with copies of all correspondence, filings, and communications (and memoranda setting forth the substance thereof) between them and their respective representatives on the one hand, and any Governmental Entity or members or its staffs on the other hand, with respect to this Agreement or any transactions contemplated herein. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to Section 5.6(a), each party will promptly inform the other of such occurrence and cooperate in filing with the applicable Governmental Entity such amendment or supplement.

(c) Each of Parent and the Company shall use its commercially reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under any applicable Antitrust Laws. Each of Parent and the Company shall use commercially reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement. Parent and the Company shall take any and all of the following actions to the extent necessary to obtain the approval of any Governmental Entity with jurisdiction over the enforcement of any applicable laws regarding the transactions contemplated hereby: (i) entering into negotiations; (ii) providing information required by applicable Legal Requirements or governmental regulation; and (iii) substantially complying with any Request for Additional Information issued pursuant to the Antitrust Laws.

(d) Notwithstanding anything in this Agreement to the contrary, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, it is expressly understood and agreed that: (i) Parent and the Company shall not have any obligation to litigate or contest any administrative or judicial action or proceeding or any decree, judgment, injunction or other order, whether temporary, preliminary or permanent; and (ii) Parent shall be under no obligation to make proposals, execute or carry out agreements or submit to orders providing for a Divestiture.

“Divestiture” shall mean (1) the sale, license or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Parent or the Company or any of their respective Affiliates, (2) the imposition of any limitation or restriction on the ability of Parent or any of its Affiliates to freely conduct their business or the business of the Company or its Affiliates or own such assets, or (3) the holding separate of the shares of Company Common Stock or any limitation or regulation on the ability of Parent or any of its Affiliates to exercise full rights of ownership of the shares of Company Common Stock.

(e) Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.6 shall limit a party’s right to terminate the Agreement pursuant to Section 7.1(b) so long as such party has until such date complied in all material respects with its obligations under this Section 5.6.

5.7 Reasonable Efforts. Subject to the limitations set forth in Section 5.6(d), each of the parties hereto agrees to use commercially reasonable efforts, and to cooperate with each other party hereto, to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, appropriate or desirable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated hereby, including (a) taking all reasonable actions necessary to satisfy the respective conditions set forth in Article VI, and (b) executing and delivering such other instruments and doing and performing such other acts and things as may be necessary or reasonably desirable to effect completely the consummation of the Merger and the other transactions contemplated hereby.

5.8 Third Party Consents; Notices.

(a) The Company shall use commercially reasonable efforts to obtain prior to the Closing, and deliver to Parent at or prior to the Closing, all consents, waivers and approvals under each Contract listed or described on Schedule 2.3(b) or Schedule 2.3(c) (and any Contract entered into after the date of this Agreement that would have been required to be listed or described on Schedule 2.3(b) or Schedule 2.3(c) if entered into prior to the date of this Agreement), using a form reasonably acceptable to Parent. The Company shall use commercially reasonable efforts to terminate prior to the Closing, and deliver evidence of such termination to Parent at or prior to the Closing, all of the Contracts listed or described on Schedule 5.8(a).

(b) The Company shall give all notices and other information required to be given to the employees of the Company or any of its Subsidiaries, any collective bargaining unit representing any group of employees of the Company or any of its Subsidiaries, and any applicable government authority under the Worker Adjustment and Retraining Notification Act of 1988, as amended, the National Labor Relations Act, as amended, the Code, the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and other applicable Legal Requirements in connection with the transactions contemplated by this Agreement.

5.9 Notice of Certain Matters. The Company will notify Parent in writing promptly after learning of: (i) any notice or other communication from any Person alleging that the consent of such person is or may be required in connection with the Merger; (ii) any notice or other communication from any Governmental Entity in connection with the Merger; (iii) any action, suit, arbitration, mediation, proceeding, claim or investigation by or before any Governmental Entity or arbitrator initiated by or against it or any of its Subsidiaries, or known by the Company or any of its Subsidiaries to be threatened against the Company or any of its Subsidiaries or any of their respective directors, officers, employees or shareholders in their capacity as such, or of any verbal or written correspondence from any Person asserting or implying a claim against the Company or with respect to any of its assets or properties (including Intellectual Property) that is, or is reasonably likely to be, material to the Company and its Subsidiaries, taken as a whole; (iv) any change, occurrence or event which is reasonably likely to cause any of the conditions to closing set forth in Article VI not to be satisfied; (v) any claim, or any written inquiry by any Taxing Authority, regarding a material deficiency to pay Taxes payable by the Company; or (vi) any event that occurs after the date of this Agreement, that had it occurred prior to the date of this Agreement, would have constituted an exception to the representation set forth in Section 2.4(f). The Company shall give prompt notice to Parent of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect, or any failure of the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties herein or affect the satisfaction or non-satisfaction of any conditions to the obligations of the parties under this Agreement or otherwise limit or affect the remedies available hereunder to Parent.

5.10 Employees.

(a) From and after the Effective Time, Parent shall ensure that employees of the Company and its Subsidiaries immediately before the Effective Time who remain in the employment of Parent or its Affiliates after the Effective Time (the “Continuing Employees”) shall receive compensation and employee benefits that in the aggregate for each such employee are no less favorable than those provided to a similarly situated employee of Parent or its Affiliates who is not a Continuing Employee taking into account the employee’s performance and geographic location.

(b) Except to the extent necessary to avoid the duplication of benefits, Parent shall cause the Surviving Corporation and its other Affiliates to recognize the service of each employee with the Company or its Affiliates before the Effective Time as if such service had been performed with Parent or its Affiliates for all purposes under the vacation and severance plans maintained by Parent or its Affiliates after the Effective Time and for the purposes of eligibility and vesting under all other employee benefit plans, programs and agreements maintained by Parent or its Affiliates after the Effective Time (in each case, to the extent such plans, programs, or agreements are made available to the Company’s employees).

(c) With respect to any welfare plan maintained by Parent or its Affiliates in which employees of the Company are eligible to participate after the Effective Time, Parent shall, and shall cause the Surviving Corporation and its other Affiliates, to the extent permitted by the relevant welfare plan, to (i) waive all limitations as to preexisting conditions and exclusions with respect to participation and coverage requirements applicable to such employees to the extent such conditions and exclusions were satisfied or did not apply to such employees under the welfare plans maintained by the Company or its Affiliates prior to the Effective Time and (ii) provide each such employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any analogous deductible or out-of-pocket requirements to the extent applicable under any such plan.

(d) Parent shall honor, and cause the Surviving Corporation to honor, the Company’s Key Executive Severance Protection Plan in accordance with its terms.

5.11 Assumption of Options and Certain Other Matters.

(a) At the Effective Time, each Company Option that is unexpired, unexercised and outstanding immediately prior to the Effective Time, whether vested or unvested, shall be assumed and converted into an option to purchase Parent Common Stock. Each Company Option so assumed and converted shall have, and be subject to, the same terms and conditions (including, if applicable, the terms and conditions set forth in the Company Option Plans and the applicable stock option agreement) as are in effect immediately prior to the Effective Time with respect to the corresponding Company Option, except that (i) such assumed and converted option shall be exercisable for that number of whole shares of Parent Common Stock equal to the product (rounded down to the next whole number of shares of Parent Common Stock) of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time and the Option Exchange Ratio, (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed and converted option shall be equal to the quotient (rounded up to the next whole cent) obtained by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Option Exchange Ratio and (iii) Parent’s Board of Directors or a committee thereof shall succeed to the authority of the Company’s Board of Directors or any committee thereof with respect to the Company Options and Company Option Plans. As promptly as practicable following the Closing, Parent shall issue to each Person who immediately prior to the Effective Time was a holder of an outstanding Company Option under the Company Option Plans a document evidencing the foregoing assumption and conversion of such Company Option.

(b) Within a reasonable period of time after the last Business Day of each month after the date of this Agreement and on or about the date which is five Business Days prior to the expected date on which the Closing will occur, the Company shall provide such information as Parent may reasonably request to determine whether any payments or benefits made or provided, or to be made or provided, will constitute “excess parachute payments” within the meaning of Section 280G of the Code in respect of the Merger.

(c) The Company shall take all actions necessary pursuant to the terms of the Company ESPP in order to shorten each purchase and/or offering period under such plan which extends beyond the Effective Time (the “Current Offerings”) such that a new purchase date for each such Current Offering shall occur prior to the Effective Time and shares shall be purchased by Company ESPP participants prior to the Effective Time. The Company ESPP shall terminate immediately prior to the earlier of (i) the Effective Time, or (ii) the date upon which the Company ESPP terminates by its terms. Subsequent to the date of this Agreement, the Company shall take no action pursuant to the terms of the ESPP to commence any new purchase and/or offering periods other than such periods of one-month duration consistent with past practice.

(d) Parent shall prepare and file with the SEC a registration statement on Form S-8 (or other appropriate form) covering the shares of Parent Common Stock issuable upon exercise of Company Options assumed by Parent as soon as reasonably practicable after the Closing.

(e) At the Effective Time, Parent shall assume all unissued shares of Company Common Stock then reserved for issuance (the “Assumed Shares”) under the Company’s 2003 Long Term Incentive Plan (the “Specified Target Plan”). For the avoidance of doubt, Parent shall not assume, and the Assumed Shares shall not be subject to the terms and conditions of, the Specified Target Plan. The Assumed Shares shall thereafter be reserved for issuance under an acquisition equity incentive plan of Parent (the “Parent Acquisition Equity Incentive Plan”), which Parent will implement in connection with the Merger. The Assumed Shares reserved for issuance shall be subject to the terms and conditions of the Parent Acquisition Equity Incentive Plan.

(f) The Company shall amend the 2003 Long Term Incentive Plan of the Company to provide that any Company Options granted by the Company under such plan after the date of this Agreement shall not have any accelerated vesting upon any event contemplated by this Agreement, whether alone or together with any other event (including upon consummation of the Merger, or in connection with any termination of employment upon or within any specified time period following the Merger).

5.12 Spreadsheet. The Company shall, with the assistance of Parent, prepare and deliver to Parent, at or prior to the Closing, a spreadsheet in a form to be supplied by Parent to the Company, which spreadsheet shall be dated as of the Closing Date and shall set forth, as of the Closing Date and immediately prior to the Effective Time, (i) the names of all holders of Company Options and their respective addresses and where available, taxpayer identification numbers, (ii) the number of shares of Company Common Stock subject to Company Options held by such Persons, (iii) the exercise price per share in effect for each Company Option immediately prior to the Effective Time, (iv) the vesting status and schedule with respect to each Company Option held by each holder thereof, (v) the Tax status of each Company Option under Section 422 of the Code, and (vi) the number of shares of Parent Common Stock issuable upon exercise of the Company Options to be assumed by Parent and the per share exercise price thereof.

5.13 Indemnification.

(a) From and after the Effective Time, Parent will assume, and will cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company pursuant to any indemnification agreements between the Company and its directors and officers as of the Effective Time (the “Indemnified Parties”) and any indemnification provisions under the Company’s Articles of Incorporation or Bylaws as in effect on the date of this Agreement, in each case, subject to applicable Legal Requirements. From and after the Effective Time, such obligations shall be the joint and several obligations of Parent and the Surviving Corporation. The Articles of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in the Articles of Incorporation and Bylaws of the Company as in effect on the date of this Agreement, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of the Company, unless such modification is required by law.

(b) From the Effective Time until the sixth anniversary of the date on which the Merger becomes effective, the Surviving Corporation shall maintain in effect, for the benefit of the Indemnified Persons with respect to their acts and omissions as directors and officers of the Company occurring prior to the Effective Time, the existing policy of directors’ and officers’ liability insurance maintained by the Company as of the date of this Agreement in the form delivered by the Company to Parent prior to the date of this Agreement (the “Existing D&O Policy”), to the extent that directors’ and officers’ liability insurance coverage is commercially available; provided, however, that: (i) the Surviving Corporation may substitute for the Existing D&O Policy a policy or policies of comparable coverage, including a “tail” insurance policy; and (ii) the Surviving Corporation shall not be required to pay annual premiums for the Existing D&O Policy (or for any substitute or “tail” policies) in excess of $6,800,000 (the “Maximum Premium”). In the event any future annual premiums for the Existing D&O Policy (or any substitute policies) exceed the Maximum Premium, the Surviving Corporation shall be entitled to reduce the amount of coverage of the Existing D&O Policy (or any substitute or “tail” policies) to the amount of coverage that can be obtained for a premium equal to the Maximum Premium.

(c) This Section 5.13 shall survive the consummation of the Merger, is intended to benefit each of the Indemnified Parties, shall be binding on all successors and assigns of the Surviving Corporation and Parent, shall be enforceable by each Indemnified Party and his or her heirs and representatives, and may not be amended, altered or repealed after the Effective Time without the prior written consent of the affected Indemnified Party (provided that any amendment, alteration or repeal prior the Effective Time shall be governed by Section 7.4).

5.14 Section 16 Matters. Provided that the Company delivers to Parent the Section 16 Information (as defined below) in a timely fashion, Parent and the Company shall take all such steps as may be required (to the extent permitted under applicable law) to cause any disposition of Company Common Stock (including derivative securities with respect to Company Common Stock) or acquisition of Parent Common Stock (including derivative securities with respect to Parent Common Stock) resulting from the transactions contemplated by Article I of this Agreement by each Company Insider to be exempt under Rule 16b-3 promulgated under the Exchange Act. “Section 16 Information” shall mean information regarding the Company Insiders, the number of shares of Company Common Stock held by each such Company Insider and expected to be exchanged for cash in connection with the Merger, and the number and description of the Company Options held by each such Company Insider and expected to be converted into options to purchase Parent Common Stock, in connection with the Merger. “Company Insiders” shall mean those individuals who are subject to the reporting requirement of Section 16(b) of the Exchange Act with respect to the Company.

5.15 Rights Agreement. The Company Board shall render the Rights (as defined in the Rights Agreement) inapplicable to the Merger and the transactions contemplated by this Agreement. In the event that a “Stock Acquisition Date” (as defined in the Rights Agreement) occurs, the Company shall provide written notice to Parent thereof within one Business Day of the occurrence of such event and shall redeem all of the Rights within one Business Day of receipt of a written request from Parent that the Company effect such redemption. Except as approved in writing by Parent, the Company Board shall not (i) amend the Rights Agreement, (ii) redeem the Rights, or (iii) take any action with respect to, or make any determination under, the Rights Agreement that would interfere with Parent consummating the transaction contemplated by this Agreement.

5.16 Takeover Statutes. The Company and the Company Board shall (i) take all actions possible to ensure that no takeover statute or similar statute or regulation is or becomes applicable to this Agreement and the transactions contemplated hereby and (ii) if any takeover statute or similar statute or regulation becomes applicable to this Agreement or any transactions contemplated hereby, use all reasonable efforts to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated hereby.

5.17 Certificates. The Company shall (i) prior to the Closing Date deliver FIRPTA documentation, including a notice to the Internal Revenue Service, in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2) and as required under Treasury Regulation Section 1.897-2(h)(1), in the form reasonably requested by Parent, dated as of the Closing Date and executed by the Company, together with written authorization for Parent to deliver such notice form to the Internal Revenue Service on behalf of the Company after the Effective Time, and a FIRPTA notification letter, in the form reasonably requested by Parent and as required under Treasury Regulation Section 1.897-2(h)(1), dated as of the Closing Date and executed by the Company; and (ii) a certificate dated within three Business Days of the Closing from the Secretary of State of the jurisdiction of organization of the Company and each of the Scheduled Subsidiaries certifying that such entity is in good standing in such jurisdiction.

5.18 Director and Officer Resignations. The Company shall use commercially reasonable efforts to obtain a written letter of resignation from each of the directors of the Company and from each of the directors and officers of each of its Subsidiaries that will be effective as of immediately prior to the Effective Time.

ARTICLE VI

CONDITIONS TO THE MERGER

6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party hereto to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto (it being understood that each such condition is solely for the benefit of the parties hereto and may be waived in writing by their mutual agreement without notice, liability or obligation to any Person):

(a) Shareholder Approval. The Company Shareholder Approval shall have been obtained.

(b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any action have been taken by any Governmental Entity, and no statute, rule, regulation or order shall have been enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

(c) Certain Governmental Approvals. All applicable waiting periods under the HSR Act and the Antitrust Laws of the European Commission shall have expired or been terminated.

6.2 Additional Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by the Company (it being understood that each such condition is solely for the benefit of the Company and may be waived in writing by the Company in its sole discretion without notice, liability or obligation to any Person):

(a) Representations and Warranties. (i) The representations and warranties of Parent in Section 3.1 and Section 3.2 shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date), and (ii) all other representations and warranties of Parent in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect or any variation on such terms shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date), except where the circumstances causing the failure of such representations or warranties to be true and correct do not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. The Company shall have received a certificate to such effect signed on behalf of Parent and Sub by a duly authorized officer of Parent.

(b) Covenants and Agreements. Parent and Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by Parent and Sub at or prior to the Closing. The Company shall have a received a certificate to such effect signed on behalf of Parent and Sub by a duly authorized officer of Parent.

6.3 Additional Conditions to the Obligations of Parent and Sub. The obligations of Parent and Sub to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by Parent (it being understood that each such condition is solely for the benefit of Parent and may be waived by Parent in its sole discretion without notice, liability or obligation to any Person):

(a) Representations, Warranties and Covenants. (i) The representations and warranties of the Company in Section 2.1(a), Section 2.2(a), Section 2.3(a) and Section 2.3(d) of this Agreement shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date), and (ii) all other representations and warranties of the Company in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect or any similar variation on such terms, shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date), except where the circumstances causing the failure of such representations or warranties to be true and correct do not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company; provided that this condition shall be deemed to have been met with respect to the representations and warranties made in Section 2.2(a) if the Company’s actual fully-diluted capitalization (including outstanding Company Common Stock, Company Options and any other securities of the Company on an as-converted to Company Common Stock basis) is not greater than the Company’s fully-diluted capitalization as represented and warranted by the Company in Section 2.2(a) by an amount that exceeds one percent (1%) of such fully-diluted capitalization and this condition shall be deemed to have not been met with respect to the representations and warranties made in Section 2.2(a) if the Company’s actual fully-diluted capitalization (including outstanding Company Common Stock, Company

Options and any other securities of the Company on an as-converted to Company Common Stock basis) is greater than the Company’s fully-diluted capitalization as represented and warranted by the Company in Section 2.2(a) by an amount that exceeds one percent (1%) of such fully-diluted capitalization provided that, in each case, the 401(k) Plan Shares shall not be included in the foregoing calculations. Parent shall have received a certificate to such effect signed on behalf of the Company by a duly authorized officer of the Company.

(b) Covenants and Agreements. The Company shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it at or prior to the Closing. Parent shall have received a certificate to such effect signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer of the Company.

(c) No Litigation. (A) No suit, action or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any other Governmental Entity (including a competent antitrust authority) or arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent, restrain or prohibit the consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded, (iii) prohibit, limit or adversely affect in any respect, or place any conditions on, the ownership, control or operation by Parent, the Company, or any of their respective Affiliates of the business or assets of the Company and its Subsidiaries, or Parent and its Subsidiaries, or require any such Person to effect a Divestiture, or (iv) have a Material Adverse Effect on the Company or Parent, (B) no such injunction, judgment, order, decree, ruling or charge shall be in effect nor shall any Legal Requirement have been enacted having any such effect, and (C) no Governmental Entity shall have notified the parties of any intent to challenge, or issue a Statement of Objections, with respect to any of the transactions contemplated by this Agreement,

(d) Additional Governmental Approvals. Parent, Sub and the Company and their respective subsidiaries shall have timely obtained from each Governmental Entity all approvals, waivers and consents, including under any applicable foreign or other Antitrust Laws, necessary for consummation of, or in connection with, the Merger and the other transactions contemplated hereby in each jurisdiction where the failure to obtain any such approval, waiver or consent would, in Parent’s reasonable business judgment, impair the business, operations or standing of Parent, the Company or any of their Subsidiaries or impact the relationship of Parent, the Company or any of their respective Subsidiaries with a Governmental Entity in a manner that could reasonably be expected to impair its business, operations or standing in such jurisdiction.

(e) No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect on the Company nor any change, event or condition that, individually or in the aggregate with any other changes, events and conditions, would reasonably be expected to have a Material Adverse Effect on the Company. Parent shall have received a certificate with respect to the foregoing signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer.

(f) Sarbanes-Oxley Certifications. Neither the principal executive officer nor the principal financial officer of the Company shall have failed to provide the necessary certifications in the form required under Section 302 and Section 906 of the SOXA on any Company SEC Reports.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

7.1 Termination. At any time prior to the Effective Time, whether before or after the Company Shareholders Approval have been obtained, this Agreement may be terminated and the Merger abandoned:

(a) by mutual written consent duly authorized by the Company Board and the Board of Directors (or a duly authorized committee thereof) of Parent;

(b) by either Parent or the Company, if the Closing shall not have occurred on or before May 30, 2006 or any other date that Parent and the Company may agree upon in writing (the “Initial End Date”); provided, however, that if the Closing shall not have occurred by the Initial End Date, but on such date, all of the conditions to Closing set forth in Article VI (other than conditions that by their nature are only to be satisfied as of the Closing) other than the conditions set forth in Sections 6.1(b), 6.1(c), 6.3(c) and 6.3(d) have been satisfied or waived in writing, then neither party shall be permitted to terminate the Agreement pursuant to this Section 7.1(b) until October 31, 2006 (the “Extended End Date”); provided, further, in any event, a party shall not be permitted to terminate this Agreement pursuant to this Section 7.1(b) if the failure to consummate the Merger by the Initial End Date or the Extended End Date, as the case may be, is principally caused by the breach by such party of this Agreement;

(c) by either Parent or the Company, if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

(d) by either Parent or the Company, if the Company Shareholder Approval shall not have been obtained by reason of the failure to obtain the required vote at a meeting of Company shareholders duly convened therefor or at any adjournment thereof; provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to the Company where the failure to obtain such Company Shareholder Approval is caused by any action or failure to act of the Company that constitutes a breach of this Agreement;

(e) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the condition set forth in Section 6.2(a) or 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided that if such inaccuracy in Parent’s representations and warranties or breach by Parent is curable within 30 days by Parent, then the Company may not terminate this Agreement under this Section 7.1(e) for 30 days after delivery of written notice from the Company to Parent of such breach (it being understood that the Company may not terminate this Agreement pursuant to this paragraph (e) if such breach by Parent is cured during such 30-day period);

(f) by Parent, either (i) upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the condition set forth in Section 6.3(a) or 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided that if such inaccuracy in the Company’s representations and warranties or breach by the Company, is curable within 30 days by the Company, then Parent may not terminate this Agreement under this Section 7.1(f) for 30 days after delivery of written notice from Parent to the Company of such breach (it being understood that Parent may not terminate this Agreement pursuant to this paragraph (f) if such breach by the Company is cured during such 30-day period) or (ii) if a Material Adverse Effect on the Company shall have occurred;

(g) by Parent (at any time prior to obtaining the Company Shareholder Approval) if a Triggering Event (as defined below) shall have occurred; or

(h) by the Company, prior to obtaining the Company Shareholder Approval, if the Company Board authorizes the Company, following material compliance with all provisions and requirements of Sections 5.2, Section 5.3 and this Section 7.1(h) of this Agreement, to accept (or to enter into a written agreement for a transaction constituting) a Superior Offer; provided that the Company shall have paid all amounts due pursuant to Section 7.3(b) of this Agreement in accordance with the terms specified therein; and provided further that (x) the Company notifies Parent, in writing and at least four Business Days prior to such termination, of its intent to terminate this Agreement to accept (or to enter into a written agreement for a transaction constituting) a Superior Offer, attaching a final and complete version of a definitive agreement providing for such Superior Offer executed on behalf of the Person making such Superior Offer and all exhibits and other attachments thereto (the “Third Party Agreement”), subject only to acceptance by the Company by countersignature of such Third Party Agreement on behalf of the Company and subject to no additional conditions (other than the condition that this Agreement be terminated), and (y) Parent does not make, prior to the expiration of such four Business Day period, a counteroffer that the Company Board concludes in its good faith judgment, after consultation with its financial advisor, is at least as favorable to the shareholders of the Company as such Superior Offer, it being understood that the Company shall not enter into the Third Party Agreement during such four Business Day period.

For the purposes of this Agreement, a “Triggering Event” shall be deemed to have occurred if: (i) the Company Board or any committee thereof shall for any reason have withheld, withdrawn, amended or modified in a manner adverse to Parent its recommendation to the Company’s shareholders in favor of the Company Shareholder Approval; (ii) the Company shall have failed to include in the Proxy Statement the recommendation of the Company Board to the Company’s shareholders in favor of the Company Shareholder Approval; (iii) the Company Board fails to reaffirm its recommendation to the Company’s shareholders in favor of the Company Shareholder Approval within 10 Business Days after Parent requests in writing that such recommendation be reaffirmed; (iv) the Company Board or any committee thereof shall have approved or publicly recommended any Acquisition Proposal; (v) the Company shall have entered into any letter of intent or other Contract accepting any Acquisition Proposal; or (vi) a tender or exchange offer relating to securities of the Company shall have been commenced by a person unaffiliated with Parent, and the Company shall not, pursuant to Rule 14e-2 promulgated under the Securities Act, have made within 10 Business Days after such tender or exchange offer is first published sent or given, a statement disclosing that the Company recommends rejection of such tender or exchange offer.

7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent or the Company or their respective officers, directors, shareholders or affiliates; provided, however, that (i) the provisions of Section 5.5(a) (Confidentiality), this Section 7.2 (Effect of Termination), Section 7.3 (Expenses and Termination Fees) and Article VIII (General Provisions) shall remain in full force and effect and survive any termination of this Agreement, and (ii) nothing herein shall relieve any party hereto from liability in connection with any willful breach of any of such party’s representations, warranties, covenants or agreements contained in this Agreement.

7.3 Expenses and Termination Fees.

(a) General. Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated.

(b) Company Payment. In the event that this Agreement is terminated (i) pursuant to Section 7.1(g), (ii) pursuant to Section 7.1(h) or (iii) (A) pursuant to Section 7.1(d), (B) prior to such termination, an Acquisition Proposal with respect to the Company was publicly disclosed and not publicly withdrawn, and (C) within 12 months following the termination of this Agreement, either an Acquisition (as defined in Section 7.3(d)) with respect to the Company is consummated or the Company enters into a Contract providing for an Acquisition, then, in any such case, the Company shall pay to Parent a fee equal to $170,000,000 in immediately available funds promptly but in no event later than: one Business Day after the date of such termination, if terminated pursuant to Section 7.1(g); prior to or concurrently with such termination if terminated pursuant to Section 7.1(h); or the earlier of the date of the Company’s entry into such Contract providing for an Acquisition or the consummation of such Acquisition, if terminated pursuant to clause (iii) above.

(c) The Company acknowledges that (i) the agreement contained in Section 7.3(b) is an integral part of the transactions contemplated by this Agreement, (ii) the amount of, and the basis for payment of, the fee described therein is reasonable and appropriate in all respects, and (iii) without this agreement, Parent would not enter into this Agreement. Accordingly, if the Company fails to pay in a timely manner the fee due pursuant to Section 7.3(b), and, in order to obtain such payment, Parent makes a claim that results in a judgment for the amounts set forth in Section 7.3(b), the Company shall pay to Parent its reasonable costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amount set forth in Section 7.3(b) at the prime rate of Bank of America, N.A. in effect on the date such payment was required to be made hereunder. Payment of the fee described in Section 7.3(b) shall not be in lieu of damages incurred in the event of breach of this Agreement.

(d) For the purposes of this Agreement, an “Acquisition” shall mean any of the following transactions (other than the transactions contemplated by this Agreement); (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the shareholders of the Company immediately preceding such transaction hold less than 40% of the aggregate equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent thereto, (ii) a sale or other disposition by the Company or its Subsidiaries of assets (in a transaction or series of transactions) representing in excess of 40% of the aggregate fair market value of the business of the Company and its Subsidiaries immediately prior to such sale, or (iii) the acquisition by any Person or Group (including by way of a tender offer or an exchange offer or issuance by the Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 40% of the voting power of the then outstanding shares of Company Common Stock.

7.4 Amendment. Subject to applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after the Company Shareholders Approval have been obtained; provided, after the Company Shareholders Approval have been obtained, no amendment shall be made which by law or in accordance with the rules of the NYSE requires further approval by such shareholders without such further shareholder approval. This Agreement may not be amended except by execution of an instrument in writing signed on behalf of each of Parent, Sub and the Company.

7.5 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, except that Parent may not extend for the benefit of Sub and vice versa, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The agreement of Parent to any extension or waiver shall be deemed to be the agreement of Sub to such extension or waiver. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

ARTICLE VIII

GENERAL PROVISIONS

8.1 Non-Survival of Representations and Warranties. The representations and warranties of the Company and Parent and Sub contained in this Agreement and the other agreements, certificates and documents contemplated hereby shall expire and be of no further force or effect as of the Effective Time, and only such covenants and agreements of Parent and the Company in this Agreement and the other agreements, certificates and documents contemplated hereby that by their terms survive the Effective Time shall survive the Effective Time.

8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given on (i) the date of delivery, if delivered personally or by commercial delivery service, or (ii) on the date of confirmation of receipt (or the next Business Day, if the date of confirmation of receipt is not a Business Day), if sent via facsimile (with confirmation of receipt), to the parties hereto at the following address (or at such other address for a party as shall be specified by like notice):

(i)	if to Parent, to:

Cisco Systems, Inc.

170 West Tasman Drive

San Jose, CA 95134

Attention: General Counsel

Facsimile No.: (408) 525-4757

Telephone No.: (408) 426-4000

with a copy (which shall not constitute notice) to:

Fenwick & West LLP

801 California Street

Mountain View, California 94041

Attention:	Gordon K. Davidson Douglas N. Cogen Lynda M. Twomey

Facsimile No.: (415) 938-5200

Telephone No.: (415) 988-8500

(ii)	if to the Company, to:

Scientific-Atlanta, Inc.

5030 Sugarloaf Parkway

Lawrenceville, GA 30044

Attention: Chief Executive Officer

Facsimile No.: (770) 236-4779

Telephone No.: (770) 236-5000

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

333 West Wacker Drive

Chicago, Illinois 60606

Attention: Charles W. Mulaney, Jr., Esq.

Susan S. Hassan, Esq.

Facsimile No.: (312) 407-0411

Telephone No.: (312) 407-0700

8.3 Interpretation.

(a) When a reference is made in this Agreement to Articles, Sections or Exhibits, such reference shall be to an Article or Section of, or an Exhibit to this Agreement unless otherwise indicated. When a reference is made to a Schedule, such reference shall be to a Schedule to the Company Disclosure Letter. Where a reference is made to a law, such reference is to such law as amended. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(b) The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The phrases “provided to,” “furnished to,” and phrases of similar import when used herein, unless the context otherwise requires, shall mean that a true, correct and complete paper copy of the information or material referred to has been delivered to the party to whom such information or material is to be provided. Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; and (iii) the terms “hereof,” “herein,” “hereunder” and derivative or similar words refer to this entire Agreement.

(c) In this Agreement, “knowledge” means, with respect to the Company, the knowledge of a fact, circumstance, event or other matter by the senior executive officers of the Company listed on Schedule 8.3(c) hereto and the directors of the Company, after reasonable inquiry and review, including reasonable inquiry of the persons employed by the Company charged with administrative or operational responsibility for such matters for the Company.

(d) The one percent (1%) threshold established by the parties with respect to the Company’s capitalization in Section 6.3(a) hereof shall not, in and of itself, constitute an economic benchmark for determining whether any Effect shall be deemed to be material in relation to the Company and its business or shall be deemed to constitute a Material Adverse Effect on the Company.

8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto; it being understood that all parties hereto need not sign the same counterpart.

8.5 Entire Agreement; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including all the exhibits attached hereto, and the Company Disclosure Letter, (i) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement, in accordance with its terms, and (ii) are not intended to confer, and shall not be construed as conferring, upon any Person other than the parties hereto any rights or remedies hereunder, except as otherwise expressly set forth in Section 5.13.

8.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void, except that Parent may assign this Agreement to any direct or indirect wholly owned subsidiary of Parent without the prior consent of the Company; provided, however, that Parent shall remain liable for all of its obligations under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

8.7 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto shall use their commercially reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

8.8 Remedies Cumulative; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy shall not preclude the exercise of any other remedy and nothing in this Agreement shall be deemed a waiver by any party of any right to specific performance or injunctive relief. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

8.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to such state’s principles of conflicts of law; provided, however, that issues involving the consummation and effects of the Merger shall be governed by Georgia Law. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the Federal courts of the United States of America located within the County of New York in the State of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.2 or in such other manner as may be permitted by applicable law, shall be valid and sufficient service thereof. With respect to any particular action, suit or proceeding, venue shall lie solely in the County of New York, New York.

8.10 Rules of Construction. The parties hereto have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, hereby waive, with respect to this Agreement and each Exhibit attached hereto, the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

8.11 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

[Signature Page Follows]

IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement and Plan of Merger to be executed and delivered by their respective officers thereunto duly authorized.

CISCO SYSTEMS, INC.

By:	/s/ Daniel Scheinman
Name:	Daniel Scheinman
Title:	Senior Vice President, Corporate Development

COLUMBUS ACQUISITION CORP.

By:	/s/ Daniel Scheinman
Name:	Daniel Scheinman
Title:	President and Chief Executive Officer

SCIENTIFIC-ATLANTA, INC.

By:	/s/ James F. McDonald
Name:	James F. McDonald
Title:	President and Chief Executive Officer

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

Annex B—Opinion of Credit Suisse First Boston LLC

CREDIT SUISSE FIRST BOSTON LLC
227 West Monroe Street	Telephone	312 750 3000
Chicago, IL 60606-5016	Telefax	312 750 1835

November 17, 2005

Board of Directors

Scientific-Atlanta, Inc.

5030 Sugarloaf Parkway

Lawrenceville, GA 30044

Members of the Board:

You have asked us to advise you with respect to the fairness, from a financial point of view, to the holders of the common stock, par value $0.50 per share (“Company Common Stock”), of Scientific-Atlanta, Inc. (the “Company”), of the Merger Consideration (as defined below) to be received by such holders pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”) to be entered into among Cisco Systems, Inc. (“Parent”), Columbus Acquisition Corp. (“Merger Sub”) and the Company. The Merger Agreement provides for, among other things, the merger of Merger Sub with and into the Company (the “Merger”) pursuant to which the Company will be the surviving corporation and each outstanding share of Company Common Stock will be converted into the right to receive $43.00 in cash (the “Merger Consideration”).

In arriving at our opinion, we have reviewed drafts of the Merger Agreement dated November 16, 2005 and certain related documents as well as certain publicly available business and financial information relating to the Company. We also have reviewed certain other information relating to the Company, including financial forecasts, provided to or discussed with us by the Company, and have met with the management of the Company to discuss the business and prospects of the Company. We also have considered certain financial and stock market data of the Company, and we have compared that data with similar data for other publicly held companies in businesses we deemed similar to those of the Company. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria that we deemed relevant.

In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on such information being complete and accurate in all material respects. With respect to the financial forecasts for the Company that we have reviewed, the management of the Company has advised us, and we have assumed, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. We have assumed, with your consent, that in the course of obtaining any necessary regulatory or third party consents, approvals or agreements for the Merger, no modification, delay, limitation, restriction or condition will be imposed that will have an adverse effect on the Company or the Merger and that the Merger will be consummated in accordance with the terms of the Merger Agreement without waiver, modification, or amendment of any material term, condition or agreement therein. Representatives of the Company have advised us, and we have assumed, that the Merger Agreement and related documents, when executed, will conform to the drafts dated November 16, 2005 in all respects material to our analyses. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluations or appraisals. Our opinion addresses only the fairness, from a financial point of view, to the holders of Company Common Stock of the Merger Consideration to be received in the Merger and does not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding entered into in connection with the Merger or otherwise. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and can be

B-1

Board of Directors

Scientific-Atlanta, Inc.

November 17, 2005

evaluated on the date hereof. Our opinion does not address the relative merits of the Merger as compared to other business strategies or transactions that might be available to the Company, nor does it address the underlying business decision of the Company to proceed with the Merger.

We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. We also will receive a fee upon rendering this opinion. In addition, the Company has agreed to indemnify us for certain liabilities and other items arising out of our engagement. From time to time, we and our affiliates have in the past provided, and in the future may provide, investment banking and other financial services to the Company and Parent unrelated to the proposed Merger, for which services we have received, and would expect to receive, compensation. We are a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of our business, we and our affiliates may acquire, hold or sell, for our own accounts and for the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company, Parent and any other entities involved in the Merger and, accordingly, may at any time hold a long or short position in such securities, as well as provide investment banking and other financial services to such companies.

It is understood that this letter is for the information of the Board of Directors of the Company in connection with its evaluation of the Merger and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the proposed Merger.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of Company Common Stock is fair to such holders, from a financial point of view.

Very truly yours,

CREDIT SUISSE FIRST BOSTON LLC

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Annex C—Opinion of Evercore Group Inc.

November 17, 2005

Board of Directors

Scientific-Atlanta, Inc.

5030 Sugarloaf Parkway

Lawrenceville, GA 30044-2869

Members of the Board of Directors:

We understand that Scientific-Atlanta, Inc. (“Scientific-Atlanta” or the “Company”), a Georgia corporation, Cisco Systems, Inc. (“Cisco Systems”), a California corporation, and Columbus Acquisition Corporation, a Georgia corporation and wholly owned subsidiary of Cisco Systems (“Merger Sub”) propose to enter into an Agreement and Plan of Merger, dated as of November 16, 2005 (the “Merger Agreement”), in which Merger Sub will be merged with and into the Company (the “Merger”) and each outstanding share of common stock, par value $0.50 per share, of the Company (the “Company Common Stock”) will be converted into the right to receive $43.00 per share in cash (the “Merger Consideration”). As a result of the Merger, Scientific-Atlanta will become a wholly owned subsidiary of Cisco Systems. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked us whether, in our opinion, the Merger Consideration to be received by the holders of the Company Common Stock pursuant to the Merger Agreement is fair, from a financial point of view as of the date hereof, to such holders of the Company Common Stock.

In connection with rendering our opinion, we have, among other things:

(i)	analyzed certain publicly available business and financial statements, including publicly available financial projections, and other information relating to Scientific-Atlanta;

(ii)	analyzed certain internal non-public financial statements and other financial and operating data concerning Scientific-Atlanta prepared by and furnished to us by the management of Scientific-Atlanta;

(iii)	analyzed certain financial projections concerning Scientific-Atlanta prepared by and furnished to us by the management of Scientific-Atlanta;

(iv)	discussed the past and current operations and financial condition and the prospects of Scientific-Atlanta with the management of Scientific-Atlanta;

(v)	reviewed the reported prices and trading activity of the Company Common Stock of Scientific-Atlanta;

(vi)	compared the financial performance of Scientific-Atlanta and the prices and trading activity of the Company Common Stock with that of certain publicly-traded companies and their securities that we deemed relevant;

(vii)	reviewed the financial terms, to the extent publicly available, of certain business combinations and other transactions that we deemed relevant;

(viii)	participated in discussions and negotiations among representatives of Scientific-Atlanta, Cisco Systems, and their advisers;

EVERCORE GROUP INC.  55 EAST 52ND STREET  NEW YORK, NY 10055  TEL: 212.857.3100  FAX: 212.857.3101

November 17, 2005

(ix)	reviewed a draft of the Merger Agreement dated November 16, 2005, which we assume is in substantially final form and from which we assume the final form will not vary in any respect material to our analysis; and

(x)	performed such other analyses and examinations and considered such other factors as we have in our sole judgment deemed appropriate.

For purposes of our analysis and opinion, we have not assumed any responsibility for independently verifying the accuracy and completeness of the financial and other information that was publicly available or was furnished to us by Scientific-Atlanta or otherwise discussed with or reviewed by or for us, and we have not assumed any liability therefor. With respect to the financial projections of Scientific-Atlanta, we have assumed, with your consent, that such financial projections have been reasonably prepared by Scientific-Atlanta, on bases reflecting the best currently available estimates and good faith judgments of the future competitive, operating and regulatory environments and related future financial performance of Scientific-Atlanta. We express no view on such projections. We have not made nor assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities of Scientific-Atlanta, nor have we been furnished with any such appraisals. In addition, we have assumed, with your consent, that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement with no material waiver, delay or amendment of any material term, condition or agreement therein.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion does not constitute a recommendation to any Scientific-Atlanta shareholder or any other person as to how such person should respond to the Merger. In connection with the Merger, we have not been authorized by the Board of Directors to solicit, nor have we solicited, third party indications of interest for the acquisition of all or any part of the Company. Additionally, we have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness from a financial point as of the date hereof of view of the Merger Consideration to be received by the holders of the Company Common Stock pursuant to the Merger. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the Company’s advisors with respect to such issues. Our opinion does not address the relative merits of the Merger as compared to other business strategies that might be available to the Company nor does it address the underlying business decision of the Company to proceed with the Merger.

We have acted as financial advisor to the Board of Directors of Scientific-Atlanta in connection with the Merger and will receive fees for our services, the principal portion of which is contingent upon the consummation of the Merger. We also will receive a fee for rendering this opinion. In the past, Evercore Group Inc. and its affiliates have provided financial advisory services to Scientific-Atlanta and have received fees for the rendering of these services. The Company has agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement.

It is understood that this letter is for the information and benefit of the Board of Directors of Scientific-Atlanta in connection with its consideration of the Merger and may not be quoted or referred to or relied upon or used for any other purpose without our prior written consent, provided that we hereby consent to the inclusion of the text of this opinion in its entirety and to a reference to or description of this opinion in any document delivered to the shareholders of Scientific-Atlanta in connection with the Merger, provided that such reference to or description of this opinion is in a form acceptable to us and our counsel. This opinion is not intended to confer any rights or remedies upon any employee or creditor of Scientific-Atlanta.

November 17, 2005

Based upon and subject to the foregoing, it is our opinion that the Merger Consideration to be received by the holders of the Company Common Stock pursuant to the Merger Agreement is fair, from a financial point of view as of the date hereof, to such holders of the Company Common Stock.

Very truly yours,

EVERCORE GROUP INC.

By:	/S/ MICHAEL J. PRICE
Name:	Michael J. Price
Title:	Authorized Person

Annex D—Opinion of Lehman Brothers Inc.

November 17, 2005

Board of Directors

Scientific-Atlana, Inc.

5030 Sugarloaf Parkway

Lawrenceville, GA 30044

Members of the Board:

We understand that Scientific-Atlana, Inc. (the “Company”) intends to enter into a transaction with Cisco Systems, Inc. (“Cisco”) pursuant to which Columbus Acquisition Corp., a wholly owned subsidiary of Cisco, will merge with and into the Company with the Company surviving as a wholly owned subsidiary of Cisco (the “Proposed Transaction”). We further understand that, upon effectiveness of the Proposed Transaction, each share of common stock of the Company (“Common Stock”) then issued and outstanding (other than shares of Common Stock held by the Company, Cisco and their respective subsidiaries) will be converted into the right to receive cash in the amount of $43.00 per share of Common Stock. The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger dated as of November 18, 2005 (the “Agreement”).

We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company’s stockholders of the consideration to be offered to such stockholders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address the Company’s underlying business decision to proceed with or effect the Proposed Transaction.

In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Proposed Transaction; (2) publicly available information concerning the Company that we believe to be relevant to our analysis, including the Company’s Annual Report on Form 10-K for the fiscal year ended July 1, 2005 and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2005; (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, including the management’s projections for the future financial performance of the Company; (4) published estimates of independent equity research analysts in respect of the Company, Cisco and certain other companies that we deemed relevant; (5) a trading history of Common Stock including trading volume from November 15, 2003 to November 15, 2005 and the reported trading prices of stock of other companies (including Cisco) that we deemed relevant on November 15, 2005; (6) a comparison of the historical financial results and present and future financial condition of the Company with those of other companies (including Cisco) that we deemed relevant; and (7) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, financial condition, prospects and the Company’s strategy regarding its sale process and have undertaken such other studies, analyses and investigations as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company, upon advice of the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the

D-1

management of the Company as to the future financial performance of the Company and that the Company will perform substantially in accordance with such projections. However, for the purpose of our analysis, we also considered the published estimates of independent equity research analysts and upon advice of the Company, we assumed that such estimates of independent equity research analysts are a reasonable basis upon which to evaluate the future financial performance of the Company and have also relied on them in rendering our opinion. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. In addition, you have not authorized us to solicit, and we have not solicited, any indications of interest from any third party with respect to the purchase of all or a part of the Company’s business. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the consideration to be offered to the Company’s stockholders in the Proposed Transaction is fair to such stockholders.

We have been engaged by the Company to act as financial advisor to the Board of Directors of the Company in connection with the Proposed Transaction and will receive a fee upon delivery of this opinion. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. We also have performed various investment banking services for Cisco in the past and may provide services to Cisco in the future for which we have received and expect to receive customary fees. In the ordinary course of our business, we actively trade in the debt and equity securities of the Company and Cisco for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

This opinion is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.

Very truly yours,

LEHMAN BROTHERS

D-2

Annex E—Article 13 of the Georgia Business Corporation Code

ARTICLE 13 OF THE GEORGIA BUSINESS CORPORATION CODE

14-2-1301. Definitions.

As used in this article, the term:

(1) “Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(2) “Corporate action” means the transaction or other action by the corporation that creates dissenters’ rights under Code Section 14-2-1302.

(3) “Corporation” means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(4) “Dissenter” means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14- 2-1327.

(5) “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

(6) “Interest” means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

(7) “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(8) “Shareholder” means the record shareholder or the beneficial shareholder.

14-2-1302. Right to dissent.

(a)	A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

(1)	Consummation of a plan of merger to which the corporation is a party:

(A)	If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or the articles of incorporation and the shareholder is entitled to vote on the merger, unless:

(i)	The corporation is merging into a subsidiary corporation pursuant to Code Section 14-2-1104;

(ii)	Each shareholder of the corporation whose shares were outstanding immediately prior to the effective time of the merger shall receive a like number of shares of the surviving corporation, with designations, preferences, limitations and relative rights identical to those previously held by each shareholder; and

(iii)	The number and kind of shares of the surviving corporation outstanding immediately following the effective time of the merger, plus the number and kind of shares issuable as a result of the merger and by conversion of securities issued pursuant to the merger, shall not exceed the total number and kind of shares of the corporation authorized by its articles of incorporation immediately prior to the effective time of the merger; or

(iv)	If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

(2)	Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

(3)	Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

(4)	An amendment of the articles of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

(5)	Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(b)	A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his or her entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter’s rights.

(c)	Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

(1)	In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

(2)	The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

14-2-1303. Dissent by nominees and beneficial owners.

A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters’ rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

14-2-1320. Notice of dissenters’ rights.

(a)	If proposed corporate action creating dissenters’ rights under Code Section 14-2-1302 is submitted to a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under this article and be accompanied by a copy of this article.

(b)	If corporate action creating dissenters’ rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters’ rights that the action was taken and send them the dissenters’ notice described in Code Section 14-2-1322 no later than ten days after the corporate action was taken.

14-2-1321. Notice of intent to demand payment.

(a)	If proposed corporate action creating dissenters’ rights under Code Section 14-2-1302 is submitted to a vote at a shareholders’ meeting, a record shareholder who wishes to assert dissenters’ rights:

(1)	Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(2)	Must not vote his shares in favor of the proposed action.

(b)	A record shareholder who does not satisfy the requirements of subsection (a) of this Code section is not entitled to payment for his shares under this article.

14-2-1322. Dissenters’ notice.

(a)	If proposed corporate action creating dissenters’ rights under Code Section 14-2-1302 is authorized at a shareholders’ meeting, the corporation shall deliver a written dissenters’ notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

(b)	The dissenters’ notice must be sent no later than ten days after the corporate action was taken and must:

(1)	State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

(2)	Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(3)	Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

(4)	Be accompanied by a copy of this article.

14-2-1323. Duty to demand payment.

(a)	A record shareholder sent a dissenters’ notice described in Code Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.

(b)	A record shareholder who demands payment and deposits his shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

(c)	A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters’ notice, is not entitled to payment for his shares under this article.

14-2-1324. Share restrictions.

(a)	The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

(b)	The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

14-2-1325. Offer of payment.

(a)	Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

(b)	The offer of payment must be accompanied by:

(1)	The corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

(2)	A statement of the corporation’s estimate of the fair value of the shares;

(3)	An explanation of how the interest was calculated;

(4)	A statement of the dissenter’s right to demand payment under Code Section 14-2-1327; and

(5)	A copy of this article.

(c)	If the shareholder accepts the corporation’s offer by written notice to the corporation within 30 days after the corporation’s offer or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

14-2-1326. Failure to take action.

(a)	If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(b)	If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters’ notice under Code Section 14-2-1322 and repeat the payment demand procedure.

14-2-1327. Procedure if shareholder dissatisfied with payment or offer.

(a)	A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:

(1)	The dissenter believes that the amount offered under Code Section 14-2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or

(2)	The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

(b)	A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation’s offer unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325.

(c)	If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

(1)	The shareholder may demand the information required under subsection (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

(2)	The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due.

14-2-1330. Court action.

(a)	If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(b)	The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation’s registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(c)	The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or statutory overnight delivery or by publication, or in any other manner permitted by law.

(d)	The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the “Georgia Civil Practice Act,” applies to any proceeding with respect to dissenters’ rights under this chapter.

(e)	Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment.

14-2-1331. Court costs and counsel fees.

(a)	The court in an appraisal proceeding commenced under Code Section 14- 2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

(b)	The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

(1)	Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

(2)	Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

(c)	If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

14-2-1332. Limitation of actions.

No action by any dissenter to enforce dissenters’ rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

SCIENTIFIC-ATLANTA, INC.

FORM OF PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF

SHAREHOLDERS TO BE HELD ON [DATE]

The undersigned hereby appoints James F. McDonald and Michael C. Veysey, and each of them, with full power of substitution, attorneys and proxies of the undersigned, to represent the undersigned and to vote the Common Stock as specified below at the Special Meeting of Shareholders of Scientific-Atlanta, Inc. to be held on [DATE] at [TIME], local time, at The Ritz-Carlton Buckhead, 3434 Peachtree Road, Atlanta, Georgia 30326, and at any postponement or adjournment thereof, upon the following matters and in accordance with their best judgment with respect to any other matters which may properly come before the meeting, all as more fully described in the Proxy Statement for said Special Meeting (receipt of which is hereby acknowledged).

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL TO APPROVE THE MERGER AGREEMENT AND “FOR” THE PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF THE APPROVAL OF THE MERGER AGREEMENT AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE DESIGNATED INDIVIDUALS WITH RESPECT TO MATTERS INCIDENTAL TO THE CONDUCT OF THE MEETING OR WHICH MAY OTHERWISE PROPERLY COME BEFORE THE MEETING.

SCIENTIFIC-ATLANTA

[ADDRESS]

[CITY], [STATE] [ZIP CODE]

(Continued and to be dated and signed on the reverse side.)

SCIENTIFIC-ATLANTA, INC.	Two Additional Ways to Vote Your Proxy VOTE BY TELEPHONE OR INTERNET 24 Hours a Day - 7 Days a Week Save your Company money - It’s Fast and Convenient

TELEPHONE	OR	INTERNET	OR	MAIL

[•] • Use any touch-tone telephone. • Have your proxy card ready. • Follow the simple recorded instructions.		[•] • Go to the website address listed above. • Have your proxy card ready. • Follow the simple instructions that appear on your computer screen.		• Mark, sign and date your proxy card. • Detach your proxy card. • Return your proxy card in the postage-paid envelope provided.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. If you have submitted your proxy by telephone or the Internet, there is no need for you to mail back your proxy.

[•]

CALL TOLL-FREE TO

VOTE

DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET

Sign, Date and Return this Proxy Card Promptly Using the Enclosed Envelope.	☒

Votes must be indicated

(x) in Black or Blue ink.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING:

1.	The proposal to approve the Agreement and Plan of Merger, dated as of November 18, 2005, among Cisco Systems, Inc., a California corporation, Columbus Acquisition Corp., a Georgia corporation and wholly owned subsidiary of Cisco, and Scientific-Atlanta, Inc., a Georgia corporation.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.	The proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the approval of the merger agreement at the time of the special meeting.

FOR	AGAINST	ABSTAIN
☐	☐	☐

In their discretion, the Proxy Holders are authorized to vote upon such other matter(s) which may properly come before the special meeting and any adjournment(s) or postponements thereof.

Change of Address Mark Here  ☐

Note: Please date and sign this Proxy exactly as name appears. When signing as attorney, trustee, administrator, executor or guardian, please give your title as such. In the case of joint tenants, each joint owner should sign.

Dated:

Share Owner sign here:

Co-Owner sign here: